Registration Statement No. 333-264388
Filed Pursuant to Rule 424(b)(2)

PROSPECTUS SUPPLEMENT dated July 9, 2024

(to prospectus dated May 26, 2022)

US$750,000,000

7.300% Fixed Rate Reset Limited Recourse Capital Notes, Series 5

(Non-Viability Contingent Capital (NVCC))

(Subordinated Indebtedness)

750,000 Non-Cumulative 5-Year Fixed Rate Reset Class B Preferred Shares, Series 54

(Non-Viability Contingent Capital (NVCC))

We are offering US$750,000,000 aggregate principal amount of our 7.300% Fixed Rate Reset Limited Recourse Capital Notes, Series 5 (Non-Viability Contingent Capital (NVCC)) (Subordinated Indebtedness) (the “Notes”). The Notes will mature on November 26, 2084 (the “Maturity Date”). The Notes shall bear interest on their principal amount (i) from and including July 17, 2024, to, but excluding, November 26, 2034 (the “Initial Interest Reset Date”) at a rate of 7.300% per annum, and (ii) during the period from and including the Initial Interest Reset Date to, but excluding, the next Interest Reset Date (as defined herein) and each five-year period thereafter from and including such Interest Reset Date to, but excluding, the next Interest Reset Date or the Maturity Date, as applicable (each such period, a “Rate Reset Period”), at a rate per annum equal to the U.S. Treasury Rate (as defined herein) on the third business day immediately preceding the applicable Interest Reset Date plus 3.010%. We will pay interest on the Notes quarterly in arrears on February 26, May 26, August 26 and November 26 of each year, commencing November 26, 2024 (long first coupon).

This prospectus supplement, together with the accompanying prospectus, dated May 26, 2022, also relates to the offering of 750,000 of our Non-Cumulative 5-Year Fixed Rate Reset Class B Preferred Shares, Series 54 (Non-Viability Contingent Capital (NVCC)) (the “Preferred Shares”), with a face amount of US$1,000 per share, to be issued to the Limited Recourse Trustee (as defined herein), as trustee of the Limited Recourse Trust (as defined herein), in connection with the issuance of the Notes. The Preferred Shares offered hereby will be issued prior to the closing of the offering of the Notes.

The Notes are intended to qualify as our “Additional Tier 1” capital within the meaning of the regulatory capital adequacy requirements to which we are subject. In the event of a non-payment by us of the principal amount of, interest on, or Redemption Price (as defined herein) for, the Notes when due, the sole remedy of holders of Notes (each, a “Noteholder”) for any claims against us shall be the delivery to such Noteholders of their proportionate share of the Limited Recourse Trust Assets (as defined herein) held in respect of the Notes, which initially shall consist of the Preferred Shares. See “Description of the Notes—Limited Recourse.”

The Notes will be our direct unsecured debt obligations constituting subordinated indebtedness within the meaning of the Bank Act (Canada) (the “Bank Act”). If we become insolvent or are wound-up (prior to the occurrence of a Trigger Event (as defined herein)), the Notes will rank: (a) subordinate in right of payment to the prior payment in full of all Higher Ranked Indebtedness (as defined herein) and, (b) in right of payment, equally with and not prior to the Junior Subordinated Indebtedness (as defined herein) (other than the Junior Subordinated Indebtedness which by its terms ranks subordinate to the Notes), in each case, from time to time outstanding, and will be subordinate in right of payment to all of our deposit liabilities and our other unsubordinated creditors, subject to the limited recourse feature described herein. Upon the occurrence of a Recourse Event (as defined herein), including an event of default in respect of the Notes, the sole remedy of a Noteholder will be recourse to such Noteholder’s proportionate share of the Limited Recourse Trust Assets held in respect of the Notes, and all claims of the Noteholders against the Bank under the Notes will be extinguished upon receipt of such Limited Recourse Trust Assets. If the Limited Recourse Trust Assets that are delivered to the Noteholders under such circumstances comprise Preferred Shares or our common shares (“Common Shares”), such Preferred Shares or Common Shares will rank on parity with all our other Class B preferred shares or Common Shares, as applicable. See “Description of the Notes” and “Description of the Preferred Shares.”

We may, at our option, redeem the Notes, with the prior written approval of the Superintendent of Financial Institutions (Canada) (the “Superintendent”) and without the consent of the Noteholders, in whole or in part, on not less than 10 days’ and not more than 60 days’ prior notice to the registered Noteholders, on the Initial Interest Reset Date and on each February 26, May 26, August 26 and November 26 thereafter, at the Redemption Price. We may also, at our option, with the prior written approval of the Superintendent and without the consent of the Noteholders, redeem the Notes, in whole but not in part, on not less than 10 days’ and not more than 60 days’ prior notice to the registered Noteholders (i) at any time following a Regulatory Event Date (as defined herein) or (ii) at any time following the occurrence of a Tax Event Date (as defined herein), in each case at the Redemption Price. In addition, upon any redemption by the Bank of the Preferred Shares held in the Limited Recourse Trust in accordance with their terms prior to the Maturity Date (such redemption will be subject to the prior written approval of the Superintendent), outstanding Notes with an aggregate principal amount equal to the aggregate face amount of Preferred Shares redeemed by the Bank shall automatically and immediately be redeemed. See “Description of the Notes” and “Description of the Preferred Shares.”

Prior to this offering, there has been no public market for the Notes. We do not intend to apply for listing of the Notes or the Preferred Shares on any securities exchange or for inclusion in any automated quotation system and, consequently, there is no market through which the Notes (or the Preferred Shares upon delivery of the Limited Recourse Trust Assets) may be sold and purchasers may not be able to resell the Notes purchased under this prospectus supplement (or the Preferred Shares upon delivery of the Limited Recourse Trust Assets).

Investing in the Notes (and Preferred Shares and Common Shares upon delivery of the Limited Recourse Trust Assets, including upon the occurrence of a Trigger Event) involves risks, including the risks described in the “Risk Factors” section on page S-20 of this prospectus supplement and those described in management’s discussion and analysis of financial condition and results of operations in our Annual Report on Form 40-F for the year ended October 31, 2023, and in subsequent quarterly reports to shareholders on Form 6-Ks, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Notes or the Preferred Shares or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Notes will not constitute savings accounts, deposits or other obligations that are insured by the United States Federal Deposit Insurance Corporation, the Deposit Insurance Fund, the Canada Deposit Insurance Corporation (the “CDIC”) or any other governmental agency or under the Canada Deposit Insurance Corporation Act (Canada), the Bank Act or any other deposit insurance regime designed to ensure the payment of all or a portion of a deposit upon the insolvency of the deposit taking financial institution.

The Notes will not be subject to Bail-In Conversion (as defined herein).

	Price to Public(1)	Underwriting Commission	Proceeds, before expenses, to the Bank
Per Note	100.000%	1.000%	99.000%
Total	US$750,000,000	US$7,500,000	US$742,500,000

(1)	Plus accrued interest, if any, from July 17, 2024, if settlement occurs after that date.

The underwriters expect to deliver the Notes through the book-entry delivery system of The Depository Trust Company and its direct and indirect participants, including Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, on or about July 17, 2024.

BMO Capital Markets	BofA Securities	Citigroup
Goldman Sachs & Co. LLC	Truist Securities	UBS Investment Bank
Desjardins Capital Markets	MUFG	WauBank Securities LLC
Wells Fargo Securities	Penserra Securities LLC	Ramirez & Co., Inc.

The date of this prospectus supplement is July 9, 2024.

Prospectus Supplement

Prospectus

We are responsible for the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and in any free writing prospectus we may authorize to be delivered to you. We have not, and the underwriters have not, authorized anyone to give you any other information, and take no responsibility for any other information that others may give you. We are not, and the underwriters are not, making an offer to sell any Notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference or any free writing prospectus we

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may authorize to be delivered to you is accurate as of any date other than the dates thereon. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to the “Bank,” “we,” “us,” “our” or similar references mean Bank of Montreal and do not include the subsidiaries of Bank of Montreal. In this prospectus supplement, currency amounts are stated in Canadian dollars (“$”), unless specified otherwise.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in any member state (the “Member States” and each, a “Member State”) of the European Economic Area (“EEA”) will be made pursuant to an exemption under Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”) from the requirement to publish a prospectus for offers of Notes. Accordingly, any person making or intending to make an offer in that Member State of Notes which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so to legal entities which are qualified investors as defined in the Prospectus Regulation, provided that no such offer of Notes shall require Bank of Montreal or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation in relation to such offer.

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Article 2(e) or the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Any distributor subject to MiFID II (for the purposes of this paragraph, a “distributor”) subsequently offering, selling or recommending the Notes is responsible for undertaking its own target market assessment in respect of the Notes and determining the appropriate distribution channels for the purposes of MiFID II product governance rules under Commission Delegated Directive (EU) 2017/593 (“Delegated Directive”). Neither Bank of Montreal nor any of the underwriters make any representations or warranties as to a distributor’s compliance with the Delegated Directive.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in the United Kingdom (the “UK”) will be made pursuant to an exemption under Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (as defined below) (the “UK Prospectus Regulation”) and the Financial Services and Markets Act 2000 (“FSMA”) from the requirement to publish a prospectus for offers of Notes. Accordingly, any person making or intending to make an offer in the UK of Notes which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so to legal entities which are qualified investors as defined in the UK Prospectus Regulation, provided that no such offer of Notes shall require Bank of Montreal or any underwriter to publish a prospectus pursuant to Article 3 of the UK Prospectus Regulation or section 85 of the FSMA in relation to such offer.

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as

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it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation. Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Any distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) (for the purposes of this paragraph, a “distributor”) subsequently offering, selling or recommending the Notes is responsible for undertaking its own target market assessment in respect of the Notes and determining the appropriate distribution channels. Neither Bank of Montreal nor any of the underwriters make any representations or warranties as to a distributor’s compliance with the UK MiFIR Product Governance Rules.

This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at: (i) persons who are outside the UK; (ii) persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order, or (iv) persons to whom an invitation or inducement to engage in any investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons. The Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the Notes and will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement and the accompanying prospectus or any of their contents.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement describes the specific terms of the Notes. The accompanying prospectus, dated May 26, 2022 (the “accompanying prospectus”) provides you with more general information, some of which may not apply to the Notes. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. We urge you to read carefully both this prospectus supplement and the accompanying prospectus, together with the information incorporated herein and in the accompanying prospectus by reference, before deciding whether to invest in any Notes.

You should not consider any information in this prospectus supplement, the accompanying prospectus or any free writing prospectus we have authorized to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the Notes. We are not making any representation to you regarding the legality of an investment in the Notes by you under applicable investment or similar laws.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission (the “SEC”) allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus, the information in certain documents we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference is considered to be automatically updated and superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement or the accompanying prospectus and information incorporated by reference, you should rely on the information contained in the document that was filed later. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

We incorporate by reference the following documents and all documents that we subsequently file with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC rules) pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until the termination of the offering of the Notes under this prospectus supplement:

•	Annual Report on Form 40-F for the fiscal year ended October 31, 2023, filed on December 1, 2023;

•	Reports on Form 6-K filed on December 1, 2023 (two filings) (Acc-nos: 0001193125-23-287414 and 0001193125-23-287424);

•	Report on Form 6-K filed on December 11, 2023 (Acc-no: 0001193125-23-292611);

•	Report on Form 6-K filed on January 8, 2024 (Acc-no: 0001176256-24-000002);

•	Reports on Form 6-K filed on February 27, 2024 (three filings) (Acc-nos: 0001193125-24-047694, 0001193125-24-047777 and 0001193125-24-047785);

•	Report on Form 6-K filed on March 7, 2024 (Acc-no: 0001193125-24-061926);

•	Report on Form 6-K filed on March 8, 2024 (Acc-no: 0001193125-24-063792);

•	Report on Form 6-K filed on April 17, 2024 (Acc-no: 0001193125-24-098554);

•	Reports on Form 6-K filed on April 23, 2024 (two filings) (Acc-no: 0001193125-24-107244 and 0001193125-24-107252);

•	Reports on Form 6-K filed on May 29, 2024 (three filings) (Acc-nos: 0001193125-24-149014, 0001193125-24-149026 and 0001193125-24-149034);

•	Report on Form 6-K filed on June 4, 2024 (Acc-no: 0001193125-24-154306); and

•	Report on Form 6-K filed on June 25, 2024 (Acc-no: 0001193125-24-167936).

We may also incorporate any other Form 6-K that we submit to the SEC on or after the date hereof and prior to the termination of the offering of the Notes under this prospectus supplement if the Form 6-K filing specifically states that it is incorporated by reference into the Registration Statement of which the accompanying prospectus, as supplemented, forms a part.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus supplement excluding exhibits to those documents, unless they are specifically incorporated by reference into those documents. You may obtain copies of those documents by requesting them in writing or by telephoning us at the following address: Bank of Montreal, 100 King Street West, 1 First Canadian Place, 21st Floor, Toronto, Ontario, Canada, M5X 1A1, Attention: Corporate Secretary; Telephone: (416) 867-6785.

SUMMARY OF THE NOTES

This summary highlights information about the Notes contained elsewhere in this prospectus supplement and the accompanying prospectus. As a result, it does not contain all of the information that may be important to you or that you should consider before investing in the Notes, and this summary is qualified by the detailed information appearing elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein. You should read carefully this entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section of this prospectus supplement, and the documents incorporated by reference into this prospectus supplement, which are described under “Incorporation of Certain Information by Reference” in this prospectus supplement.

Issuer	Bank of Montreal

Issue	7.300% Fixed Rate Reset Limited Recourse Capital Notes, Series 5 (Non-Viability Contingent Capital (NVCC)) (Subordinated Indebtedness) (the “Notes”)

Aggregate Principal Amount	US$750,000,000

Issue Price	100.000%

Issue Date	July 17, 2024 (the “Issue Date”)

Interest Reset Dates	November 26, 2034 (the “Initial Interest Reset Date”) and each fifth anniversary of such date thereafter occurring prior to and not including the Maturity Date (each such date, an “Interest Reset Date”).

Maturity Date	November 26, 2084 (the “Maturity Date”)

Interest	The Notes will bear interest on their principal amount (i) from and including the Issue Date to, but excluding, the Initial Interest Reset Date, at a rate of 7.300% per annum, and (ii) during each Rate Reset Period, at a rate per annum equal to the U.S. Treasury Rate on the applicable Interest Rate Calculation Date plus 3.010%. For each Rate Reset Period, the U.S. Treasury Rate shall be determined by the calculation agent on the third Business Day immediately preceding the applicable Interest Reset Date (each such date, an “Interest Rate Calculation Date”).

For purposes of the foregoing:

“U.S. Treasury Rate” means, for any Rate Reset Period (as defined herein), the rate per annum equal to the average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity, for five-year maturities, for the five business days preceding the applicable Interest Rate Calculation Date appearing (or, if fewer than five business days appear, such number of business days appearing) under the caption “Treasury Constant Maturities” in the most recently published statistical release designated H.15 Daily Update (as defined herein) or any successor publication which is published by the Federal Reserve Board, as determined by the calculation agent in its sole discretion. If no calculation is provided as described above, then the calculation agent, after consulting such sources as it deems comparable to any of the foregoing calculations, or any such source as it deems reasonable from which to estimate the five-year treasury rate, will determine the U.S. Treasury Rate in its sole discretion, provided that if the calculation agent determines there is an industry-accepted successor five-year treasury rate, then the calculation agent will use such successor rate. If the calculation agent has determined a substitute or successor base rate in accordance with the foregoing, the calculation agent in its sole discretion may determine the business day convention, the definition of business day and the Interest Rate Calculation Date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the five-year treasury rate, in a manner that is consistent with industry accepted practices for such substitute or successor base rate.

“Rate Reset Period” means the period from and including the Initial Interest Reset Date to, but excluding, the next Interest Reset Date and each five-year period thereafter from and including such Interest Reset Date to, but excluding, the next Interest Reset Date or the Maturity Date, as applicable.

Interest Payment Dates	Interest on the Notes will be payable quarterly in arrears on February 26, May 26, August 26 and November 26 of each year (each, an “Interest Payment Date”), commencing November 26, 2024 (long first coupon).

Interest Deferability	Interest payments are non-deferrable.

On any Failed Coupon Payment Date (as defined herein), the principal amount of, and any accrued and unpaid interest on, all outstanding Notes will become immediately due and payable by the Bank, subject to the limited recourse feature described below. Upon delivery to all holders of Notes (the “Noteholders”) of their proportionate share of the Limited Recourse Trust Assets (as defined herein) following any Failed Coupon Payment Date in accordance with the limited recourse feature described below, all Notes will cease to be outstanding and each Noteholder will cease to be entitled to interest thereon. See “Limited Recourse” below.

“Failed Coupon Payment Date” means the fifth business day immediately following an Interest Payment Date upon which the Bank does not pay interest on the Notes and has not cured such non-payment by subsequently paying such interest prior to such fifth business day.

Redemption	The Notes may be redeemed, at the option of the Bank, with the prior written approval of the Superintendent of Financial Institutions

(Canada) (the “Superintendent”) and without the consent of the Noteholders, in whole or in part, on not less than 10 days’ and not more than 60 days’ prior notice to the registered Noteholders, on the Initial Interest Reset Date and on each February 26, May 26, August 26 and November 26 thereafter, at the Redemption Price (as defined herein) (an “Optional Redemption”).

The Bank may also, at its option, with the prior written approval of the Superintendent and without the consent of the Noteholders, redeem the Notes, in whole but not in part, on not less than 10 days’ and not more than 60 days’ prior notice to the registered Noteholders (i) at any time following a Regulatory Event Date (as defined herein) or (ii) at any time following the occurrence of a Tax Event Date (as defined herein), in each case at the Redemption Price (a “Special Event Redemption”).

Upon any redemption by the Bank of the Non-Cumulative 5-Year Fixed Rate Reset Class B Preferred Shares, Series 54 (Non-Viability Contingent Capital (NVCC)) (the “Preferred Shares”) held in the Limited Recourse Trust (as defined herein) in accordance with their terms prior to the Maturity Date (such redemption will be subject to the prior written approval of the Superintendent), outstanding Notes with an aggregate principal amount equal to the aggregate face amount of Preferred Shares redeemed by the Bank pursuant to such redemption shall automatically and immediately be redeemed, for a cash amount equal to the Redemption Price, on a full and permanent basis, without any action on the part of, or the consent of, the Noteholders. See “Description of the Preferred Shares” for a description of the circumstances under which the Preferred Shares may be redeemed by the Bank. For certainty, to the extent that, in accordance with the terms of the base indenture and supplemental indenture governing the Notes (collectively, the “Indenture”), the Bank has immediately prior to or concurrently with such redemption of Preferred Shares redeemed or purchased for cancellation outstanding Notes with an aggregate principal amount equal to the aggregate face amount of Preferred Shares being redeemed, such requirement to redeem a corresponding number of Notes shall be deemed satisfied.

The Bank will not redeem the Notes under any circumstances if such redemption would, directly or indirectly, result in the Bank’s breach of any provision of the Bank Act or the guidelines for capital adequacy requirements for banks in Canada of the Office of the Superintendent of Financial Institutions (Canada) (“OSFI”), as may be amended from time to time (the “CAR Guideline”).

For the purposes of the foregoing:

“Redemption Price” of the Notes means the aggregate of (i) the principal amount thereof, plus (ii) any accrued and unpaid interest thereon up to, but excluding, the date fixed for redemption.

“Regulatory Event Date” means the date specified in a letter or other written communication from the Superintendent to the Bank on which the Notes will no longer be recognized in full as eligible “Additional Tier 1” capital or will no longer be eligible to be included in full as risk-based “Total Capital” on a consolidated basis, in each case under the CAR Guideline as interpreted by the Superintendent.

“Tax Event Date” means the date on which the Bank has received an opinion of independent counsel of a nationally recognized law firm in Canada experienced in such matters (who may be counsel to the Bank or the Limited Recourse Trust) to the effect that:

(i) as a result of: (A) any amendment to, clarification of, or change (including any announced prospective change) in, the laws, or any regulations thereunder, or any application or interpretation thereof, of Canada or any political subdivision or taxing authority thereof or therein, affecting taxation, (B) any judicial decision, administrative pronouncement, published or private ruling, regulatory procedure, rule, notice, announcement, assessment or reassessment (including any notice or announcement of intent to adopt or issue such decision, pronouncement, ruling, procedure, rule, notice, announcement, assessment or reassessment) (collectively, an “administrative action”), or (C) any amendment to, clarification of, or change (including any announced prospective change) in, the official position with respect to or the interpretation of any administrative action or any interpretation or pronouncement that provides for a position with respect to such administrative action that differs from the theretofore generally accepted position, in each of case (A), (B) or (C), by any legislative body, court, governmental authority or agency, regulatory body or taxing authority in Canada, irrespective of the manner in which such amendment, clarification, change, administrative action, interpretation or pronouncement is made known, which amendment, clarification, change or administrative action is effective or which interpretation, pronouncement or administrative action is announced on or after the date of issue of the Notes, there is more than an insubstantial risk (assuming any proposed or announced amendment, clarification, change, interpretation, pronouncement or administrative action is effective and applicable) that: (I) the Bank or the Limited Recourse Trust is, or may be, subject to more than a de minimis amount of additional taxes, duties or other governmental charges or civil liabilities because the treatment of any of its items of income, taxable income, expense, taxable capital or taxable paid-up capital with respect to the Notes (including the treatment by the Bank of interest on the Notes) or the treatment of the Notes or the Preferred Shares (including dividends thereon) or other assets of the Limited Recourse Trust or the Limited Recourse Trust, as or as would be reflected in any tax return or form filed, to be filed, or otherwise could have been filed, will not be respected by a taxing authority, or (II) the Limited Recourse Trust is, or will be, subject to more than a de minimis amount of taxes, duties or other governmental charges or civil liabilities; or

(ii) (A) as a result of any change (including any announced prospective change) in or amendment to the laws or treaties (or any rules, regulations, rulings or administrative pronouncements thereunder) of Canada (or the jurisdiction of organization of the successor to the Bank) or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, treaties, rules, regulations, rulings or administrative pronouncements (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the date of issue of the Notes (or in the case of a successor to the Bank, after the date of the succession), the Bank (or its successor) has or will become obligated to pay, on the next succeeding date on which interest is due, Additional Amounts (as defined herein) on the Notes (assuming, in the case of any announced prospective change, that such announced change will become effective as of the date specified in such announcement and in the form announced); or (B) on or after the date of issue of the Notes (or in the case of a successor to the Bank, after the date of the succession), any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Canada (or the jurisdiction of organization of the successor to the Bank) or any political subdivision or taxing authority thereof or therein, including any of those actions specified in clause (ii)(A) above, whether or not such action was taken or decision was rendered with respect to the Bank (or its successor), or any change, amendment, application or interpretation shall be officially proposed, which, in any such case, will result in the Bank (or its successor) becoming obligated to pay, on the next succeeding date on which interest is due, Additional Amounts on the Notes (assuming that such change, amendment, application, interpretation or action is applied to the Notes by the taxing authority and that, in the case of any announced prospective change, that such announced change will become effective as of the date specified in such announcement and in the form announced); and, in any such case of clauses (ii)(A) or (B), the Bank (or its successor), in its business judgment, determines that such obligation cannot be avoided by the use of reasonable measures available to it (or its successor). For the avoidance of doubt, reasonable measures do not include a change in the terms of the Notes or a substitution of the debtor.

Limited Recourse

If (i) a Failed Coupon Payment Date occurs, (ii) on the Maturity Date, the Bank does not pay the aggregate principal amount of the Notes, together with any accrued and unpaid interest thereon, in cash, (iii) an Event of Default occurs, (iv) in connection with the redemption of the Notes, on the date fixed for such redemption, the Bank does not pay the Redemption Price in cash, or (v) a Trigger Event occurs (each such event, a “Recourse Event”), while a Noteholder will have a claim against the Bank for the principal amount of the Notes and any accrued and unpaid interest thereon (which will then be due and payable), the Noteholder’s sole recourse in respect of such claim will be limited to such Noteholder’s proportionate share of the assets (the “Limited Recourse Trust Assets”) held by a third party trustee (the “Limited Recourse Trustee”) in respect of the Notes in the BMO LRCN Trust (the “Limited Recourse Trust”). The Limited Recourse Trustee will hold assets in the Limited Recourse Trust in respect of more than one series of limited recourse capital notes and the assets (including the Bank’s preferred shares) for each such series will be held separate from the assets for other series. Initially, Computershare Trust Company of Canada will act as the Limited Recourse Trustee.

Initially, at the time of issuance of the Notes, the Limited Recourse Trust Assets will consist of Preferred Shares issued on or before the Issue Date at an issue price equal to the Canadian Dollar Equivalent (as defined herein) of US$1,000 per Preferred Share. Following the issuance of the Notes, the Limited Recourse Trust Assets may consist of (i) Preferred Shares (or proceeds with respect to the subscription for units of the Limited Recourse Trust by the Bank, which are to be used by the Limited Recourse Trust to subscribe for Preferred Shares), (ii) cash if the Preferred Shares are redeemed for cash, or purchased for cancellation, by the Bank with the prior written approval of the Superintendent (other than the portion of such cash in respect of any declared and unpaid dividends), (iii) common shares of the Bank (“Common Shares”) issued upon the conversion of the Preferred Shares into Common Shares as a result of a Trigger Event (other than any Dividend Common Shares (as defined herein), if any), or (iv) any combination thereof, depending on the circumstances. At no time shall the Limited Recourse Trust Assets include any dividends paid on the Preferred Shares, any right to receive declared, but unpaid, dividends on the Preferred Shares or any Dividend Common Shares.

The number of Preferred Shares issued on or before the Issue Date will be equal to the total principal amount of the Notes divided by US$1,000. If the Limited Recourse Trust Assets consist solely of Preferred Shares at the time a Recourse Event occurs, the Limited Recourse Trustee will deliver to each Noteholder one Preferred Share for each US$1,000 principal amount of Notes held by such Noteholder, which shall be applied to the payment of the principal amount of the Notes, and such delivery of Preferred Shares will be each Noteholder’s sole remedy against the Bank for repayment of the principal amount of the Notes and any accrued but unpaid interest thereon then due and payable.

Upon the occurrence of a Recourse Event that is a Trigger Event, each Noteholder will be entitled to receive such Noteholder’s proportionate share of the Limited Recourse Trust Assets and the Limited Recourse Trustee will deliver to each Noteholder such

Noteholder’s proportionate share of Common Shares issued in connection with the Trigger Event upon the conversion of the Preferred Shares into Common Shares upon the happening of an NVCC Automatic Conversion (as defined herein) upon the occurrence of such Trigger Event (other than any Dividend Common Shares). The number of Common Shares issuable in connection with the Trigger Event will be calculated based on a Share Value (as defined herein) of US$1,000 plus declared and unpaid dividends, if any, up to, but excluding, the date of the Trigger Event, expressed in Canadian dollars. The delivery of such Common Shares (other than any Common Shares issued in respect of the portion of the Share Value, if any, equal to any declared and unpaid dividends (the “Dividend Common Shares”), which Dividend Common Shares shall not be delivered to the Noteholders and shall either be retained by the Limited Recourse Trust or sold by the Limited Recourse Trust with the proceeds distributed to the Bank) shall be applied to the payment of the principal amount of the Notes, and such delivery of Common Shares will be each Noteholder’s sole remedy against the Bank for repayment of the principal amount of the Notes and any accrued but unpaid interest thereon then due and payable. See “NVCC Automatic Conversion” below.

The receipt by a Noteholder of such Noteholder’s proportionate share of the Limited Recourse Trust Assets upon the occurrence of a Recourse Event shall exhaust the remedies of such Noteholders under the Notes. If a Noteholder does not receive its proportionate share of the Limited Recourse Trust Assets under such circumstances, the sole remedy of such Noteholder for any claims against the Bank shall be limited to a claim for the delivery of such Limited Recourse Trust Assets.

In case of any shortfall resulting from the value of the Limited Recourse Trust Assets being less than the principal amount of and any accrued and unpaid interest on the Notes, all losses arising from such shortfall shall be borne by the Noteholders.

All claims of any Noteholder against the Bank under the Notes will be extinguished upon receipt by such Noteholder of its proportionate share of the Limited Recourse Trust Assets.

NVCC Automatic Conversion	Upon the occurrence of a Trigger Event, each outstanding Preferred Share will automatically and immediately be converted, on a full and permanent basis, without any action on the part of the holder thereof, into fully-paid and non-assessable Common Shares, the number of which is to be determined in accordance with the NVCC Automatic Conversion Formula (as defined herein). See “Description of the Preferred Shares—NVCC Automatic Conversion” for more details.

Immediately following such NVCC Automatic Conversion (as defined herein), pursuant to the limited recourse feature described above, each Noteholder will be entitled to receive such Noteholder’s proportionate share of the Limited Recourse Trust Assets and the Limited Recourse Trustee will deliver to each Noteholder such Noteholder’s proportionate share of Common Shares issued in connection with the Trigger Event (other than any Dividend Common Shares) upon the conversion of the Preferred Shares into Common Shares upon the happening of an NVCC Automatic Conversion upon the occurrence of such Trigger Event. See “Limited Recourse” above.

Status and Subordination	The Notes will be direct unsecured subordinated indebtedness of the Bank and rank subordinate to all of the Bank’s deposit liabilities and all of the Bank’s other indebtedness (including all of the Bank’s other unsecured and subordinated indebtedness) from time to time issued and outstanding, except for such indebtedness which by its terms ranks equally in right of payment with, or is subordinate to, the Notes.

Upon the occurrence of a Recourse Event, including a Trigger Event or an Event of Default (each as defined herein), the recourse of each Noteholder will be limited to the holder’s proportionate share of the Limited Recourse Trust Assets. The receipt by a Noteholder of its proportionate share of the Limited Recourse Trust Assets upon the occurrence of a Recourse Event shall exhaust the remedies of such Noteholder under the Notes. If a Noteholder does not receive its proportionate share of the Limited Recourse Trust Assets under such circumstances, the sole remedy of the Noteholder for any claims against the Bank will be limited to a claim for the delivery of such Limited Recourse Trust Assets. If the Limited Recourse Trust Assets that are delivered to the Noteholders under such circumstances comprise Preferred Shares (as defined herein) or Common Shares, such Preferred Shares or Common Shares will rank on parity with the Bank’s other Class B preferred shares or Common Shares, as applicable.

The Notes will not constitute savings accounts, deposits or other obligations that are insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund, the Canada Deposit Insurance Corporation (the “CDIC”) or any other governmental agency or under the Canada Deposit Insurance Corporation Act (Canada) (the “CDIC Act”), the Bank Act or any other deposit insurance regime designed to ensure the payment of all or a portion of a deposit upon the insolvency of the deposit taking financial institution.

Events of Default	The only events of default under the Notes will be the bankruptcy, insolvency or liquidation of the Bank (each, an “Event of Default”).

An Event of Default under the Notes will not include any non-payment by the Bank of the principal amount of or interest on the Notes, a default in the performance by the Bank of any other covenant of the Bank contained in the Indenture, or the occurrence of a Trigger Event (including an NVCC Automatic Conversion).

The occurrence of an Event of Default is a Recourse Event for which the sole remedy of the Noteholders will be the delivery of the Limited Recourse Trust Assets, and the delivery of the Limited Recourse Trust Assets to the Noteholders will exhaust all remedies of such Noteholders in connection with such Event of Default. See “Limited Recourse” above.

Prohibited Owners	The terms and conditions of the Notes will contain provisions that will provide the Bank with the right not to deliver some or all, as applicable, of the Preferred Shares or Common Shares (issued upon a Recourse Event) to any person who the Bank or its transfer agent has reason to believe is an Ineligible Person (as defined herein) or any person who, by virtue of that delivery, would become a Significant Shareholder (as defined herein).

Purchase for Cancellation	The Bank may, with the prior written approval of the Superintendent, purchase Notes in the open market, or by tender, by private contract or otherwise. Any Notes so purchased will be cancelled by the Bank.

If any Notes are so purchased for cancellation, subject to the provisions of the Bank Act, the consent of the Superintendent and various restrictions on the retirement of Preferred Shares, the Bank shall redeem a corresponding number of Preferred Shares (which Preferred Shares will have a face amount equal to the aggregate principal amount of the Notes to be cancelled) then held in the Limited Recourse Trust.

U.S. Federal Income Tax Considerations	As described under “U.S. Federal Income Tax Considerations,” although the matter is not entirely free from doubt, we believe that the Notes should be treated as equity for U.S. federal income tax purposes.

Certain Canadian Federal Income Tax Considerations	See under “Certain Canadian Federal Income Tax Considerations” for a description of the principal Canadian federal income tax considerations generally applicable to certain purchasers of Notes.

Form and Denomination	The Notes will be issued in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company. The Notes will be issued only in minimum denominations of US$200,000 and integral multiples of US$1,000 in excess thereof.

Use of Proceeds	The net proceeds will be contributed to the general funds of the Bank and will be utilized for general banking purposes, which may include the redemption of outstanding capital securities of the Bank and/or repayment of other outstanding liabilities of the Bank, and are expected to qualify as Additional Tier 1 capital of the Bank for regulatory purposes. Separate consideration will not be received by the Bank from the investors in connection with the Preferred Shares.

No Public Trading Market	We do not intend to apply for listing of the Notes on any securities exchange or for inclusion in any automated quotation system and, consequently, there is no market through which the Notes may be sold and purchasers may not be able to resell the Notes purchased under this prospectus supplement.

Trustee	Computershare Trust Company, N.A. as successor to Wells Fargo Bank, National Association.

Paying Agent	Computershare Trust Company, N.A.

Calculation Agent	BMO Capital Markets Corp., an affiliate of ours, will serve as our calculation agent for the Notes.

Conflicts of Interest	As described in “Supplemental Plan of Distribution (Conflicts of Interest),” BMO Capital Markets Corp. is an affiliate of the Bank and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121.

Risk Factors	See “Risk Factors” in this prospectus supplement beginning on page S-16 and in the accompanying prospectus beginning on page 8 for a discussion of factors you should carefully consider before deciding to invest in the Notes.

SUMMARY OF THE PREFERRED SHARES

This summary highlights information about the Preferred Shares contained elsewhere in this prospectus supplement and the accompanying prospectus. As a result, it does not contain all of the information that may be important to you, and this summary is qualified by the detailed information appearing elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein. You should read carefully this entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section of this prospectus supplement, and the documents incorporated by reference into this prospectus supplement, which are described under “Incorporation of Certain Information by Reference” in this prospectus supplement.

Issuer	Bank of Montreal

Issue	750,000 Non-Cumulative 5-Year Fixed Rate Reset Class B Preferred Shares, Series 54 (Non-Viability Contingent Capital (NVCC)) (the “Preferred Shares”)

The Preferred Shares will be held in the Limited Recourse Trust for the benefit of the Bank and, in particular, to satisfy the recourse of Noteholders in respect of the Bank’s obligations under the Indenture.

Issue Size	US$750,000,000

Issue Price	Canadian Dollar Equivalent of US$1,000 per Preferred Share

Face Amount	US$1,000 per Preferred Share

Dividends	During the period from and including the date of issue of the Preferred Shares to, but excluding, the Initial Reset Date (as defined herein) (the “Initial Fixed Rate Period”), the holders of Preferred Shares will be entitled to receive fixed rate non-cumulative preferential cash dividends, as and when declared by the board of directors of the Bank, subject to provisions of the Bank Act, payable quarterly in arrears on February 26, May 26, August 26 and November 26 of each year (each, a “Dividend Payment Date”) in an amount per Preferred Share per annum equal to the Initial Fixed Dividend Rate (as defined herein) multiplied by US$1,000 (or if then held in the Limited Recourse Trust, the Canadian Dollar Equivalent (as defined herein) of US$1,000); provided that, whenever it is necessary to compute any dividend amount in respect of the Preferred Shares for a period of less than one full quarterly dividend period, such dividend amount shall be calculated on the basis of the actual number of days in the period and a year of 365 days.

During each Subsequent Fixed Rate Period (as defined herein), the holders of Preferred Shares will be entitled to receive fixed rate non-cumulative preferential cash dividends, as and when declared by the board of directors of the Bank, subject to the provisions of the Bank Act, payable quarterly in arrears on each Dividend Payment Date, in an amount per Preferred Share per annum equal to the

Annual Fixed Dividend Rate (as defined herein) applicable to such Subsequent Fixed Rate Period multiplied by US$1,000 (or if then held in the Limited Recourse Trust, the Canadian Dollar Equivalent of US$1,000).

The Limited Recourse Trustee, as trustee of the Limited Recourse Trust, will, by written notice, provide to the Bank a waiver (the “Waiver”) of its right to receive any and all dividends on the Preferred Shares during the period from and including the date of the waiver to and including the earlier of (a) the date upon which the Limited Recourse Trustee, as trustee, provides, by written notice, a revocation of the Waiver to the Bank, and (b) the date upon which the Limited Recourse Trustee, as trustee of the Limited Recourse Trust, is no longer the registered holder of Preferred Shares. Accordingly, no dividends are expected to be declared or paid on the Preferred Shares while the Preferred Shares are held in the Limited Recourse Trust. The Waiver is applicable to the Limited Recourse Trustee, as trustee of the Limited Recourse Trust, and will not bind a subsequent holder of the Preferred Shares.

The Bank will covenant in favor of the Limited Recourse Trust that, at any time during which the Waiver is no longer in effect and the Limited Recourse Trust is a holder of the Preferred Shares, if it does not declare and pay dividends on the Preferred Shares, it will not declare and pay dividends on any of the other outstanding series of Class B preferred shares of the Bank. For purposes of the foregoing:

“Annual Fixed Dividend Rate” means, for any Subsequent Fixed Rate Period, the rate (expressed as a percentage rate rounded to the nearest one hundred–thousandth of one percent (with 0.000005% being rounded up)) equal to the U.S. Treasury Rate on the applicable Fixed Rate Calculation Date (as defined herein) plus 3.010%.

“Canadian Dollar Equivalent” means the Canadian dollar equivalent of U.S. dollars using the spot exchange rate as of 4:30 p.m. New York City time on July 15, 2024.

“Fixed Period End Date” means the Initial Reset Date and each November 26 every fifth year thereafter.

“Fixed Rate Calculation Date” means, for any Subsequent Fixed Rate Period, the third business day immediately preceding the first day of such Subsequent Fixed Rate Period.

“Initial Fixed Dividend Rate” means, for the Initial Fixed Rate Period, the rate equal to the interest rate per annum on the Notes in effect as of the Issue Date.

“Initial Reset Date” means November 26, 2034.

“U.S. Treasury Rate” means, with respect to any Subsequent Fixed Rate Period for which such rate applies, the rate per annum equal to the average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity, for five-year maturities, for the five business days preceding the applicable Fixed Rate Calculation Date appearing (or, if fewer than five business days appear, such number of business days appearing) under the caption “Treasury Constant Maturities” in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the Federal Reserve Board, as determined by the calculation agent in its sole discretion. If no calculation is provided as described above, then the calculation agent, after consulting such sources as it deems comparable to any of the foregoing calculations, or any such source as it deems reasonable from which to estimate the five-year treasury rate, will determine the U.S. Treasury Rate in its sole discretion, provided that if the calculation agent determines there is an industry-accepted successor five-year treasury rate, then the calculation agent will use such successor rate. If the calculation agent has determined a substitute or successor base rate in accordance with the foregoing, the calculation agent in its sole discretion may determine the business day convention, the definition of business day and the Fixed Rate Calculation Date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the five-year treasury rate, in a manner that is consistent with industry accepted practices for such substitute or successor base rate.

“Subsequent Fixed Rate Period” means the period from and including the Initial Reset Date to, but excluding, the next Fixed Period End Date and each five-year period thereafter from and including such Fixed Period End Date to, but excluding, the next Fixed Period End Date.

Dividend Deferability	If the board of directors of the Bank does not declare dividends, or any part thereof, on the Preferred Shares on or before the relevant Dividend Payment Date for a particular period, then the entitlement of the holders of Preferred Shares to receive such dividends, or to any part thereof, for the relevant period shall be forever extinguished.

The Bank may also be restricted under the Bank Act from paying dividends on the Preferred Shares in certain circumstances.

Restrictions on Dividends and Retirement of Shares

So long as any of the Preferred Shares are outstanding, the Bank will not, without the approval of the holders of the Preferred Shares, declare, pay or set apart for payment any dividends on any Common Shares or any other shares of the Bank ranking junior to the Preferred Shares (other than stock dividends on any shares ranking junior to the Preferred Shares); redeem, purchase or otherwise retire any Common

Shares or any other shares of the Bank ranking junior to the Preferred Shares (except out of the net cash proceeds of a substantially concurrent issue of shares ranking junior to the Preferred Shares); redeem, purchase or otherwise retire less than all of the Preferred Shares; or except pursuant to any purchase obligation, sinking fund, retraction privilege or mandatory redemption provision attaching to any series of preferred shares of the Bank, redeem, purchase, or otherwise retire any other shares ranking on a parity with the Preferred Shares, unless in each case all dividends up to and including the dividend payment date for the last completed period for which dividends are payable have been declared and paid, or set apart for payment, in respect of each series of cumulative Class B preferred shares then issued and outstanding and on all other cumulative shares ranking on a parity with the Class B preferred shares of the Bank and there will have been paid or set apart for payment all declared dividends in respect of each series of non-cumulative Class B preferred shares of the Bank (including the Preferred Shares) then issued and outstanding and on all other non-cumulative shares ranking on a parity with the Class B preferred shares of the Bank.

Redemption	Except as noted below, the Preferred Shares will not be redeemable by the Bank prior to the Initial Reset Date.

Subject to the provisions of the Bank Act, the prior consent of the Superintendent and to the provisions of the Preferred Shares, the Bank may redeem all or any part of the outstanding Preferred Shares at the option of the Bank and without the consent of the holder, on the Initial Reset Date and on each February 26, May 26, August 26 and November 26 thereafter, by the payment of an amount in cash for each such share so redeemed of US$1,000 (or if then held in the Limited Recourse Trust, the Canadian Dollar Equivalent of US$1,000) per Preferred Share, together with any declared and unpaid dividends (of which none are expected for so long as the Preferred Shares are held in the Limited Recourse Trust), up to, but excluding, the date fixed for redemption.

If at any time the Bank redeems Notes in accordance with their terms (including in connection with an Optional Redemption or a Special Event Redemption) or purchases Notes, in whole or in part, by tender offer, open market purchases, negotiated transactions or otherwise, for cancellation, then the Bank shall, subject to the provisions of the Bank Act, the prior consent of the Superintendent and the provisions of the Preferred Shares, redeem such number of Preferred Shares with an aggregate face amount equal to the aggregate principal amount of Notes redeemed or purchased for cancellation by the Bank, by the payment of an amount in cash for each such share so redeemed of the Canadian Dollar Equivalent of US$1,000 per Preferred Share, together with any declared and unpaid dividends (of which none are expected for so long as the Preferred Shares are held in the Limited Recourse Trust) up to, but excluding, the date fixed for redemption.

When the Preferred Shares are held in the Limited Recourse Trust, subject to the provisions of the Bank Act, the prior consent of the Superintendent and to the provisions of the Preferred Shares, the Bank may also redeem all but not less than all of the outstanding Preferred Shares (i) at any time following a Regulatory Event Date, or (ii) at any time following a Tax Event Date, at the Bank’s option without the consent of the holder, by the payment of an amount in cash for each such share so redeemed of the Canadian Dollar Equivalent of US$1,000 per Preferred Share, together with any declared and unpaid dividends (of which none are expected for so long as the Preferred Shares are held in the Limited Recourse Trust) up to, but excluding, the date fixed for redemption.

Concurrently with or upon the maturity of the Notes, subject to the provisions of the Bank Act, the prior consent of the Superintendent and to the provisions of the Preferred Shares, the Bank may, at the Bank’s option, redeem all but not less than all of the outstanding Preferred Shares by the payment of an amount in cash for each such share so redeemed of the Canadian Dollar Equivalent of US$1,000 per Preferred Share, together with any declared and unpaid dividends (of which none are expected for so long as the Preferred Shares are held in the Limited Recourse Trust) up to, but excluding, the date fixed for redemption.

The Bank will give notice of any redemption to registered holders at least 10 and not more than 60 days prior to the redemption date.

NVCC Automatic Conversion	Upon the occurrence of a Trigger Event, each outstanding Preferred Share will automatically and immediately be converted, on a full and permanent basis, without any action on the part of the holder thereof, into fully-paid and non-assessable Common Shares, the number of which is to be determined in accordance with the NVCC Automatic Conversion Formula (as defined herein); rounding down, if necessary, to the nearest whole number of Common Shares, such conversion being referred to herein as an “NVCC Automatic Conversion”. Fractions of Common Shares will not be issued or delivered pursuant to an NVCC Automatic Conversion and no cash payment will be made in lieu thereof.

The “NVCC Automatic Conversion Formula” is (Multiplier x Share Value) ÷ Conversion Price = number of Common Shares into which each Preferred Share is converted upon a Trigger Event.

“Conversion Price” means the greater of (i) the Floor Price, and (ii) the Current Market Price.

“Current Market Price” means the volume weighted average trading price of the Common Shares on the Toronto Stock Exchange or, if not then listed on the Toronto Stock Exchange, on another exchange or market chosen by the board of directors of the Bank on which the Common Shares are then traded, for the 10 consecutive trading days ending on the trading day immediately prior to the date on which the Trigger Event occurs (with the conversion occurring as of the start of business on the date on which the Trigger Event occurs), converted (if not denominated in Canadian dollars) into Canadian dollars on the basis of the closing exchange rate between Canadian dollars and the relevant currency reported by the Bank of Canada on the date immediately preceding the date of the Trigger Event (or if not available on such date, the date on which such closing rate was last available prior to such date). If such exchange rate is no longer reported by the Bank of Canada, the relevant exchange rate for calculating the Current Market Price in Canadian dollars shall be the simple average of the closing exchange rates between Canadian dollars and the relevant currency quoted at approximately 4:00 p.m., New York City time, on such date by three major banks selected by the Bank. If no such trading prices are available, “Current Market Price” shall be the Floor Price.

“Floor Price” means $5.00, subject to adjustment.

“Multiplier” means 1.0.

“Share Value” means US$1,000 plus declared and unpaid dividends, if any, up to but excluding the date of the Trigger Event, expressed in Canadian dollars. In determining the Share Value of any Preferred Share, the face amount thereof and any declared and unpaid dividends thereon shall be converted from U.S. dollars into Canadian dollars on the basis of the closing exchange rate between Canadian dollars and U.S. dollars (in Canadian dollars per U.S. dollar) reported by the Bank of Canada on the date immediately preceding the date of the Trigger Event (or if not available on such date, the date on which such closing rate was last available prior to such date). If such exchange rate is no longer reported by the Bank of Canada, the relevant exchange rate for calculating the Share Value in Canadian dollars shall be the simple average of the closing exchange rates between Canadian dollars and U.S. dollars (in Canadian dollars per U.S. dollar) quoted at approximately 4:00 p.m., New York City time, on such date by three major banks selected by the Bank. As a result of the Waiver, no declared and unpaid dividends are expected for so long as the Preferred Shares are held in the Limited Recourse Trust.

Trigger Event	A “Trigger Event” has the meaning set out in the CAR Guideline, Chapter 2, Definition of Capital, effective November 2023, as such term may be amended or superseded by OSFI from time to time, which term currently provides that each of the following constitutes a Trigger Event:

•

the Superintendent publicly announces that the Bank has been advised, in writing, that the Superintendent is of the opinion that the Bank has ceased, or is about to cease, to be viable and that, after the conversion or write off, as applicable, of the Preferred

Shares and all other contingent instruments issued by the Bank and taking into account any other factors or circumstances that are considered relevant or appropriate, it is reasonably likely that the viability of the Bank will be restored or maintained; or

•

a federal or provincial government in Canada publicly announces that the Bank has accepted or agreed to accept a capital injection, or equivalent support, from the federal government or any provincial government or political subdivision or agent or agency thereof without which the Bank would have been determined by the Superintendent to be non-viable.

Conversion into Another Series of Preferred Shares	The Bank may at any time that the Preferred Shares are not held in the Limited Recourse Trust, subject to the approval of the Superintendent, give the holders of Preferred Shares the right, at their option, to convert such Preferred Shares into a new series of Tier 1 capital preferred shares of the Bank on a share-for-share basis.

Common Share Corporate Event	In the event of a capital reorganization, consolidation, merger or amalgamation of the Bank or comparable transaction affecting the Common Shares, the Bank will take necessary action to ensure that the holders of the Preferred Shares receive, pursuant to an NVCC Automatic Conversion, the number of Common Shares or other securities that such holders would have received if the NVCC Automatic Conversion occurred immediately prior to the record date for such event.

Purchase for Cancellation	Subject to the provisions of the Bank Act, the prior written approval of the Superintendent and to the provisions of the Preferred Shares, the Bank may at any time or from time to time purchase for cancellation the whole or any part of the outstanding Preferred Shares in the open market (including by private contracts), by tender or otherwise at the lowest price or prices at which in the opinion of the board of directors of the Bank such shares are obtainable.

Calculation Agent	BMO Capital Markets Corp., an affiliate of ours, will serve as our calculation agent for the Preferred Shares.

RISK FACTORS

An investment in the Notes (and the Preferred Shares and Common Shares upon the delivery of the Limited Recourse Trust Assets, including upon the occurrence of a Trigger Event) is subject to the risks described below, as well as the risks described under “Risk Factors” in the accompanying prospectus and the categories of risks identified and discussed in the management’s discussion and analysis of financial condition and results of operations included in our Annual Report on Form 40-F for the fiscal year ended October 31, 2023, and in subsequent quarterly reports to shareholders on Form 6-Ks, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. You should carefully consider whether the Notes are suited to your particular circumstances. This section describes the most significant risks relating to the terms of the Notes. We urge you to read the following information about these risks, together with the other information in this prospectus supplement and the accompanying prospectus, before investing in the Notes.

The Notes and Preferred Shares are loss-absorption financial instruments that involve significant risk and may not be a suitable investment for all investors.

The Notes and Preferred Shares are loss-absorption financial instruments designed to comply with applicable Canadian banking regulations and involve significant risks. Each potential investor in the Notes must determine the suitability (either alone or with the help of a financial adviser) of that investment in light of its own circumstances. In particular, each potential investor should understand thoroughly the terms of the Notes and the Preferred Shares, such as the provisions governing the limited remedies of Noteholders and NVCC Automatic Conversion, including the circumstances constituting a Trigger Event. A potential investor should not invest in the Notes unless it has the knowledge and expertise (either alone or with a financial advisor) to evaluate how the Notes will perform under changing conditions, the resulting effects on the likelihood of an NVCC Automatic Conversion into Common Shares and the value of the Notes, and the impact this investment will have on the potential investor’s overall investment portfolio. Prior to making an investment decision, potential investors should consider carefully, in light of their own financial circumstances and investment objectives, all the information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference herein.

An investment in the Notes and the Preferred Shares is subject to the Bank’s credit risk.

Real or anticipated changes in credit ratings on the Notes or the Preferred Shares may affect the market value of the Notes and the Preferred Shares, respectively. In addition, real or anticipated changes in the Bank’s credit ratings could also affect the cost at which the Bank can transact or obtain funding, and thereby affect the Bank’s liquidity, business, financial condition or results of operations.

The Noteholders will have limited remedies.

In the event of a non-payment by the Bank of the principal amount of, interest on or redemption price for the Notes when due (including upon the occurrence of an event of default), the sole remedy of Noteholders will be the delivery of the Limited Recourse Trust Assets. If the Limited Recourse Trust Assets consist of Preferred Shares at the time such an event occurs, the Limited Recourse Trustee will deliver to each Noteholder one Preferred Share for each US$1,000 principal amount of Notes held, which will be applied to the payment of the principal amount of the Notes, and such delivery of Preferred Shares will exhaust all remedies of each Noteholder against the Bank for repayment of the principal amount of the Notes and any accrued but unpaid interest thereon then due and payable. The market value of the Limited Recourse Trust Assets could be significantly less than the face value of the Notes. In the event that the value of the Limited Recourse Trust Assets delivered to Noteholders is less than the principal amount of and any accrued and unpaid interest on, or the redemption price of, the Notes, all losses arising from such shortfall shall be borne by such holders and no claim may be made against the Bank.

The Notes will rank subordinate to all Higher Ranked Indebtedness in the event of the Bank’s insolvency, dissolution or winding- up.

The Notes will be direct unsecured debt obligations of the Bank constituting subordinated indebtedness within the meaning of the Bank Act and will therefore rank subordinate to the Bank’s deposits. In the event of the Bank’s insolvency or winding-up (prior to the occurrence of a Trigger Event), the Notes will rank (a) subordinate in right of payment to the prior payment in full of all Higher Ranked Indebtedness and (b) in right of payment, equally with and not prior to Junior Subordinated Indebtedness (other than Junior Subordinated Indebtedness which by its terms ranks subordinate to the Notes), in each case, from time to time outstanding, and will be subordinate in right of payment to the claims of the Bank’s depositors and other unsubordinated creditors; provided that, in any such case, in case of the Bank’s non-payment of the principal amount of, interest on or redemption price for the Notes when due, the sole remedy of the Noteholders will be the delivery of the Limited Recourse Trust Assets. Except to the extent regulatory capital requirements or any resolution regime imposed by the government affect the Bank’s decisions or ability to issue subordinated or more senior debt, there is no limit on the Bank’s ability to incur additional subordinated debt or more senior debt. For the avoidance of doubt, as a result of the limited recourse feature as described in “Description of the Notes—Limited Recourse”, the ranking of the Notes will not be relevant during insolvency proceedings or wind-up of the Bank, since once the Limited Recourse Trust Assets shall have been delivered to the Noteholders, such delivery will have exhausted all remedies of such holders against the Bank, and the Notes shall have ceased to be outstanding.

An investment in the Notes may become an investment in Preferred Shares or Common Shares of the Bank in certain circumstances.

In the event of a non-payment by the Bank of the principal amount of, interest on or redemption price for the Notes when due, the sole remedy of the Noteholders will be the delivery of the Limited Recourse Trust Assets, which may consist of Preferred Shares or, upon an NVCC Automatic Conversion, Common Shares. All claims of the Noteholders against the Bank under the Notes will be extinguished upon receipt of the Limited Recourse Trust Assets. As a result, you may become a shareholder of the Bank at a time when the Bank’s financial condition is deteriorating or when the Bank has become insolvent or have been ordered to be wound-up or liquidated. In the event of the Bank’s liquidation, the claims of the Bank’s depositors and creditors (including holders of subordinated indebtedness) would be entitled to priority of payment over holders of Preferred Shares or Common Shares. If the Bank were to become insolvent or be ordered to be wound-up or liquidated after your investment in the Notes has become an investment in Preferred Shares or Common Shares of the Bank, you may receive, if anything, substantially less than you would have received as a Noteholder.

There is no market for the Notes or the Preferred Shares.

Upon issuance, the Notes will not have an established trading market. Neither the Notes nor the Preferred Shares will be listed on any stock exchange or quotation system and, consequently, there may be no market through which the Notes or the Preferred Shares may be sold and purchasers may therefore be unable to resell the Notes or Preferred Shares. This may affect the pricing of the securities in the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation. Each of the underwriters may from time to time purchase and sell Notes in the secondary market or make a market for the Notes, but no underwriter is obliged to do so and there can be no assurance as to a secondary market for the Notes, liquidity in any such market or any market making activities by any underwriter.

Where Preferred Shares are “taxable Canadian property” and not “treaty-exempt property” (both as defined in the Income Tax Act (Canada), R.S.C. 1985 (5th Supp.) c. 1, as amended to the date hereof (the “Tax Act”)), of a non-resident holder at the time of their disposition, such holder generally will be required to satisfy certain obligations imposed under section 116 of the Tax Act, in the absence of which a purchaser who intends to acquire such shares would be entitled to withhold 25% of the purchase price. As a result of these administrative requirements, Preferred Shares that are taxable Canadian property and not treaty-exempt property of a non-resident holder may be less liquid than otherwise may be the case. See “Certain Canadian Federal Income Tax Considerations—Holders Not Resident in Canada—Preferred Shares and Common Shares—Dispositions of Preferred Shares or Common Shares” for more information.

No additional amounts will be paid on dividends on the Preferred Shares or Common Shares.

In the event of a Recourse Event, the sole remedy of the Noteholders will be the delivery of the Limited Recourse Trust Assets held in respect of the Notes, which may comprise Preferred Shares or, in the case of a Recourse Event that is a Trigger Event, Common Shares. Although under current law, dividends paid or deemed to be paid to non-resident holders of Preferred Shares or Common Shares would generally be subject to Canadian non-resident withholding tax as described under “Certain Canadian Federal Income Tax Considerations—Holders Not Resident in Canada—Preferred Shares and Common Shares—Dividends”, no additional amounts will be paid by the Bank on dividends paid or deemed to be paid on the Preferred Shares or Common Shares.

Certain investors may be limited in the Additional Amounts they receive if payments on the Notes become subject to withholding or deduction for Canadian taxes.

Under current Canadian law (and subject to certain conditions), payments on the Notes to investors that are not resident in Canada and that deal at arm’s length with the Bank are generally not subject to withholding or deduction for Canadian taxes. See “Certain Canadian Federal Income Tax Considerations”. There can be no assurance that there will not be a change in or amendment to the laws of Canada that results in future payments becoming subject to Canadian withholding taxes. If payments on the Notes are subject to withholding or deduction for Canadian taxes, the Bank will, subject to certain exceptions and limitations set forth in this prospectus supplement, pay Additional Amounts to holders or beneficial owners of the Notes as may be necessary in order that the net payments received, after any withholding or deduction for Canadian taxes, will not be less than the amount such holders or beneficial owners would have received if such Canadian taxes had not been withheld or deducted.

One of the limitations set forth in this prospectus supplement is that no Additional Amounts will be payable to any holder or beneficial owner of a Note on account of Canadian taxes that are in excess of the taxes that would have been imposed if, at all relevant times, such holder or beneficial owner of a Note were a resident of the United States for purposes of, and was entitled to all of the benefits of, the United States-Canada Income Tax Convention (1980), as amended, including any protocols thereto (the “Convention” or “Canada-United States Tax Convention”). See “Description of the Notes—Payment of Additional Amounts”.

As a result of this limitation, the Additional Amounts received by certain holders or beneficial owners of Notes may be less than the amount of Canadian taxes withheld or deducted and, accordingly, the net amount received by such holders or beneficial owners of Notes will be less than the amount such holders or beneficial owners would have received had there been no such withholding or deduction in respect of Canadian taxes. Under the Convention in its current form (and subject to certain exceptions), payments of interest by Canadian obligors to residents of the United States that are entitled to all of the benefits of the Convention are generally exempt from any Canadian withholding tax. Any prospective investor that is not a resident of the United States for purposes of, and entitled to all of the benefits of, the Convention, or otherwise eligible for the benefits of another income tax convention that provides relief from withholding, should consult its tax advisor regarding the possibility of any future Canadian withholding tax that would reduce its return from the Notes.

The market value of the Notes is subject to interest rate risk and the Notes may trade at a discount from their initial offering price.

Future trading prices of the Notes will depend on many factors, including prevailing interest rates, foreign exchange movements, the market for similar securities, general economic conditions and the Bank’s financial condition, performance, prospects and other factors. If any of the Notes are traded after their initial issuance, they may trade at a discount from their initial offering price.

Prevailing interest rates will affect the market value of the Notes. Assuming all other factors remain unchanged, the market value of the Notes will decline as prevailing interest rates for comparable debt instruments rise, and increase as prevailing interest rates for comparable debt instruments decline.

The market value of the Preferred Shares may fluctuate.

In the event that the Preferred Shares are transferred to Noteholders upon the occurrence of a Recourse Event, prevailing yields on similar securities will affect the market value of Preferred Shares. Assuming all other factors remain unchanged, the market value of the Preferred Shares will decline as prevailing yields for similar securities rise, and will increase as prevailing yields for similar securities decline. Spreads over the U.S. treasury rate and comparable benchmark rates of interest for similar securities will also affect the market value of the Preferred Shares.

The Preferred Shares are non-cumulative and there is a risk the Bank will be unable to pay dividends on the shares.

The Preferred Shares are non-cumulative and dividends are payable at the discretion of the board of directors of the Bank. See “Consolidated Capitalization” in this prospectus supplement, each of which is relevant to an assessment of the risk that the Bank will be unable to pay dividends and any redemption price on the Preferred Shares when due. If the board of directors of the Bank does not declare any dividend, or part thereof, on the Preferred Shares on or before the dividend payment date for a particular semi-annual period, then the entitlement of the holders of the Preferred Shares to such dividend, or to any part thereof, for such semi-annual period will be forever extinguished.

Ranking of Preferred Shares on insolvency, dissolution or winding-up.

The Preferred Shares are equity capital of the Bank. The Preferred Shares will rank equally with other preferred shares of the Bank in the event of an insolvency, dissolution or winding-up of the Bank, where an NVCC Automatic Conversion has not occurred. If the Bank becomes insolvent, is dissolved or is wound-up where an NVCC Automatic Conversion has not occurred, the Bank’s assets must be used to pay deposit liabilities and other debt, including subordinated debt, before payments may be made on the Preferred Shares, if any, and other preferred shares.

Holders of Preferred Shares may not be entitled to receive U.S. dollars in a winding-up.

If a holder of Preferred Shares is entitled to any recovery with respect to the Preferred Shares in any winding-up, such holder might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in Canadian dollars. In addition, under current Canadian law, the Bank’s liability, if any, to holders of Preferred Shares, would have to be converted into Canadian dollars at a date close to the commencement of proceedings against it and any such holder of Preferred Shares would be exposed to currency fluctuations between that date and the date such holder receives proceeds pursuant to such proceedings, if any.

The Preferred Shares are subject to an automatic and immediate exchange for Common Shares upon a Trigger Event and an NVCC Automatic Conversion.

Upon the occurrence of a Trigger Event and an NVCC Automatic Conversion, there is no certainty of the value of the Common Shares to be received by the holders of the Preferred Shares and, indirectly, the Noteholders, and the value of such Common Shares could be significantly less than the face amount of the Preferred Shares or the Notes. Moreover, there may be an illiquid market, or no market at all, in Common Shares received upon, or immediately following, an NVCC Automatic Conversion, and investors may not be able to sell the Common Shares at a price equal to the value of their investment and as a result may suffer significant loss.

After an NVCC Automatic Conversion, a holder of Notes or Preferred Shares will only have rights as a holder of Common Shares. Given the nature of a Trigger Event, a holder of Notes or Preferred Shares will become a holder of Common Shares at a time when the Bank’s financial condition has deteriorated. If the Bank were to become insolvent or wound- up after the occurrence of a Trigger Event, as a result of an NVCC Automatic Conversion, the holders of Common Shares may receive, if anything, substantially less than the holders of the Notes might have received had the Preferred Shares not been converted into Common Shares. An NVCC Automatic Conversion may also occur at a time when a federal or provincial government or other government agency in Canada has provided, or will provide, a capital injection or equivalent support, the terms of which may rank in priority to the Common Shares with respect to the payment of dividends, rights on liquidation or other terms.

A Trigger Event involves a subjective determination outside the Bank’s control.

The decision as to whether a Trigger Event will occur is a subjective determination by the Superintendent that the Bank has ceased, or is about to cease, to be viable and that the conversion of all contingent instruments is reasonably likely, taking into account any other factors or circumstances that are considered relevant or appropriate by the Superintendent, to restore or maintain the viability of the Bank. Such determination will be beyond the control of the Bank. A Trigger Event will also occur if a federal or provincial government in Canada publicly announces that the Bank accepted or agreed to accept a capital injection, or equivalent support from such government or a political subdivision or agent or agency thereof, without which the Superintendent would have determined to be non-viable. Such determination will be beyond the control of the Bank. See the definition of Trigger Event under “Description of the Preferred Shares—NVCC Automatic Conversion Upon Occurrence of a Trigger Event.”

OSFI has stated that the Superintendent will consult with the CDIC, the Bank of Canada, the Department of Finance and the Financial Consumer Agency of Canada prior to making a determination as to the non-viability of a financial institution. The conversion of contingent instruments alone may not be sufficient to restore an institution to viability and other public sector interventions, including liquidity assistance, would likely be used along with the conversion of contingent instruments to maintain an institution as a going concern.

In assessing whether the Bank has ceased, or is about to cease, to be viable and that, after the conversion of all contingent instruments, it is reasonably likely that the viability of the Bank will be restored or maintained, OSFI has stated that the Superintendent will consider, in consultation with the authorities referred to above, all relevant facts and circumstances. Those facts and circumstances may include, in addition to other public sector interventions, a consideration of whether, among other things:

•	the assets of the Bank are, in the opinion of the Superintendent, sufficient to provide adequate protection to the Bank’s depositors and creditors;

•	the Bank has lost the confidence of depositors or other creditors and the public (for example, ongoing increased difficulty in obtaining or rolling over short-term funding);

•	the Bank’s regulatory capital has, in the opinion of the Superintendent, reached a level, or is eroding in a manner, that may detrimentally affect its depositors and creditors;

•	the Bank has failed to pay any liability that has become due and payable or, in the opinion of the Superintendent, the Bank will not be able to pay its liabilities as they become due and payable;

•	the Bank failed to comply with an order of the Superintendent to increase its capital;

•

in the opinion of the Superintendent, any other state of affairs exists in respect of the Bank that may be materially prejudicial to the interests of the Bank’s depositors or creditors or the owners of any assets under the Bank’s administration; and

•

the Bank is unable to recapitalize on its own through the issuance of Common Shares or other forms of regulatory capital (for example, no suitable investor or group of investors exists that is willing or capable of investing in sufficient quantity and on terms that will restore the Bank’s viability, nor is there any reasonable prospect of such an investor emerging in the near-term in the absence of conversion of contingent instruments).

If a Trigger Event occurs, then the interests of depositors, other creditors of the Bank, and holders of bank securities which are not contingent instruments will all rank in priority to the holders of contingent instruments, including the Notes or the Preferred Shares. The Superintendent retains full discretion to choose not to trigger non-viability contingent capital notwithstanding a determination that the Bank has ceased, or is about to cease, to be viable. Under such circumstances, holders of Notes or Preferred Shares may be exposed to losses through the use of other resolution tools or in liquidation.

The number and value of Common Shares to be received on an NVCC Automatic Conversion is variable and subject to further dilution.

The number of Common Shares to be received for each Note or Preferred Share on an NVCC Automatic Conversion is calculated by reference to the prevailing market price of Common Shares immediately prior to a Trigger Event, subject to the Floor Price. If there is an NVCC Automatic Conversion at a time when the Current Market Price of the Common Shares is below the Floor Price, investors may receive Common Shares with an aggregate market price less than the value of the Notes or Preferred Shares.

In the circumstances surrounding a Trigger Event, the Superintendent or other governmental authorities or agencies may also require other steps to be taken to restore or maintain the viability of the Bank under the Canadian bank resolution powers, including the injection of new capital and the issuance of additional Common Shares or other securities. Accordingly, holders of Notes or Preferred Shares will receive Common Shares pursuant to an NVCC Automatic Conversion at a time when other debt obligations of the Bank may be converted into Common Shares, at a conversion rate that is more favorable to the holders of such obligations than the rate applicable to the Notes or Preferred Shares, and additional Common Shares or securities ranking in priority to the Common Shares may be issued, thereby causing substantial dilution to holders of Common Shares, the holders of shares other than Common Shares, and the holders of Notes or Preferred Shares that will become holders of Common Shares upon an NVCC Automatic Conversion.

In particular, as part of the Canadian bank resolution powers, certain provisions of, and regulations under, the Bank Act, the CDIC Act and certain other Canadian federal statutes pertaining to banks provide for a bank recapitalization regime (collectively, the “Bail-In Regime”) for banks designated by the Superintendent as domestic systemically important banks, which include the Bank. Pursuant to the CDIC Act, in circumstances where the Superintendent has determined that the Bank has ceased, or is about to cease, to be viable, the Governor in Council may, upon a recommendation of the Minister of Finance that he or she is of the opinion that it is in the public interest to do so, grant an order directing CDIC to convert all or a portion of certain shares and liabilities of the Bank into common shares of the Bank or any of its affiliates (a “Bail-In Conversion”). Subject to certain exceptions, including for structured notes, in general, any senior debt issued on or after September 23, 2018 with an initial or amended term to maturity (including explicit or embedded options) greater than 400 days, that is unsecured or partially secured and has been assigned a CUSIP or ISIN or similar identification number would be prescribed liabilities subject to a Bail-In Conversion. Shares, other than Common Shares, and subordinated debt would also be prescribed liabilities subject to a Bail-In Conversion, unless they are non-viability contingent capital.

Given that the Notes and Preferred Shares are subject to NVCC Automatic Conversion, they are not subject to Bail-In Conversion. However, the Bail-In Regime provides that the CDIC must use its best efforts to ensure that the prescribed types of shares and liabilities are converted only if all subordinate prescribed shares and liabilities and any subordinate non-viability contingent capital (such as the Notes and Preferred Shares) have previously been converted or are converted at the same time. Accordingly, in the case of a Bail-In Conversion, the Notes and Preferred Shares would be subject to NVCC Automatic Conversion prior to, or at the same time as, a Bail-In Conversion. In addition, the Bail-In Regime prescribes that holders of unsubordinated or senior ranking instruments that are subject to Bail-In Conversion must receive more common shares per dollar amount converted than holders of any subordinate ranking instruments that are subject to Bail-In Conversion or NVCC instruments converted, including the Notes and Preferred Shares. The holders of senior ranking instruments that are subject to Bail-In Conversion would therefore receive Common Shares at a conversion rate that would be more favorable to the holders of such obligations than the rate applicable to the Notes and the Preferred Shares.

Circumstances surrounding a potential NVCC Automatic Conversion will have an adverse effect on the market price of the Notes and Preferred Shares.

The occurrence of a Trigger Event is a subjective determination by the Superintendent that the conversion of all contingent instruments is reasonably likely to restore or maintain the viability of the Bank. As a result, an NVCC Automatic Conversion may occur in circumstances that are beyond the control of the Bank. Also, even in circumstances where the market expects the Superintendent to cause an NVCC Automatic Conversion, the Superintendent may choose not to take that action. Because of the inherent uncertainty regarding the determination of when an NVCC Automatic Conversion may occur, it will be difficult to predict, when, if at all, the Notes or Preferred Shares will be mandatorily converted into Common Shares. Accordingly, trading behavior in respect of the Notes or Preferred Shares is not necessarily expected to follow trading behavior associated with other types of convertible or exchangeable securities. Any indication, whether real or perceived, that the Bank is trending towards a Trigger Event can be expected to have an adverse effect on the market price of the Notes, Preferred Shares and the Common Shares, whether or not such Trigger Event actually occurs.

Noteholders and holders of Preferred Shares may be exposed to losses through the use of other Canadian bank resolution powers or in liquidation.

Noteholders and holders of Preferred Shares may be exposed to losses through the use of other Canadian bank resolution powers or in liquidation. Under the Canadian bank resolution powers, in circumstances where the Superintendent is of the opinion that the Bank has ceased, or is about to cease, to be viable and viability cannot be restored or preserved by exercise of the Superintendent’s powers under the Bank Act, the Superintendent, after providing the Bank with a reasonable opportunity to make representations, is required to provide a report to CDIC. Following receipt of the Superintendent’s report, CDIC may request the Minister of Finance to recommend that the Governor in Council (Canada) (the “Governor in Council”) make an order (an “Order”) and, if the Minister of Finance is of the opinion that it is in the public interest to do so, the Minister of Finance may recommend that the Governor in Council make, and on that recommendation, the Governor in Council may make, one or more Orders vesting in CDIC the shares and subordinated debt of the Bank specified in the Order (a “vesting order”), appointing CDIC as receiver in respect of the Bank (a “receivership order”), if a receivership order has been made, directing the Minister of Finance to incorporate a federal institution designated in the order as a bridge institution (a “bridge bank order”) wholly-owned by CDIC and specifying the date and time as of which the Bank’s deposit liabilities are assumed; or if a vesting order or receivership order has been made, directing CDIC to carry out a Bail-In Conversion.

Following a vesting order or a receivership order, CDIC will assume temporary control or ownership of the Bank and will be granted broad powers under such Order, including the power to sell or dispose of all or a part of the assets of the Bank, and the power to carry out or cause the Bank to carry out a transaction or a series of transactions the purpose of which is to restructure the business of the Bank. Under a bridge bank order, CDIC has the power to transfer the Bank’s insured deposit liabilities and certain assets and other liabilities of the Bank to a bridge institution. Upon the exercise of that power, any assets and liabilities of the Bank that are not transferred to the bridge institution would remain with the Bank, which would then be wound up. In such a scenario, any liabilities of the Bank, including any outstanding Notes, that are not assumed by the bridge institution could receive only partial or no repayment in the ensuing wind-up of the Bank.

There is no limitation on the type of Order that may be made where it has been determined that the Bank has ceased, or is about to cease, to be viable. As a result, a holder of Notes or Preferred Shares may be exposed to losses through the use of Canadian bank resolution powers other than an NVCC Automatic Conversion or in liquidation.

As a result, a holder of Notes or Preferred Shares may lose all of its investment, including the principal amount plus any accrued dividends or interest, if the CDIC were to take action under the Canadian bank resolution powers, and any Common Shares into which the Notes or Preferred Shares are converted upon the happening of an NVCC Automatic Conversion upon the occurrence of a Trigger Event and the subsequent delivery of such Common Shares to the Noteholders, may be of little value at the time of an NVCC Automatic Conversion and thereafter.

The Notes will be direct unsecured subordinated indebtedness of the Bank and will rank (a) subordinate in right of payment to the prior payment in full of all Higher Ranked Indebtedness and (b) in right of payment, equally with and not prior to Junior Subordinated Indebtedness (other than Junior Subordinated Indebtedness which by its terms ranks subordinate to the Notes) in the event of the insolvency or winding-up of the Bank. If the Bank becomes insolvent or is wound-up while the Notes remain outstanding, the Bank’s assets must be used to pay deposit liabilities and prior and senior ranking indebtedness before payments may be made on the Notes, other subordinated indebtedness and the Common Shares. Subject to the Bank’s regulatory capital requirements, there is no limit on the Bank’s ability to incur additional subordinated debt. In addition, the terms of the Notes do not restrict the Bank’s ability to incur indebtedness that ranks senior to the Notes. Upon the occurrence of a Trigger Event, each Preferred Share will be automatically converted into Common Shares pursuant to an NVCC Automatic Conversion, and the principal amount of, and accrued and unpaid interest on, all of the Notes will become immediately due and payable by the Bank without any declaration or other act on the part of the Trustee or any holders of the Notes, provided that the sole remedy of Noteholders for such amounts due and payable by the Bank will be the delivery of the Limited Recourse Trust Assets (which shall consist of, in such circumstance, the Common Shares issued in connection with the Trigger Event), such that the terms of the Notes with respect to priority and rights upon liquidation will not be relevant as the Notes will have been converted to Common Shares ranking on parity with all other outstanding Common Shares.

Any potential compensation to be provided through the compensation process under the CDIC Act is unknown.

The CDIC Act provides for a compensation process for holders of Notes and Preferred Shares who immediately prior to the making of an Order, directly or through an intermediary, own Notes or Preferred Shares, as the case may be, that after the Order is made, are converted in whole or in part into Common Shares in accordance with their terms. While this process applies to successors of those holders it does not apply to assignees or transferees of the holder following the making of the Order and does not apply if the amounts owing under the Notes are paid in full.

Under the compensation process, the compensation to which such holders are entitled is the difference, to the extent it is positive, between the estimated liquidation value and the estimated resolution value of the Notes or Preferred Shares, as the case may be, less an amount equal to an estimate of losses attributable to the conversion of such Notes or Preferred Shares into Common Shares. The liquidation value is the estimated value the holders would have received if an Order under the Winding-up and Restructuring Act (Canada) had been made in respect of the Bank, as if no Order had been made and without taking into consideration any assistance, financial or otherwise, that is or may be provided to the Bank, directly or indirectly, by CDIC, the Bank of Canada, the Government of Canada or a province of Canada, after any Order to wind up the Bank has been made.

The resolution value in respect of the Notes or the Preferred Shares, as the case may be, is the aggregate estimated value of the following: (a) the Notes or Preferred Shares, as the case may be, if they are not held by CDIC and they are not converted, after the making of an Order, into Common Shares in accordance with its terms; (b) Common Shares that are the result of a conversion of the Notes or Preferred Shares, as the case may be, in accordance with their terms after the making of an Order; (c) any dividend or interest payments made, after the making of the Order, with respect to the Notes or Preferred Shares, as the case may be, to any person other than CDIC; and (d) any other cash, securities or other rights or interests that are received or to be received with respect to the Notes or Preferred Shares, as the case may be, as a direct or indirect result of the making of the Order and any actions taken in furtherance of the Order, including from CDIC, the Bank, the liquidator of the Bank, if the Bank is wound up, the liquidator of a CDIC subsidiary incorporated or acquired by Order of the Governor in Council for the purposes of facilitating the acquisition, management or disposal of real property or other assets of the Bank that CDIC may acquire as the result of its operations that is liquidated or the liquidator of a bridge institution if the bridge institution is wound up.

In connection with the compensation process, CDIC is required to estimate the liquidation value and the resolution value in respect of the portion of converted Notes or Preferred Shares, as the case may be, and is required to consider the difference between the estimated day on which the liquidation value would be received and the estimated day on which the resolution value is, or would be, received.

CDIC must, within a period following the Order, make an offer of compensation by notice to the relevant holders that held the Notes or Preferred Shares equal to, or in value estimated to be equal to, the amount of compensation to which such holders are entitled or provide a notice stating that such holders are not entitled to any compensation. In either case such notice is required to include certain prescribed information, including important information regarding the rights of such holders to seek to object and have the compensation to which they are entitled determined by an assessor (a Canadian Federal Court judge) where holders of liabilities representing at least 10% of the principal amount and accrued and unpaid interest of the liabilities of the same class in the case of the Notes, or at least 10% of the liquidation entitlement of the shares of the same class, in the case of the Preferred Shares, object to the offer or absence of compensation. The period for objecting is limited (45 days following the day on which a summary of the notice is published in the Canada Gazette) and failure by holders holding a sufficient principal amount plus accrued and unpaid interest of the Notes or sufficient liquidation entitlement of the Preferred Shares to object within the prescribed period will result in the loss of any ability to object to the offered compensation or absence of compensation, as applicable. CDIC will pay the relevant holders the offered compensation within 135 days after the date on which a summary of the notice is published in the Canada Gazette if the offer of compensation is accepted, the holder does not notify CDIC of acceptance or objection to the offer or if the holder objects to the offer but the 10% threshold described above is not met within the aforementioned 45-day period.

Where an assessor is appointed, the assessor could determine a different amount of compensation payable, which could either be higher or lower than the original amount. The assessor is required to provide holders, whose compensation it determines, notice of its determination. The assessor’s determination is final and there are no further opportunities for review or appeal. CDIC will pay the relevant holders the compensation amount determined by the assessor within 90 days of the assessor’s notice.

A similar compensation process to the one set out above applies, in certain circumstances, where as a result of CDIC’s exercise of bank resolution powers, Notes are assigned to an entity which is then wound-up.

Given the considerations involved in determining the amount of compensation, if any, that a holder that held Notes or Preferred Shares may be entitled to following an Order, it is not possible to anticipate what, if any, compensation would be payable in such circumstances.

Following an NVCC Automatic Conversion, you will no longer have rights as a holder of Notes or Preferred Shares and will only have rights as a holder of Common Shares.

Upon the happening of an NVCC Automatic Conversion upon the occurrence of a Trigger Event, the rights, terms and conditions of the Notes or Preferred Shares, as applicable, including with respect to priority and rights on liquidation, will no longer be relevant as all such Preferred Shares will have been converted on a full and permanent basis, without any action on the part of the holders thereof, into Common Shares ranking on parity with all other outstanding Common Shares and all holders of such Notes will have received such Common Shares thereby exhausting their sole recourse against the Bank in respect of the applicable Recourse Event. Given the nature of the Trigger Event, a holder of Notes or Preferred Shares, as applicable, will become a holder of Common Shares at a time when the Bank’s financial condition has deteriorated. If the Bank were to become insolvent, is dissolved or wound-up after the occurrence of a Trigger Event, as holders of Common Shares investors may receive substantially less than they might have received had the Notes or Preferred Shares, as applicable, not been redeemed or converted, as the case may be, for Common Shares.

An NVCC Automatic Conversion may also occur at a time when a federal or provincial government or other government agency in Canada has provided, or will provide, a capital injection or equivalent support, the terms of which may rank in priority to the Common Shares with respect to the payment of dividends, rights on liquidation or other terms. Further, holders of Notes and Preferred Shares will receive Common Shares pursuant to an NVCC Automatic Conversion at a time when other debt obligations of the Bank may be converted into Common Shares, and additional Common Shares or securities ranking in priority to the Common Shares may be issued, thereby causing substantial dilution to holders of Common Shares and the former holders of Notes and Preferred Shares, who will then become holders of Common Shares upon the Trigger Event.

Holders of Notes or Preferred Shares do not have anti-dilution protection in all circumstances.

The Floor Price that is used to calculate the Conversion Price is subject to adjustment in a limited number of events: (i) the issuance of Common Shares or securities exchangeable for or convertible into Common Shares to all holders of Common Shares as a stock dividend, (ii) the subdivision, redivision or change of the Common Shares into a greater number of Common Shares, or (iii) the reduction, combination or consolidation of the Common Shares into a lesser number of Common Shares. In addition, in the event of a capital reorganization, consolidation, merger or amalgamation of the Bank or comparable transaction affecting the Common Shares after the date of this prospectus supplement, the Bank will take necessary action to ensure that holders of Preferred Shares receive, pursuant to an NVCC Automatic Conversion, the number of Common Shares or other securities that such holders would have received if the NVCC Automatic Conversion occurred immediately prior to the record date for such event. However, there is no requirement that there should be an adjustment of the Floor Price or other anti-dilutive action by the Bank for every corporate or other event that may affect the market price of the Common Shares. Accordingly, the occurrence of events in respect of which no adjustment to the Floor Price is made may adversely affect the number of Common Shares issuable to a holder of Preferred Shares and thereafter delivered to a Noteholder upon the happening of an NVCC Automatic Conversion upon the occurrence of a Trigger Event and the subsequent delivery of such Common Shares to the Noteholders.

The historical five-year treasury rates are not an indication of future five-year treasury rates and the calculation agent may make determinations with respect to the Notes and the Preferred Shares.

The interest rate in respect of Notes and the dividend rate in respect of the Preferred Shares will reset every five years. In each case, the new rate is unlikely to be the same as, and may be lower than, the rate for the applicable preceding interest or dividend rate period.

In the past, U.S. treasury rates have experienced significant fluctuations. You should note that historical levels, fluctuations and trends of U.S. treasury rates are not necessarily indicative of future levels. Any historical upward or downward trend in U.S. treasury rates is not an indication that U.S. treasury rates are more or less likely to increase or decrease at any time during the reset period, and you should not take the historical U.S. treasury rates as an indication of future rates.

Further, if no calculation of the U.S. Treasury Rate is provided, then the calculation agent, after consulting such sources as it deems comparable to any of the foregoing calculations, or any such source as it deems reasonable from which to estimate the five-year treasury rate, will determine the U.S. Treasury Rate in its sole discretion, provided that if the calculation agent determines there is an industry-accepted successor five-year treasury rate, then the calculation agent will use such successor rate. If the calculation agent has determined a substitute or successor base rate in accordance with the foregoing, the calculation agent in its sole discretion may determine the business day convention, the definition of business day and the reset rate determination date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the five-year treasury rate, in a manner that is consistent with industry accepted practices for such substitute or successor base rate. The exercise of this discretion could adversely affect the value of the Notes and the Preferred Shares and, if at any time we or an affiliate of ours serve as the calculation agent, may present us with a conflict of interest. BMO Capital Markets Corp., an affiliate of ours, will serve as our calculation agent for the Notes and the Preferred Shares.

The Bank may redeem the Notes in certain situations.

The Bank may elect to redeem the Notes, or the Notes may be automatically redeemed, without the consent of the holders of the Notes in the circumstances described under “Description of the Notes—Redemption” and “Description of the Preferred Shares—Redemption.” An optional redemption feature of the Notes is likely to limit their market value. If the Bank redeems the Notes in any of the circumstances mentioned above, there is a risk that the Notes may be redeemed at times when the redemption proceeds are less than the current market value of the Notes or when prevailing interest rates may be relatively low, in which latter case investors may only be able to reinvest the redemption proceeds in securities with a lower yield. Potential investors should consider reinvestment risk in light of other investments available at the time and consider potential uncertainty with respect to both the rate of interest payable on the Notes, which may fluctuate, and with respect to the length of the remaining term of the Notes, which will be dependent upon whether or not the Notes are redeemed prior to their maturity.

The Bank may redeem the Preferred Shares at its option in certain situations.

The Bank may elect to redeem the Preferred Shares without the consent of the holders of the Preferred Shares in the circumstances described under “Description of the Preferred Shares—Redemption”. In addition, the redemption of Preferred Shares is subject to the consent of the Superintendent and other restrictions contained in the Bank Act and the regulations and guidelines thereunder, including the CAR Guideline. See “Description of Common Shares and Preferred Shares—Limitations Affecting Holders of Common Shares and Preferred Shares—Bank Act and Government Restrictions and Approval” in the accompanying prospectus and “Description of the Preferred Shares—Restrictions on Dividends and Retirement of Shares” in this prospectus supplement. In the event of the redemption of the Preferred Shares while the Preferred Shares are held by the Limited Recourse Trust, outstanding Notes with an aggregate principal amount equal to the aggregate face amount of the Preferred Shares redeemed will be automatically redeemed.

As required by the Bank Act, the voting rights of the Class B preferred shares of the Bank are limited to one vote per Class B preferred share.

Subject to certain exceptions, on a matter submitted to a class vote of the Class B preferred shares of the Bank, each holder of Class B preferred shares of the Bank will be entitled to one vote for each Class B preferred shares of the Bank held, as required by the Bank Act, without distinction as to series, regardless of the issue price of the Class B preferred shares of the Bank held by such holder. Accordingly, a holder of a Preferred Share issued with a face amount of US$1,000.00 will have the same number of votes as a holder of a Class B preferred share of the Bank of a series that was issued for $25.00 per share. As a result, holders of the Bank’s outstanding Class B preferred shares that were issued for $25.00 per share may have influence over the outcome of matters submitted to a class vote of holders of Class B preferred shares of the Bank for approval.

The Bank reserves the right not to deliver Common Shares upon an NVCC Automatic Conversion.

Upon the happening of an NVCC Automatic Conversion upon the occurrence of a Trigger Event, the Bank reserves the right not to deliver some or all, as applicable, of the Common Shares issuable or deliverable thereupon to any person whom the Bank or its transfer agent has reason to believe is an Ineligible Person or any person who, by virtue of the operation of the NVCC Automatic Conversion, would become a Significant Shareholder through the acquisition of Common Shares. In such circumstances, the Bank will attempt to facilitate the sale of such Common Shares. Those sales (if any) may be made at any time and at any price. The Bank will not be subject to any liability for failure to sell such Common Shares on behalf of such persons or at any particular price on any particular day.

The Bank has no limitation on issuing senior or pari passu securities.

The Indenture governing the Notes will not contain any financial covenants and will contain only limited restrictive covenants. In addition, the Indenture will not limit the Bank’s or its subsidiaries’ ability to incur additional indebtedness, issue or repurchase securities or engage in transactions with affiliates. The Bank’s ability to incur additional indebtedness and use its funds for any purpose in the Bank’s discretion may increase the risk that the Bank may be unable to service its debt, including paying its obligations under the Notes.

The Notes are not covered by deposit insurance.

The Notes will not constitute savings accounts, deposits or other obligations that are insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund, the CDIC or any other governmental agency or under the CDIC Act, the Bank Act or any other deposit insurance regime designed to ensure the payment of all or a portion of a deposit upon the insolvency of the deposit taking financial institution. Therefore, you will not be entitled to insurance from the Federal Deposit Insurance Corporation or the CDIC or other such protection, and as a result, you could lose all or a portion of your investment.

The Preferred Shares are not governed by New York law.

The Preferred Shares, as well as the subordination provisions in respect of the Notes, will be governed by the law of the Province of Ontario and the federal laws of Canada applicable therein rather than be governed by the law of the State of New York. In addition, the Limited Recourse Trust is established under, and governed by, the laws of the Province of Manitoba and the federal laws of Canada applicable therein.

The Notes and the Preferred Shares are denominated in U.S. dollars and may have tax consequences for investors.

The Notes and the Preferred Shares (when not held in the Limited Recourse Trust) will be denominated in U.S. dollars. If you are a non-U.S. investor who purchases the Notes or receives the Preferred Shares as part of a delivery of Limited Recourse Trust Assets, changes in rates of exchange may have an adverse effect on the value, price or returns of your investment. In addition, when held in the Limited Recourse Trust, each Preferred Share will be redeemable for the Canadian Dollar Equivalent of US$1,000. If there occurs a delivery of Limited Recourse Trust Assets, the Bank may recognize adverse tax or accounting effects if the value of one Canadian dollar has declined relative to one U.S. dollar as compared to the Canadian Dollar Equivalent, which is calculated as of July 15, 2024. This prospectus supplement does not address the tax consequences to non-U.S. investors (other than Canadian consequences) of purchasing the Notes or receiving Preferred Shares as part of a delivery of Limited Recourse Trust Assets. If you are a non-U.S. investor, you should consult your tax advisors as to the consequences, under the tax laws of the country where you are a resident for tax purposes, of acquiring, holding and disposing of the Notes and the Preferred Shares and receiving the payments that might be due under the Notes and the Preferred Shares.

Changes in laws and regulations, including how they are interpreted and enforced in applicable jurisdictions, could have an impact on holders of the Notes and Preferred Shares.

The financial services industry is highly regulated, and we have experienced changes and increased complexity in regulatory requirements as governments and regulators around the world continue major reforms intended to strengthen the stability of the financial system and protect key markets and participants. As a result, there is the potential for higher capital requirements and increased regulatory and compliance costs which could lower our returns and affect our growth. We monitor such developments, and other potential changes, such as reforms of the U.S. financial regulatory system following the U.S. election or the potential impacts of a United Kingdom withdrawal from the European Union, so that the Bank is well-positioned to respond to and implement any required changes. We continue to strive to put our customers first as a mitigant to compliance and consumer protection issues. Failure to comply with applicable legal and regulatory requirements may result in litigation, financial losses, regulatory sanctions, enforcement actions, an inability to execute our business strategies, a decline in investor and customer confidence and harm to our reputation.

Fiduciaries of certain plans should consult with counsel.

This paragraph is relevant only if you are a fiduciary of a plan subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (each such plan, a “Plan”), or a governmental, church or non-U.S. plan subject to similar laws. Fiduciaries of a Plan or a governmental, church or non-U.S. plan subject to similar laws should consult with their counsel regarding their proposed investment in the Notes and the deemed representations they are required to make. See “Employee Retirement Income Security Act” in this prospectus supplement and in the accompanying prospectus.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately US$741,875,000, after deducting underwriting commissions and estimated offering expenses payable by us. The net proceeds will be contributed to the general funds of the Bank and will be utilized for general banking purposes, which may include the redemption of outstanding capital securities of the Bank and/or repayment of other outstanding liabilities of the Bank, and are expected to qualify as Additional Tier 1 capital of the Bank for regulatory purposes.

Separate consideration will not be received by the Bank from the investors in connection with the Preferred Shares.

The issue price of the Preferred Shares offered pursuant to this prospectus supplement is the Canadian Dollar Equivalent of US$1,000 per share. The subscription price for the Preferred Shares offered hereby shall be satisfied out of the subscription price paid by the Bank to the Limited Recourse Trustee on the subscription by the Bank for voting trust units of the Limited Recourse Trust. As a result, no proceeds will be raised from the offering of the Preferred Shares pursuant to this prospectus supplement.

CONSOLIDATED CAPITALIZATION

The following table sets out the Bank’s consolidated capitalization as at April 30, 2024:

•	on an actual basis; and

•

on an as adjusted basis after giving effect to (x) the redemption on May 25, 2024 of 20,000,000 Non-Cumulative 5-Year Rate Reset Class B Preferred Shares, Series 27 (Non-Viability Contingent Capital (NVCC)) for an aggregate total of $500,000,000 (the “Preferred Shares Series 27 Redemption”) and the redemption on May 25, 2024 of 14,000,000 Non-Cumulative 5-Year Rate Reset Class B Preferred Shares, Series 46 (Non-Viability Contingent Capital (NVCC)) for an total of $350,000,000 (the “Preferred Shares Series 46 Redemption”), (y) the issuance on July 3, 2024 of Series M Medium-Term Notes (Non-Viability Contingent Capital (NVCC)) (Subordinated Indebtedness), Second Tranche, for an aggregate principal amount of $1,000,000,000, and (z) the sale and issuance of the Notes and the Preferred Shares in this offering (based on the Canadian dollar/U.S. dollar exchange rate as of July 9, 2024).

This table should be read in conjunction with our unaudited interim consolidated financial statements for the three and six months ended April 30, 2024 and management’s discussion and analysis of financial condition and results of operations for the three-month period ended April 30, 2024, which are incorporated by reference into this prospectus supplement.

	As at April 30, 2024
	Actual	As Adjusted
	(in millions of Canadian dollars)
Subordinated Debt	$8,237	$9,233

Total Equity
Preferred Shares(1) and Other Equity Instruments(2)	8,314	8,486
Common Shares	23,896	23,896
Contributed Surplus	350	350
Retained Earnings	44,772	44,761
Accumulated Other Comprehensive Income	2,207	2,207

Total Shareholders’ Equity	79,539	79,700
Non-controlling Interest in Subsidiaries	31	31
Total Equity	79,570	79,731

Total Capitalization	$87,807	$88,964

(1)

Preferred Shares classified under Total Equity as disclosed in the actual column consist of Class B Preferred Shares, Series 27, 29, 31, 33, 44, 46, 50 and 52. For more information on the classification of Preferred Shares, please refer to Note 5 of our unaudited interim consolidated financial statements for the three and six months ended April 30, 2024.

(2)

The Other Equity Instruments described under Total Equity as disclosed in the actual column consist of Additional Tier 1 capital notes and Limited Recourse Capital Notes, Series 1, 2, 3 and 4. For more information on the classification of Other Equity Instruments, please refer to Note 5 of our unaudited interim consolidated financial statements for the three and six months ended April 30, 2024.

DESCRIPTION OF THE NOTES

The Notes will constitute a series of Subordinated Notes (Non-Viability Contingent Capital (NVCC)) issued under the Subordinated Debt Indenture dated as of December 12, 2017 (the “Base Indenture”), between us and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended and supplemented by a supplemental indenture, to be entered into on or about the date the Notes are first issued (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among us and the Trustee. The terms of the Notes include those stated in the Indenture and those terms made part of the Indenture by reference to the Trust Indenture Act.

The following summary of certain provisions of the Notes and the Indenture does not purport to be complete and is subject to and qualified in its entirety by reference to all of the provisions of the Notes and the Indenture, including the definitions of certain terms used in the Indenture. We urge you to read these documents because they, and not this description, define your rights as Noteholder.

General

The Notes will be our direct unsecured debt obligations constituting subordinated indebtedness within the meaning of the Bank Act. If we become insolvent or are wound-up (prior to the occurrence of a Trigger Event), the Notes will rank: (a) subordinate in right of payment to the prior payment in full of all Higher Ranked Indebtedness and (b) in right of payment equally with and not prior to the Junior Subordinated Indebtedness (as defined herein) (other than Junior Subordinated Indebtedness which by its terms ranks subordinate to the Notes), in each case, from time to time outstanding, and will be subordinate in right of payment to all of our deposit liabilities and our other unsubordinated creditors, subject to the limited recourse provisions described herein. For the avoidance of doubt, the Junior Subordinated Indebtedness includes the Notes. In the event of the occurrence of a Recourse Event, including an event of default, the sole remedy of a holder of the Notes will be recourse to such holder’s proportionate share of the Limited Recourse Trust Assets held in respect of the Notes, and all claims of the holders of Notes against the Bank under the Notes will be extinguished upon receipt of such Limited Recourse Trust Assets. If the Limited Recourse Trust Assets that are delivered to the holders of Notes under such circumstances comprise Preferred Shares or Common Shares, such Preferred Shares or Common Shares will rank on parity with all our other Class B Preferred Shares or Common Shares, as applicable. Upon delivery to the holders of Notes of their proportionate share of the Limited Recourse Trust Assets, all Notes will cease to be outstanding.

The Notes will not constitute savings accounts, deposits or other obligations that are insured by the United States Federal Deposit Insurance Corporation, the Deposit Insurance Fund, the CDIC or any other governmental agency or under the CDIC Act, the Bank Act or any other deposit insurance regime designed to ensure the payment of all or a portion of a deposit upon the insolvency of the deposit taking financial institution.

The Notes will not be subject to Bail-In Conversion (as defined in “Risk Factors—The number and value of Common Shares to be received on an NVCC Automatic Conversion is variable and subject to further dilution”).

Subject to regulatory capital requirements applicable to the Bank, there is no limit on the amount of capital notes or subordinated indebtedness the Bank may issue. Notwithstanding any provision of the Indenture, the Bank may not, without the prior approval of the Superintendent, amend or vary terms of the Notes that would affect the recognition of the Notes as regulatory capital under capital adequacy requirements adopted by the Superintendent.

Payment of the principal and interest on the Notes will be made in U.S. dollars. The Bank will pay the principal and interest in immediately available funds to The Depository Trust Company, as depositary, or its nominee as the registered owner of the global notes representing the Notes.

The Notes are not entitled to the benefits of any sinking fund.

The provisions of the Base Indenture relating to defeasance (described under the heading “Description of the Debt Securities We May Offer—Defeasance” in the accompanying prospectus) will not be applicable to the Notes.

The Notes will be issued in denominations of US$200,000 and integral multiples of US$1,000 in excess of such amount. Upon issuance, the Notes will be represented by one or more fully registered global notes. Each global note will be deposited with, or on behalf of, The Depository Trust Company, as depositary. You may elect to hold interests in the global notes through either the depositary (in the United States), Euroclear Bank S.A./N.V., Clearstream Banking, société anonyme, or indirectly through organizations that are participants in such systems.

As used herein, references to “holders of Notes” or “Noteholders” mean those who own the Notes registered in their own names, on the books that we or the Trustee maintain for this purpose, and not those who own beneficial interests in the Notes registered in street name or in the Notes issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the Notes should read the section entitled “Description of the Notes—Legal Ownership” in this prospectus supplement and “Description of the Debt Securities We May Offer—Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

Stated Maturity

If not previously redeemed by the Bank or otherwise declared to be due and payable, the Notes will mature on November 26, 2084 (the “Maturity Date”). On the Maturity Date, the Bank will be required to repay to Noteholders the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the Maturity Date. See also “Limited Recourse” below.

Interest Rate

The Notes will bear interest on their principal amount (i) from and including the Issue Date to, but excluding, the Initial Interest Reset Date, at a rate of 7.300% per annum, and (ii) during each Rate Reset Period, at a rate per annum equal to the U.S. Treasury Rate on the applicable Interest Rate Calculation Date plus 3.010%. For each Rate Reset Period, the U.S. Treasury Rate will be determined by the calculation agent on the third business day immediately preceding the applicable Interest Reset Date (each such date, an “Interest Rate Calculation Date”).

For purposes of the foregoing:

“U.S. Treasury Rate” means, for any Rate Reset Period, the rate per annum equal to the average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity, for five-year maturities, for the five business days preceding the applicable Interest Rate Calculation Date appearing (or, if fewer than five business days appear, such number of business days appearing) under the caption “Treasury Constant Maturities” in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the Federal Reserve Board, as determined by the calculation agent in its sole discretion. If no calculation is provided as described above, then the calculation agent, after consulting such sources as it deems comparable to any of the foregoing calculations, or any such source as it deems reasonable from which to estimate the five-year treasury rate, will determine the U.S. Treasury Rate in its sole discretion, provided that if the calculation agent determines there is an industry-accepted successor five-year treasury rate, then the calculation agent will use such successor rate. If the calculation agent has determined a substitute or successor base rate in accordance with the foregoing, the calculation agent in its sole discretion may determine the business day convention, the definition of business day and the Interest Rate Calculation Date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the five-year treasury rate, in a manner that is consistent with industry accepted practices for such substitute or successor base rate. “Rate Reset Period” means the period from and including the Initial Interest Reset Date to, but excluding, the next Interest Reset Date and each five-year period thereafter from and including such Interest Reset Date to, but excluding, the next Interest Reset Date or the Maturity Date, as applicable.

“H.15 Daily Update” means the Selected Interest Rates (Daily)—H.15 release of the U.S. Federal Reserve Board of Governors, available at www.federalreserve.gov/releases/h15/update, or any successor site or publication.

As used herein, “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions are authorized or required by law or executive order to close in The City of New York, New York or Toronto, Ontario.

Each calculation of the interest rate on the Notes will be made by the calculation agent and will (in absence of manifest error) be final and binding on the Noteholders and the Bank. The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. In no event will the interest rate on the Notes be less than zero.

Interest Payment Dates

Interest on the Notes will be payable quarterly in arrears on February 26, May 26, August 26 and November 26 of each year (each, an “Interest Payment Date”), commencing November 26, 2024 (long first coupon).

If any Interest Payment Date, the Maturity Date or any redemption date falls on a day that is not a business day for the Notes, we will postpone the making of such interest or principal payments to the next succeeding business day (and no interest will be paid in respect of the delay).

The record date for the Notes will be February 11, May 11, August 11 and November 11, whether or not a business day, next preceding the related Interest Payment Date.

Interest on the Notes will be calculated and paid on the basis of a 360-day year of twelve 30-day months.

Interest payments shall not be deferrable.

Status and Subordination

The Notes will be direct unsecured debt obligations constituting subordinated indebtedness of the Bank within the meaning of the Bank Act and will therefore rank subordinate to the Bank’s deposits. The Notes will not constitute savings accounts, deposits or other obligations that are insured by the United States Federal Deposit Insurance Corporation, the Deposit Insurance Fund, the CDIC or any other governmental agency or under the CDIC Act, the Bank Act or any other deposit insurance regime designed to ensure the payment of all or a portion of a deposit upon the insolvency of the deposit taking financial institution.

The Indenture provides that, in the event of the Bank’s insolvency or winding-up, the Notes will rank: (a) subordinate in right of payment to the prior payment in full of all Higher Ranked Indebtedness and, (b) in right of payment, equally with and not prior to the Junior Subordinated Indebtedness (other than Junior Subordinated Indebtedness which by its terms ranks subordinate to the Notes), in each case, from time to time outstanding, and will be subordinate in right of payment to all of the Bank’s deposit liabilities and other unsubordinated creditors. For the avoidance of doubt, the Junior Subordinated Indebtedness includes the Notes. Upon the occurrence of a Recourse Event, including an event of default, the sole remedy of each Noteholder will be recourse to such Noteholder’s proportionate share of the Limited Recourse Trust Assets held in respect of the

Notes, and all claims of the holders of Notes against the Bank under the Notes will be extinguished upon receipt of such Limited Recourse Trust Assets. If the Limited Recourse Trust Assets that are delivered to the holders of Notes under such circumstances comprise Preferred Shares or Common Shares, such Preferred Shares or Common Shares will rank on parity with all our other Class B preferred shares or Common Shares, as applicable. Upon delivery to the Noteholders of their proportionate share of the Limited Recourse Trust Assets, all Notes will cease to be outstanding.

As of April 30, 2024, the Bank had $1,295 billion of Higher Ranked Indebtedness, including deposits, outstanding which would rank ahead of the Notes. Upon the occurrence of a Recourse Event, including a Trigger Event or in the event the Bank becomes insolvent or bankrupt or subject to the provisions of the Winding-up and Restructuring Act (Canada) (which is an event of default under the Indenture), the recourse of each Noteholder will be limited to such holder’s proportionate share of the Limited Recourse Trust Assets, and all claims of the holders of Notes against the Bank under the Notes will be extinguished upon receipt of the Limited Recourse Trust Assets. If the Limited Recourse Trust Assets that are delivered to holders of the Notes under such circumstances consist of Preferred Shares or Common Shares, the priority of the Notes will not be relevant as such Preferred Shares or Common Shares will rank on parity with all other Preferred Shares or Common Shares, as applicable. See “—Limited Recourse” below.

For these purposes:

“Deeply Subordinated Indebtedness” means Indebtedness which ranks senior in right of payment to Junior Subordinated Indebtedness, but is, by its respective terms, subordinate in right of payment to all other Subordinated Indebtedness.

“Higher Ranked Indebtedness” means all Indebtedness of the Bank then outstanding (including all Subordinated Indebtedness and Deeply Subordinated Indebtedness of the Bank then outstanding) other than Junior Subordinated Indebtedness.

“Indebtedness” at any time means all deposit liabilities of the Bank at such time and all other liabilities and obligations of the Bank which in accordance with the accounting rules established for Canadian chartered banks issued under the authority of the Superintendent pursuant to the Bank Act or with International Financial Reporting Standards as issued by the International Accounting Standards Board, as the case may be, would be included in determining the total liabilities of the Bank at such time, other than liabilities for paid-up capital, contributed surplus, retained earnings and general reserves of the Bank.

“Junior Subordinated Indebtedness” means Indebtedness which by its terms ranks equally in right of payment with, or is subordinate to, the Notes.

“Subordinated Indebtedness” at any time means the Bank’s subordinated indebtedness within the meaning of the Bank Act.

Events of Default

The Indenture governing the Notes provides that an “Event of Default” under the Notes will occur only if the Bank becomes insolvent or bankrupt or subject to the provisions of the Winding-up and Restructuring Act (Canada), or any act that may be substituted therefor, as from time to time amended, or if the Bank goes into liquidation, either voluntarily or under an order of a court of competent jurisdiction, passes a resolution for the winding-up, liquidation or dissolution of the Bank or otherwise acknowledges its insolvency (provided that a resolution or order for the winding-up of the Bank with a view to its consolidation, amalgamation or merger with another bank or the transfer of its assets as an entirety to such other bank will not constitute an Event of Default if such successor bank will, as a part of such consolidation, amalgamation, merger or transfer comply with certain conditions provided for in the Indenture). For certainty, none of (i) the non-payment of principal or interest on the Notes, (ii) a default in the performance of any other covenant of the Bank in the Indenture, or

(iii) the occurrence of a Trigger Event (including an NVCC Automatic Conversion) will constitute an Event of Default under the Indenture or the Notes.

The occurrence of an Event of Default is a Recourse Event for which the sole remedy of holders of the Notes will be delivery of the Limited Recourse Trust Assets to the Noteholders. The delivery of the Limited Recourse Trust Assets to the Noteholders will exhaust all remedies of such Noteholders in connection with such Event of Default, and all claims of holders of Notes against the Bank under the Notes will be extinguished upon receipt of the Limited Recourse Trust Assets. See “—Limited Recourse”.

Limited Recourse

If (i) a Failed Coupon Payment Date occurs, (ii) on the Maturity Date, the Bank does not pay the aggregate principal amount of the Notes, together with any accrued and unpaid interest thereon, in cash, (iii) an Event of Default occurs, (iv) in connection with the redemption of the Notes, on the date fixed for such redemption, the Bank does not pay the Redemption Price in cash, or (v) a Trigger Event occurs (each such event, a “Recourse Event”), while a Noteholder will have a claim against the Bank for the principal amount of the Notes and any accrued and unpaid interest thereon (which will then be due and payable), the Noteholder’s sole recourse in respect of such claim will be limited to the delivery of such Noteholder’s proportionate share of the assets held by Computershare Trust Company of Canada, as trustee (the “Limited Recourse Trustee”) of BMO LRCN Trust (the “Limited Recourse Trust”) from time to time (“Limited Recourse Trust Assets”) in respect of the Notes. If a Recourse Event occurs, the Bank will, no later than one business day after the occurrence of such Recourse Event, notify the Limited Recourse Trustee and the Trustee of the occurrence of such Recourse Event. “Failed Coupon Payment Date” means the fifth business day immediately following an Interest Payment Date upon which the Bank does not pay interest on the Notes and has not cured such non-payment by subsequently paying such interest prior to such fifth business day.

The Limited Recourse Trust is a trust established under the laws of the Province of Manitoba and the federal laws of Canada applicable therein, governed by a declaration of trust dated September 4, 2020, as supplemented on September 14, 2020 and February 27, 2024 (as may be further amended or restated from time to time, the “Limited Recourse Trust Declaration”) made by the Limited Recourse Trustee. The Limited Recourse Trust’s objectives include the acquisition and holding of the Limited Recourse Trust Assets in accordance with the terms of the Limited Recourse Trust Declaration. The Limited Recourse Trustee will hold trust assets in respect of more than one series of limited recourse capital notes of the Bank and the Limited Recourse Trustee will hold the trust assets for each such series of notes (including the Bank’s preferred shares) separate from the trust assets for any other series of such notes and shall deliver such trust assets only in respect of the relevant series of notes.

Initially, at the time of issuance of the Notes, the Limited Recourse Trust Assets in respect of the Notes will consist of Preferred Shares issued on or before the Issue Date at an issue price equal to the Canadian Dollar Equivalent (as defined herein) of US$1,000 per Preferred Share. Following the issuance of the Notes, the Limited Recourse Trust Assets in respect of the Notes may consist of (i) Preferred Shares (or proceeds with respect to the subscription for units of the Limited Recourse Trust by the Bank, which are to be used by the Limited Recourse Trust to subscribe for Preferred Shares), (ii) cash if the Preferred Shares are redeemed for cash, or purchased for cancellation, by the Bank with the prior written approval of the Superintendent (other than the portion of such cash in respect of any declared and unpaid dividends), (iii) Common Shares issued upon the conversion of the Preferred Shares into Common Shares as a result of a Trigger Event (other than any Dividend Common Shares (as defined herein), if any), or (iv) any combination thereof, depending on the circumstances. At no time shall the Limited Recourse Trust Assets include any dividends paid on the Preferred Shares, any right to receive declared, but unpaid, dividends on the Preferred Shares or any Dividend Common Shares. On the closing of the offering of the Notes, the Limited Recourse Trust Assets in respect of the Notes shall consist of 750,000 Preferred Shares.

Following receipt of a notice of a Recourse Event, the Bank will take any necessary actions to cause the Limited Recourse Trustee to deliver the Limited Recourse Trust Assets in respect of the Notes to the holders of

Notes in accordance with the terms of the Limited Recourse Trust Declaration and the Indenture; provided that, notwithstanding any other provision in the Limited Recourse Trust Declaration, the Bank reserves the right not to deliver Common Shares or Preferred Shares to any person whom the Bank or its transfer agent has reason to believe is an Ineligible Person (as defined herein) or any person who, by virtue of that delivery, would become a Significant Shareholder (as defined herein). In such circumstances, the Bank will hold, as agent for such persons, the Common Shares or Preferred Shares that would have otherwise been delivered to such persons and will attempt to facilitate the sale of such Common Shares or Preferred Shares to parties other than the Limited Recourse Trust or the Bank and its affiliates on behalf of such persons through a registered dealer to be retained by the Bank on behalf of such persons. Those sales (if any) may be made at any time and at any price. The Bank shall not be subject to any liability for failure to sell any such Common Shares or Preferred Shares on behalf of such persons or at any particular price on any particular day. The net proceeds received by the Bank or its transfer agent from the sale of any such Common Shares or Preferred Shares will be divided among the applicable persons in proportion to the number of Common Shares or Preferred Shares that would otherwise have been delivered to them after deducting the costs of sale and any applicable withholding taxes. For the purposes of the foregoing:

“Ineligible Person” means (a) any person whose address is in, or whom the Bank or its transfer agent has reason to believe is a resident of, any jurisdiction outside Canada and the United States to the extent that the issuance by the Bank or delivery by its transfer agent to that person, of Preferred Shares or, pursuant to an NVCC Automatic Conversion, of Common Shares would require the Bank to take any action to comply with securities, banking or analogous laws of that jurisdiction, and (b) any person to the extent that the issuance by the Bank or delivery by its transfer agent to that person, of Preferred Shares or, pursuant to an NVCC Automatic Conversion, of Common Shares would, at the time of the Trigger Event, cause the Bank to be in violation of any law to which the Bank is subject.

“Significant Shareholder” means any person who beneficially owns directly, or indirectly through entities controlled by such person or persons associated with or acting jointly or in concert with such person, a percentage of the total number of outstanding shares of a class of the Bank that is in excess of that permitted by the Bank Act.

Subject to the foregoing restrictions regarding Ineligible Persons and Significant Shareholders, (i) if the Limited Recourse Trust Assets consist of Preferred Shares at the time a Recourse Event occurs, the Limited Recourse Trustee will deliver to each Noteholder one Preferred Share for each US$1,000 principal amount of Notes held, which shall be applied to the payment of the principal amount of the Notes, and such delivery of Preferred Shares will exhaust each holder’s sole remedy against the Bank for repayment of the principal amount of the Notes and any accrued but unpaid interest thereon then due and payable, and (ii) upon the occurrence of a Recourse Event that is a Trigger Event, each Noteholder will be entitled to receive such Noteholder’s proportionate share of the Limited Recourse Trust Assets and the Limited Recourse Trustee will deliver to each Noteholder that holder’s proportionate share of the Common Shares issued in connection with the Trigger Event upon the conversion of the Preferred Shares into Common Shares upon the happening of an NVCC Automatic Conversion upon the occurrence of such Trigger Event (other than any Dividend Common Shares (as defined herein)). See “Description of the Preferred Shares—NVCC Automatic Conversion Upon Occurrence of a Trigger Event” below. The number of Common Shares issuable in connection with the Trigger Event will be calculated based on a Share Value (as defined herein) of US$1,000 plus declared and unpaid dividends, if any, up to, but excluding, the date of the Trigger Event, expressed in Canadian dollars. The delivery of such Common Shares (other than any Common Shares issued in respect of the portion of the Share Value, if any, equal to any declared and unpaid dividends (the “Dividend Common Shares”), which Dividend Common Shares will not be delivered to the holders of Notes and shall either be retained by the Limited Recourse Trust or sold by the Limited Recourse Trust, with the proceeds distributed to the Bank) shall be applied to the payment of the principal amount, and such delivery of Common Shares will exhaust each holder’s sole remedy against the Bank for repayment of the principal amount of the Notes and any accrued but unpaid interest thereon then due and payable.

The Limited Recourse Trust will continue until no Notes (or any other series of limited recourse capital notes issued by the Bank) are outstanding.

Any amendment or supplement to the Limited Recourse Trust Declaration for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Limited Recourse Trust Declaration (other than with respect to certain immaterial matters) requires the prior consent of the holders of the Notes in accordance with the terms of the Indenture and the holders of any other limited recourse capital notes in accordance with the terms of the indentures under which they are issued.

By acquiring any Note, each holder and beneficial owner of such Note or any interest therein, including any person acquiring any such Note or interest therein after the date of the issuance of the Notes, is deemed to irrevocably acknowledge and agree with, and for the benefit of, the Bank and the Trustee that the delivery of the proportionate share of the Limited Recourse Trust Assets to a Noteholder will exhaust all remedies of such holder under the Notes including in connection with any event of default. All claims of a Noteholder against the Bank shall be extinguished upon receipt by such Noteholder of its proportionate share of the Limited Recourse Trust Assets. If the Bank does not deliver, or fails to cause the Limited Recourse Trustee to deliver, the proportionate share of the Limited Recourse Trust Assets to a Noteholder, the sole remedy of such holder for any claims against the Bank will be recourse to such Noteholder’s proportionate share of the Limited Recourse Trust Assets. All claims of such Noteholder against the Bank for repayment of the principal amount of the Notes and any accrued and unpaid interest thereon when due and payable shall be extinguished upon receipt of the Limited Recourse Trust Assets. In case of any shortfall resulting from the value of the Limited Recourse Trust Assets being less than the principal amount of and any accrued and unpaid interest on the Notes, all losses arising from such shortfall shall be borne by the holders of the Notes.

The Bank has entered into an agreement (the “BMO Indemnity Agreement”) to indemnify the Limited Recourse Trustee against certain claims, liabilities, losses and damages suffered by the Limited Recourse Trustee in connection with acting as trustee of the Limited Recourse Trust. The Limited Recourse Trustee has agreed to exercise and exhaust all its remedies against the Bank under the BMO Indemnity Agreement prior to exercising any rights of indemnity under the Limited Recourse Trust Declaration.

Provided that the Limited Recourse Trustee has so exercised and exhausted its rights under the BMO Indemnity Agreement, the Limited Recourse Trustee will be indemnified and saved harmless by the Limited Recourse Trust Assets from and against all claims, liabilities, losses, damages, penalties, actions, suits, demands, levies, expenses and disbursements including, without limitation, any and all reasonable legal and adviser fees and disbursements, whether groundless or otherwise, including costs (including legal costs on a solicitor and client basis), charges and expenses in connection therewith, brought, commenced or prosecuted against it for or in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of its duties as Limited Recourse Trustee and also from and against all other costs (including legal costs on a solicitor and client basis), charges, and expenses which it sustains or incurs in or about or in relation to the affairs of the Limited Recourse Trust, except such as may be incurred as a result of the wilful misconduct, gross negligence, or bad faith of the Limited Recourse Trustee.

In addition, the Limited Recourse Trustee has entered into an agreement (as amended from time to time, the “Administration Agreement”) with the Bank, as “Administrative Agent”, pursuant to which the Limited Recourse Trustee has delegated to the Bank certain of its obligations in relation to the administration of the Limited Recourse Trust, including the day-to-day operations of the Limited Recourse Trust and such other matters as may be requested from time to time by the Limited Recourse Trustee, in each case subject to certain limitations and restrictions. The Administrative Agent will not be entitled to receive any fees in connection with its services under the Administration Agreement, and is solely responsible for all administrative and operating expenses (plus any applicable taxes) properly incurred on behalf of the Limited Recourse Trust in the ordinary course of the Limited Recourse Trust’s operations.

The Administrative Agent’s rights and obligations under the Administration Agreement will terminate if the Administrative Agent receives a termination notice in writing from the Limited Recourse Trust or the Limited Recourse Trust receives a termination notice in writing from the Administrative Agent, in each case at least 20 business days prior to the last business day of a month, in which case the Administration Agreement will terminate on the last day of that month. Notwithstanding the foregoing, the Administrative Agent will not be permitted to resign until a replacement Administrative Agent has been appointed and has entered into an administration agreement whereby the replacement Administrative Agent will assume, in all material respects, the obligations of the Administrative Agent under the Administration Agreement.

Pursuant to the Indenture, no Noteholder shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless (i) such holder has previously given written notice to the Trustee of a continuing Event of Default or a failure of the Limited Recourse Trustee to deliver such holder’s proportionate share of the Limited Recourse Trust Assets to such holder; (ii) the holders of not less than 25% in principal amount of the outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default or failure of the Limited Recourse Trustee to deliver the proportionate share of the Limited Recourse Trust Assets to a holder, in its own name as Trustee hereunder; (iii) such holder or holders have offered to the Trustee full indemnity and/or security against reasonable costs, expenses and liabilities to be incurred in compliance with such request; (iv) the Trustee for 90 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and (v) no direction inconsistent with such written request has been given to the Trustee during such 90-day period by the majority of holders, it being understood and intended that no one or more of such holders will have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other of such holders, or to obtain or to seek to obtain priority or preference over any other of such holders or to enforce any right under the Indenture, except in the manner provided in the Indenture and for the equal and ratable benefit of all of such holders.

Payment of Additional Amounts

All payments made by the Bank under or with respect to the Notes will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or any province or territory thereof or by any authority or agency therein or thereof having power to tax (hereafter “Canadian taxes”), unless the Bank is required to withhold or deduct Canadian taxes by law or by the interpretation or administration thereof. If the Bank is so required to withhold or deduct any amount for or on account of Canadian taxes from any payment made under or with respect to the Notes, the Bank will pay to each Noteholder as additional interest such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each such holder after such withholding or deduction (and after deducting any Canadian taxes on such Additional Amounts) will not be less than the amount such holder would have received if such Canadian taxes had not been withheld or deducted, except as described below. However, no Additional Amounts will be payable with respect to a payment made to a holder in respect of the beneficial owner thereof:

•

which is subject to such Canadian taxes by reason of the holder or beneficial owner not dealing at arm’s-length for the purposes of the Tax Act with the Bank at the time of the Bank making of such payment;

•

which is subject to such Canadian taxes by reason of the holder or beneficial owner being a “specified non-resident shareholder” of the Bank for purposes of the Tax Act or a non-resident person not dealing at arm’s-length with a “specified shareholder” (within the meaning of subsection 18(5) of the Tax Act) of the Bank;

•	which is subject to such Canadian taxes by reason of the holder or beneficial owner being a “specified entity” (within the meaning of subsection 18.4(1) of the Tax Act) in respect of the Bank;

•

which is subject to such Canadian taxes by reason of the holder or beneficial owner being a resident, domiciliary or national of, engaged in business or maintaining a permanent establishment or other physical presence in or otherwise having some connection with Canada or any province or territory thereof otherwise than by the mere holding of the Notes or the receipt of payments thereunder;

•

which is subject to such Canadian taxes by reason of the holder’s or beneficial owner’s failure to comply with any certification, identification, documentation or other reporting requirements if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Canadian taxes (provided that the Bank advises the trustee and the holders of such Notes then outstanding of any change in such requirements);

•

with respect to any Note presented for payment more than 30 days after the later of (i) the date payment is due and (ii) the date on which funds are made available for payment, except to the extent that the holder thereof would have been entitled to such additional amounts on presenting same for payment on or before such thirtieth day;

•	with respect to any tax that is levied or collected otherwise than by withholding from payments on or in respect of a Note;

•	with respect to any estate, inheritance, gift, sale, transfer, personal property or similar tax or other governmental charge; or

•

which is a fiduciary or partnership or person other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary, a member of such partnership or such beneficial owner would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner held its interest in the Notes directly.

The Bank will also:

•	make such withholding or deduction; and

•	remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

The Bank will furnish to the registered holders of the relevant Notes, within 60 days after the date the payment of any Canadian taxes is due pursuant to applicable law, certified copies of tax receipts or other documents evidencing such payment.

In any event, no Additional Amounts will be payable under the provisions described above in respect of any Note in excess of the Additional Amounts which would be required if, at all relevant times, the beneficial owner of such Note were a resident of the United States for purposes of, and was entitled to the benefits of the Convention. As a result of the limitation on the payment of Additional Amounts discussed in the preceding sentence, the Additional Amounts received by certain holders in respect of beneficial owners of the Notes may be less than the amount of Canadian taxes withheld or deducted and, accordingly, the net amount received by such holders of those Notes will be less than the amount such holders would have received had there been no such withholding or deduction in respect of Canadian taxes.

Wherever in the Indenture governing the Notes there is mentioned, in any context, the payment of principal or interest or any other amount payable under or with respect to a Note, such mention will be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable as set forth in this section in respect thereof.

In the event of the occurrence of any transaction or event resulting in a successor to the Bank, all references to Canada in the preceding paragraphs of this subsection will be deemed to be references to the jurisdiction of organization of the successor entity.

Notwithstanding the foregoing, all payments will be made net of any deduction or withholding imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (or any law implementing such an intergovernmental agreement) (any such withholding, a “FATCA Withholding Tax”), and no Additional Amounts will be payable as a result of any such FATCA Withholding Tax.

Redemption

Redemption at the Option of the Bank

The Notes may be redeemed, at the option of the Bank, with the prior written approval of the Superintendent of Financial Institutions (Canada) (the “Superintendent”) and without the consent of the Noteholders, in whole or in part, on not less than 10 days’ and not more than 60 days’ prior notice to the registered Noteholders, on the Initial Interest Reset Date and on each February 26, May 26, August 26 and November 26 thereafter, at the Redemption Price (an “Optional Redemption”). “Redemption Price” of the Notes means the aggregate of (i) the principal amount thereof, plus (ii) any accrued and unpaid interest thereon up to, but excluding, the date fixed for redemption.

Special Redemption for Capital or Tax Reasons

The Bank may also, at its option, with the prior written approval of the Superintendent and without the consent of the Noteholders, redeem the Notes, in whole but not in part, on not less than 10 days’ and not more than 60 days’ prior notice to the registered Noteholders (i) at any time following a Regulatory Event Date, or (ii) at any time following the occurrence of a Tax Event Date, in each case at the Redemption Price (a “Special Event Redemption”). For the purposes of the foregoing:

“Regulatory Event Date” means the date specified in a letter or other written communication from the Superintendent to the Bank on which the Notes will no longer be recognized in full as eligible “Additional Tier 1” capital or will no longer be eligible to be included in full as risk-based “Total Capital” on a consolidated basis, in each case under the CAR Guideline as interpreted by the Superintendent.

“Tax Event Date” means the date on which the Bank has received an opinion of independent counsel of a nationally recognized law firm in Canada experienced in such matters (who may be counsel to the Bank or the Limited Recourse Trust) to the effect that:

(i)

as a result of: (A) any amendment to, clarification of, or change (including any announced prospective change) in, the laws, or any regulations thereunder, or any application or interpretation thereof, of Canada or any political subdivision or taxing authority thereof or therein, affecting taxation, (B) any judicial decision, administrative pronouncement, published or private ruling, regulatory procedure, rule, notice, announcement, assessment or reassessment (including any notice or announcement of intent to adopt or issue such decision, pronouncement, ruling, procedure, rule, notice, announcement, assessment or reassessment) (collectively, an “administrative action”), or (C) any amendment to, clarification of, or change (including any announced prospective change) in, the official position with respect to or the interpretation of any administrative action or any interpretation or pronouncement that provides for a position with respect to such administrative action that differs from the theretofore generally accepted position, in each of case (A), (B) or (C), by any legislative body, court, governmental authority or agency, regulatory body or taxing authority in Canada, irrespective of the manner in which such amendment, clarification, change, administrative action, interpretation or pronouncement is made known, which amendment, clarification, change or administrative action is effective or which interpretation, pronouncement or administrative action is announced on or after the date of issue of the Notes, there is more than an insubstantial risk (assuming any proposed or announced amendment, clarification, change, interpretation, pronouncement or administrative action is effective and applicable) that: (I) the Bank or the Limited Recourse Trust is, or may be, subject to more than a de minimis amount of additional taxes, duties or other governmental charges or civil liabilities because the treatment of any of its items of income, taxable income, expense, taxable capital or taxable paid-up capital with respect to the Notes (including the treatment by the Bank of interest on the Notes) or the treatment of the Notes or the Preferred Shares (including dividends thereon) or other assets of the Limited Recourse Trust or the Limited Recourse Trust, as or as would be reflected in any tax return or form filed, to be filed, or otherwise could have been filed, will not be respected by a taxing authority, or (II) the Limited Recourse Trust is, or will be, subject to more than a de minimis amount of taxes, duties or other governmental charges or civil liabilities; or

(ii)

(A) as a result of any change (including any announced prospective change) in or amendment to the laws or treaties (or any rules, regulations, rulings or administrative pronouncements thereunder) of Canada (or the jurisdiction of organization of the successor to the Bank) or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, treaties, rules, regulations, rulings or administrative pronouncements (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the date of issue of the Notes (or in the case of a successor to the Bank, after the date of the succession), the Bank (or its successor) has or will become obligated to pay, on the next succeeding date on which interest is due, Additional Amounts on the Notes (assuming, in the case of any announced prospective change, that such announced change will become effective as of the date specified in such announcement and in the form announced); or (B) on or after the date of issue of the Notes (or in the case of a successor to the Bank, after the date of the succession), any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Canada (or the jurisdiction of organization of the successor to the Bank) or any political subdivision or taxing authority thereof or therein, including any of those actions specified in clause (ii)(A) above, whether or not such action was taken or decision was rendered with respect to the Bank (or its successor), or any change, amendment, application or interpretation shall be officially proposed, which, in any such case, will result in the Bank (or its successor) becoming obligated to pay, on the next succeeding date on which interest is due, Additional Amounts on the Notes (assuming that such change, amendment, application, interpretation or action is applied to the Notes by the taxing authority and that, in the case of any announced prospective change, that such announced change will become effective as of the date specified in such announcement and in the form announced); and, in any such case of clauses (ii)(A) or (B), the Bank (or its successor), in its business judgment, determines that such obligation cannot be avoided by the use of reasonable measures available to it (or its successor). For the avoidance of doubt, reasonable measures do not include a change in the terms of the Notes or a substitution of the debtor.

Mandatory Redemption upon Redemption of the Preferred Shares

Upon any redemption by the Bank of the Preferred Shares held in the Limited Recourse Trust in accordance with the terms of such shares prior to the Maturity Date (such redemption will be subject to the prior written approval of the Superintendent), outstanding Notes with an aggregate principal amount equal to the aggregate face amount of Preferred Shares redeemed by the Bank pursuant to such redemption shall automatically and immediately be redeemed, for a cash amount equal to the Redemption Price, on a full and permanent basis, without any action on the part of, or the consent of, the Noteholders. See “Description of the Preferred Shares” for a description of the circumstances under which the Preferred Shares may be redeemed by the Bank. For certainty, to the extent that, in accordance with the terms of the Indenture, the Bank has immediately prior to or concurrently with such redemption of Preferred Shares redeemed or purchased for cancellation outstanding Notes with an aggregate principal amount equal to the aggregate face amount of Preferred Shares being redeemed, such requirement to redeem a corresponding number of Notes shall be deemed satisfied.

Redemption Generally

If the Bank does not pay the applicable Redemption Price in cash when required, a Recourse Event will have occurred and each Noteholder’s sole remedy shall be the delivery of such holder’s proportionate share of the Limited Recourse Trust Assets. See “—Limited Recourse”.

The Bank will not redeem the Notes under any circumstances if such redemption would, directly or indirectly, result in the Bank’s breach of any provision of the Bank Act or the CAR Guideline.

Any Notes redeemed by the Bank will be cancelled and will not be reissued. The Notes are not redeemable at the option or election of holders.

Purchase for Cancellation

In addition, the Bank may, with the prior written approval of the Superintendent, purchase Notes in the open market or by tender (available to all Noteholders), by private contract or otherwise at such price or prices and upon such terms and conditions as the Bank may in its absolute discretion may determine, subject, however, to any applicable law restricting the purchase of Notes. Any Notes purchased by the Bank shall be cancelled.

If any Notes are so purchased for cancellation, subject to the provisions of the Bank Act, the consent of the Superintendent and various restrictions on the retirement of Preferred Shares, the Bank shall redeem a corresponding number of Preferred Shares (which Preferred Shares will have a face amount equal to the aggregate principal amount of the Notes to be cancelled) then held in the Limited Recourse Trust for cancellation.

Covenants

The Bank will not be restricted by the Indenture or the Notes from incurring, assuming or becoming liable for any type of debt or other obligations or purchasing or redeeming its capital stock. Neither the Indenture nor the Notes will require the maintenance of any financial ratios or specified levels of net worth or liquidity, nor will they contain any covenants or other provisions that would limit the Bank or its subsidiaries’ rights to incur additional indebtedness, enter into any sale and leaseback transaction or grant liens on the Bank’s or its subsidiaries’ assets. Neither the Indenture nor the Notes will contain any provisions that would require the Bank to repurchase or redeem or otherwise modify the terms of the Notes upon a change in control or other events that may adversely affect the creditworthiness of the Notes, for example, a highly leveraged transaction.

Modification and Waiver of the Notes

There are four types of changes the Bank can make to the Indenture and the Notes, each of which is described in the section “Description of Debt Securities We May Offer—Modification and Waiver of the Debt Securities” in the accompanying prospectus. However, any deletion, addition or variation of the terms and conditions of the Notes which might affect the classification afforded to the Notes under the capital adequacy requirements pursuant to the Bank Act and the regulations and guidelines thereunder will require the prior written approval of the Superintendent.

Satisfaction and Discharge

The Indenture will upon the Bank’s request cease to be of further effect, and the Trustee, at the expense of the Bank, will execute proper instruments acknowledging satisfaction and discharge of the Indenture, when (a) either: (1) all Notes authenticated and delivered (other than (i) Notes which have been mutilated, destroyed, lost or stolen and which have been replaced or paid and (ii) Notes for whose payment money has been deposited in trust or segregated and held in trust by the Bank and thereafter repaid to the Bank or discharged from such trust) have been delivered to a Trustee for cancellation, or (2) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Bank has deposited or caused to be deposited with the Trustee in trust (i) funds in an amount sufficient to discharge the entire indebtedness on such Notes for principal amount and interest to the Maturity Date or to the redemption date, as the case may be, or (ii) in the event of a Recourse Event, all Limited Recourse Trust Assets which Noteholders are entitled to receive in accordance with the Indenture; (b) the Bank has paid or caused to be paid all other sums payable under the Indenture by the Bank; and (c) the Bank has delivered to the Trustee an officer’s certificate and opinion of counsel stating that all conditions precedent in the Indenture provided for relating to the satisfaction and discharge of the Indenture have been complied with.

Legal Ownership

Investors who hold their Notes in accounts at banks or brokers will generally not be recognized by us as registered holders of Notes (except as required by law). This is called holding in street name. Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its Notes (except as required by law). These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the Notes, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold your Notes in street name, you should check with your own institution to find out:

•	how it handles note payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if it were ever required;

•	whether and how you can instruct it to send you notes registered in your own name so you can be a direct holder as described below; and

•	how it would pursue rights under the Notes if there were a default or other event triggering the need for holders to act to protect their interests.

Our obligations, as well as the obligations of the Trustee and those of any third parties employed by us or the Trustee, under the Notes run only to persons who are registered as holders of Notes. As noted above, we generally do not have obligations to you if you hold in street name or other indirect means, either because you choose to hold your Notes in that manner or because the Notes are issued in the form of global notes as described below. For example, once we make payment to the registered holder we have no further responsibility for that payment, even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.

As described above, we require that the global note be registered in the name of The Depository Trust Company, as depositary, or its nominee. We also require that the global note not be transferred to the name of any other direct holder except in the special circumstances described in the accompanying prospectus in the section “Description of Debt Securities We May Offer—Legal Ownership and Book-Entry Issuance.” Any person wishing to own a global note must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary.

Any registered holder who transfers any Note must provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee may rely on information provided to it and will have no responsibility to verify or ensure the accuracy of such information.

Further details of legal ownership are discussed in the accompanying prospectus in the section “Description of Debt Securities We May Offer—Legal Ownership and Book-Entry Issuance.”

Payments

Payment of the principal and interest on the Notes will be made in U.S. dollars. We will pay the principal and interest in immediately available funds to The Depository Trust Company, as depositary, or its nominee as the registered owner of the global notes representing the Notes. We will not make payments to any indirect holders who own beneficial interests in the Notes. An indirect holder’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described in the accompanying prospectus in the section “Description of Debt Securities We May Offer—Legal Ownership and Book-Entry Issuance.”

Trustee

Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association will serve as the Trustee for the Notes.

Paying Agent

We have appointed Computershare Trust Company, N.A. as the initial paying agent. We must notify you of changes in the paying agent.

Calculation Agent

BMO Capital Markets Corp., an affiliate of ours, will serve as our calculation agent for the Notes; however, we may change the calculation agent at any time without notice, and BMO Capital Markets Corp. may resign as calculation agent at any time upon sixty (60) days’ written notice to us. In such a case, we or another affiliate of ours may assume the duties of the calculation agent. All determinations and calculations of the calculation agent, in the absence of manifest error, will be conclusive and binding on us and the holders of the Notes. For the avoidance of doubt and notwithstanding anything to the contrary in the documentation relating to the Notes, any determination by the calculation agent with respect to or in connection with the implementation of a substitute or successor base rate in accordance with the definition of the U.S. Treasury Rate shall become effective without, and shall not be subject to, consent from the holders of the Notes or any other party.

Governing Law

The Notes and the Indenture will be governed by the laws of the State of New York, except that the provisions relating to an NVCC Automatic Conversion and the subordination provisions in the Indenture and the Notes will be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

DESCRIPTION OF THE PREFERRED SHARES

On or prior to the Issue Date, the Preferred Shares will be issued as a series of Class B preferred shares of the Bank to the Limited Recourse Trust to be held in accordance with the terms of the Limited Recourse Trust Declaration. The following is a summary of the rights, privileges, restrictions and conditions of or attaching to the Preferred Shares as a series.

The following summary of certain provisions of the Preferred Shares and the Limited Recourse Trust Declaration does not purport to be complete and is subject to and qualified in its entirety by reference to all of the provisions of the Preferred Shares and the Limited Recourse Trust Declaration, including the definitions of certain terms used in the provisions of the Preferred Shares and the Limited Recourse Trust Declaration. We urge you to read these documents because they, and not this description, define your rights as a holder of the Preferred Shares.

Defined Terms

The following definitions are relevant to the Preferred Shares:

“Annual Fixed Dividend Rate” means, for any Subsequent Fixed Rate Period, the rate (expressed as a percentage rate rounded to the nearest one hundred–thousandth of one percent (with 0.000005% being rounded up)) equal to the U.S. Treasury Rate on the applicable Fixed Rate Calculation Date plus 3.010%.

“Canadian Dollar Equivalent” means the Canadian dollar equivalent of U.S. dollars using the spot exchange rate as of 4:30 p.m. New York City time on July 15, 2024.

“Fixed Period End Date” means the Initial Reset Date and each November 26 every fifth year thereafter.

“Fixed Rate Calculation Date” means, for any Subsequent Fixed Rate Period, the third business day immediately preceding the first day of such Subsequent Fixed Rate Period.

“H.15 Daily Update” means the Selected Interest Rates (Daily)—H.15 release of the U.S. Federal Reserve Board of Governors, available at www.federalreserve.gov/releases/h15/update, or any successor site or publication.

“Initial Fixed Dividend Rate” means, for the Initial Fixed Rate Period, the rate equal to the interest rate per annum on the Notes in effect as of the Issue Date.

“Initial Reset Date” means November 26, 2034.

“Subsequent Fixed Rate Period” means the period from and including the Initial Reset Date to, but excluding, the next Fixed Period End Date and each five-year period thereafter from and including such Fixed Period End Date to, but excluding, the next Fixed Period End Date.

“U.S. Treasury Rate” means, with respect to any Subsequent Fixed Rate Period for which such rate applies, the rate per annum equal to the average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity, for five-year maturities, for the five business days preceding the applicable Fixed Rate Calculation Date appearing (or, if fewer than five business days appear, such number of business days appearing) under the caption “Treasury Constant Maturities” in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the Federal Reserve Board, as determined by the calculation agent in its sole discretion. If no calculation is provided as described above, then the calculation agent, after consulting such sources as it deems comparable to any of the foregoing calculations, or any such source as it deems reasonable from which to estimate the five-year treasury rate, will determine the

U.S. Treasury Rate in its sole discretion, provided that if the calculation agent determines there is an industry-accepted successor five-year treasury rate, then the calculation agent will use such successor rate. If the calculation agent has determined a substitute or successor base rate in accordance with the foregoing, the calculation agent in its sole discretion may determine the business day convention, the definition of business day and the Fixed Rate Calculation Date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the five-year treasury rate, in a manner that is consistent with industry accepted practices for such substitute or successor base rate.

Face Amount

US$1,000 per Preferred Share.

Dividends

During the period from and including the date of issue of the Preferred Shares to, but excluding, the Initial Reset Date (the “Initial Fixed Rate Period”), holders of Preferred Shares will be entitled to receive fixed rate non-cumulative preferential cash dividends, as and when declared by the board of directors of the Bank, subject to the provisions of the Bank Act, payable quarterly in arrears on February 26, May 26, August 26 and November 26 of each year (each, a “Dividend Payment Date”), in an amount per Preferred Share per annum equal to the Initial Fixed Dividend Rate multiplied by US$1,000 (or if then held in the Limited Recourse Trust, the Canadian Dollar Equivalent (as defined herein) of US$1,000); provided that, whenever it is necessary to compute any dividend amount in respect of the Preferred Shares for a period of less than one full quarterly dividend period, such dividend amount shall be calculated on the basis of the actual number of days in the period and a year of 365 days.

During each Subsequent Fixed Rate Period, holders of Preferred Shares will be entitled to receive fixed rate non-cumulative preferential cash dividends, as and when declared by the board of directors of the Bank, subject to the provisions of the Bank Act, payable quarterly in arrears on each Dividend Payment Date, in an amount per Preferred Share per annum equal to the Annual Fixed Dividend Rate applicable to such Subsequent Fixed Rate Period multiplied by US$1,000 (or if then held in the Limited Recourse Trust, the Canadian Dollar Equivalent of US$1,000).

The calculation agent will determine the Annual Fixed Dividend Rate applicable to each Subsequent Fixed Rate Period on the applicable Fixed Rate Calculation Date. Such determination will, in the absence of manifest error, be final and binding upon the Bank and all holders of Preferred Shares. The Bank will, on each Fixed Rate Calculation Date, give written notice of the Annual Fixed Dividend Rate for the ensuing Subsequent Fixed Rate Period to the registered holders of the then outstanding Preferred Shares.

The Limited Recourse Trustee, as trustee of the Limited Recourse Trust, will, by written notice, provide to the Bank a waiver (the “Waiver”) of its right to receive any and all dividends on the Preferred Shares during the period from and including the date of the waiver to and including the earlier of (a) the date upon which the Limited Recourse Trustee, as trustee, provides, by written notice, a revocation of the Waiver to the Bank, and (b) the date upon which the Limited Recourse Trustee, as trustee of the Limited Recourse Trust, is no longer the registered holder of Preferred Shares. Accordingly, no dividends are expected to be declared or paid on the Preferred Shares while the Preferred Shares are held in the Limited Recourse Trust. The Waiver is applicable to the Limited Recourse Trustee, as trustee of the Limited Recourse Trust, and will not bind a subsequent holder of the Preferred Shares. The Bank will covenant in favor of the Limited Recourse Trust that, at any time during which the Waiver is no longer in effect and the Limited Recourse Trust is a holder of the Preferred Shares, if it does not declare and pay dividends on the Preferred Shares, it will not declare and pay dividends on any of the other outstanding series of Class B preferred shares of the Bank.

If the board of directors of the Bank does not declare dividends, or any part thereof, on the Preferred Shares on or before the relevant Dividend Payment Date for a particular period, then the entitlement of the holders of Preferred Shares to receive such dividends, or to any part thereof, for the relevant period shall be forever extinguished.

The Bank may also be restricted under the Bank Act from paying dividends on the Preferred Shares in certain circumstances. See “Description of Common Shares and Preferred Shares—Limitations Affecting Holders of Common Shares and Preferred Shares—Bank Act and Government Restrictions and Approval” in the accompanying prospectus, and “Description of the Preferred Shares—Restrictions on Dividends and Retirement of Shares” in this prospectus supplement.

Redemption

Except to the extent there is a Special Event Redemption or a purchase for cancellation of the Notes, the Preferred Shares will not be redeemable by the Bank prior to November 26, 2034.

Subject to the provisions of the Bank Act (see “Description of Common Shares and Preferred Shares—Limitations Affecting Holders of Common Shares and Preferred Shares—Bank Act and Government Restrictions and Approval” in the accompanying prospectus), the prior consent of the Superintendent and the provisions of the Preferred Shares described below under “Restrictions on Dividends and Retirement of Shares”, the Bank may redeem all or any part of the outstanding Preferred Shares, at the option of the Bank and without the consent of the holder, on the Initial Reset Date and on each February 26, May 26, August 26 and November 26 thereafter, by the payment of an amount in cash for each such share so redeemed of US$1,000 (or if then held in the Limited Recourse Trust, the Canadian Dollar Equivalent of US$1,000) per Preferred Share, together with any declared and unpaid dividends (of which none are expected for so long as the Preferred Shares are held in the Limited Recourse Trust), to, but excluding, the date fixed for redemption.

If at any time the Bank redeems Notes in accordance with their terms (including in connection with an Optional Redemption or a Special Event Redemption) or purchases Notes, in whole or in part, by tender offer, open market purchases, negotiated transactions or otherwise, for cancellation, then the Bank shall, subject to the provisions of the Bank Act, the prior consent of the Superintendent and to the provisions of the Preferred Shares, redeem such number of Preferred Shares with an aggregate face amount equal to the aggregate principal amount of Notes redeemed or purchased for cancellation by the Bank, by the payment of an amount in cash for each such share so redeemed of the Canadian Dollar Equivalent of US$1,000 per Preferred Share, together with any declared and unpaid dividends (of which none are expected for so long as the Preferred Shares are held in the Limited Recourse Trust) to, but excluding, the date fixed for redemption.

When the preferred shares are held in the Limited Recourse Trust, subject to the provisions of the Bank Act, the prior consent of the Superintendent and the provisions of the Preferred Shares, the Bank may also redeem all but not less than all of the outstanding Preferred Shares (i) at any time following a Regulatory Event Date, or (ii) at any time following a Tax Event Date, at the Bank’s option without the consent of the holder, by the payment of an amount in cash for each such share so redeemed of the Canadian Dollar Equivalent of US$1,000 per Preferred Share, together with any declared and unpaid dividends (of which none are expected for so long as the Preferred Shares are held in the Limited Recourse Trust), to, but excluding, the date fixed for redemption.

Concurrently with or upon the maturity of the Notes, subject to the provisions of the Bank Act, the prior consent of the Superintendent and the provisions of the Preferred Shares, the Bank may, at the Bank’s option, redeem all but not less than all of the outstanding Preferred Shares by the payment of an amount in cash for each such share so redeemed of the Canadian Dollar Equivalent of US$1,000 per Preferred Share, together with any declared and unpaid dividends (of which none are expected for so long as the Preferred Shares are held in the Limited Recourse Trust) up to, but excluding, the date fixed for redemption.

The Bank will give notice of any redemption to registered holders at least 10 and not more than 60 days prior to the redemption date.

Where a part only of the then outstanding Preferred Shares is at any time to be redeemed, the Preferred Shares will be redeemed pro rata disregarding fractions, or in such other manner as the board of directors of the Bank determines, subject to the approval of the Superintendent.

NVCC Automatic Conversion Upon Occurrence of a Trigger Event

Upon the occurrence of a Trigger Event, each outstanding Preferred Share will automatically and immediately be converted, on a full and permanent basis, without any action on the part of the holder thereof, into fully-paid and non-assessable Common Shares, the number of which is to be determined in accordance with the NVCC Automatic Conversion Formula (as defined herein); rounding down, if necessary, to the nearest whole number of Common Shares, such conversion being referred to herein as an “NVCC Automatic Conversion”. Fractions of Common Shares will not be issued or delivered pursuant to an NVCC Automatic Conversion and no cash payment will be made in lieu thereof. The “NVCC Automatic Conversion Formula” is (Multiplier x Share Value) ÷ Conversion Price = number of Common Shares into which each Preferred Share is converted upon a Trigger Event. For the purposes of the foregoing:

“Conversion Price” means the greater of (i) the Floor Price, and (ii) the Current Market Price.

“Current Market Price” means the volume weighted average trading price of the Common Shares on the Toronto Stock Exchange or, if not then listed on the Toronto Stock Exchange, on another exchange or market chosen by the board of directors of the Bank on which the Common Shares are then traded, for the 10 consecutive trading days ending on the trading day immediately prior to the date on which the Trigger Event occurs (with the conversion occurring as of the start of business on the date on which the Trigger Event occurs), converted (if not denominated in Canadian dollars) into Canadian dollars on the basis of the closing exchange rate between Canadian dollars and the relevant currency reported by the Bank of Canada on the date immediately preceding the date of the Trigger Event (or if not available on such date, the date on which such closing rate was last available prior to such date). If such exchange rate is no longer reported by the Bank of Canada, the relevant exchange rate for calculating the Current Market Price in Canadian dollars shall be the simple average of the closing exchange rates between Canadian dollars and the relevant currency quoted at approximately 4:00 p.m., New York City time, on such date by three major banks selected by the Bank. If no such trading prices are available, “Current Market Price” shall be the Floor Price.

“Floor Price” means $5.00, subject to adjustment in the event of (i) the issuance of Common Shares or securities exchangeable for or convertible into Common Shares to all holders of Common Shares as a stock dividend, (ii) the subdivision, redivision or change of the Common Shares into a greater number of Common Shares, or (iii) the reduction, combination or consolidation of the Common Shares into a lesser number of Common Shares. The Floor Price will be adjusted so that it will equal the price determined by multiplying the Floor Price in effect immediately prior to such effective date or record date of such event by a fraction: (i) the numerator of which shall be the total number of Common Shares outstanding on such effective date or record date before giving effect to such event; and (ii) the denominator of which shall be the total number of Common Shares outstanding immediately after giving effect to such event (including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number, without duplication, of Common Shares that would have been outstanding had all such securities been exchanged for or converted into Common Shares on such effective date or record date). The adjustment will be calculated to the nearest one-tenth of one cent provided that no adjustment of the Conversion Price will be required unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price then in effect; provided, however, that in such case any adjustment that would otherwise be required to be made will be carried forward and will be made at the time of and together with the next subsequent adjustment which, together with any adjustments so carried forward, will amount to at least 1% of $5.00.

“Multiplier” means 1.0.

“Share Value” means US$1,000 plus declared and unpaid dividends, if any, to but excluding the date of the Trigger Event, expressed in Canadian dollars. In determining the Share Value of any Preferred Share, the face amount thereof and any declared and unpaid dividends thereon shall be converted from U.S. dollars into Canadian dollars on the basis of the closing exchange rate between Canadian dollars and U.S. dollars (in Canadian dollars per U.S. dollar) reported by the Bank of Canada on the date immediately preceding the date of the Trigger Event (or if not available on such date, the date on which such closing rate was last available prior to such date). If such exchange rate is no longer reported by the Bank of Canada, the relevant exchange rate for calculating the Share Value in Canadian dollars shall be the simple average of the closing exchange rates between Canadian dollars and U.S. dollars (in Canadian dollars per U.S. dollar) quoted at approximately 4:00 p.m., New York City time, on such date by three major banks selected by the Bank. As a result of the Waiver, no declared and unpaid dividends are expected for so long as the Preferred Shares are held in the Limited Recourse Trust.

“Trigger Event” has the meaning set out in the CAR Guideline, Chapter 2, Definition of Capital, effective November 2023, as such term may be amended or superseded by OSFI from time to time, which term currently provides that each of the following constitutes a Trigger Event:

•

the Superintendent publicly announces that the Bank has been advised, in writing, that the Superintendent is of the opinion that the Bank has ceased, or is about to cease, to be viable and that, after the conversion or write-off, as applicable, of all contingent instruments and taking into account any other factors or circumstances that are considered relevant or appropriate, it is reasonably likely that the viability of the Bank will be restored or maintained; or

•

a federal or provincial government in Canada publicly announces that the Bank has accepted or agreed to accept a capital injection, or equivalent support, from the federal government or any provincial government or political subdivision or agent or agency thereof without which the Bank would have been determined by the Superintendent to be non-viable.

In any case where the aggregate number of Common Shares to be issued to a holder of Preferred Shares pursuant to an NVCC Automatic Conversion includes a fraction of a Common Share, such number of Common Shares to be issued to such holder shall be rounded down to the nearest whole number of Common Shares and no cash payment shall be made in lieu of such fractional Common Share. Notwithstanding any other provision of the Preferred Shares, the conversion of such shares shall not be an event of default and the only consequence of a Trigger Event under the provisions of such shares will be the conversion of such shares into Common Shares.

In the event of a capital reorganization, consolidation, merger or amalgamation of the Bank or comparable transaction affecting the Common Shares, the Bank will take necessary action to ensure that holders of Preferred Shares receive, pursuant to an NVCC Automatic Conversion, the number of Common Shares or other securities that such holders would have received if the NVCC Automatic Conversion occurred immediately prior to the record date for such event.

Right Not to Deliver Common Shares upon an NVCC Automatic Conversion

Upon an NVCC Automatic Conversion, the Bank reserves the right not to deliver some or all, as applicable, of the Common Shares issuable thereupon to any person whom the Bank or its transfer agent has reason to believe is an Ineligible Person or any person who, by virtue of the operation of the NVCC Automatic Conversion, would become a Significant Shareholder through the acquisition of Common Shares. In such circumstances, the Bank will hold, as agent for such persons, the Common Shares that would have otherwise been delivered to such persons and will attempt to facilitate the sale of such Common Shares to parties other than the Bank and its affiliates on behalf of such persons through a registered dealer to be retained by the Bank on behalf of such persons. Those sales (if any) may be made at any time and at any price. The Bank will not be subject to any liability for failure to sell such Common Shares on behalf of such persons or at any particular price on any particular day. The net proceeds received by the Bank from the sale of any such Common Shares will be divided among the applicable persons in proportion to the number of Common Shares that would otherwise have been delivered to them upon the NVCC Automatic Conversion after deducting the costs of sale and any applicable withholding taxes.

Purchase for Cancellation

Subject to the provisions of the Bank Act, the provisions described below under “Restrictions on Dividends and Retirement of Shares” and the prior written approval of the Superintendent, the Bank may at any time or from time to time purchase for cancellation the whole or any part of the outstanding Preferred Shares in the open market (including by private contracts), by tender or otherwise at the lowest price or prices at which in the opinion of the board of directors of the Bank such shares are obtainable.

Conversion into Another Series of Preferred Shares

The Bank may, at any time that the Preferred Shares are not held by the Limited Recourse Trust and subject to the prior consent of the Superintendent, give the holders of Preferred Shares the right, at such holder’s option, to convert such Preferred Shares into a new series of Additional Tier 1 capital preferred shares of the Bank on a share-for-share basis.

Restrictions on Dividends and Retirement of Shares

So long as any Preferred Shares are outstanding, the Bank will not, without the approval of holders of the Preferred Shares given in the manner specified under the heading “Shareholder Approvals” below:

•

declare, pay or set apart for payment any dividends on the Common Shares or any other shares of the Bank ranking junior to the Preferred Shares (other than stock dividends on any shares of the Bank ranking junior to the Preferred Shares);

•

redeem, purchase or otherwise retire any Common Shares or any other shares of the Bank ranking junior to the Preferred Shares (except out of the net cash proceeds of a substantially concurrent issue of shares ranking junior to the Preferred Shares);

•	redeem, purchase or otherwise retire less than all the Preferred Shares; or

•

except pursuant to any purchase obligation, sinking fund, retraction privilege or mandatory redemption provisions attaching to any series of preferred shares of the Bank, redeem, purchase or otherwise retire any other shares ranking on a parity with the Preferred Shares, unless, in each such case, all dividends up to and including the dividend payment date for the last completed period for which dividends will be payable will have been declared and paid or set apart for payment in respect of each series of cumulative Class B preferred shares of the Bank then issued and outstanding and on all other cumulative shares ranking on a parity with the Class B preferred shares of the Bank and there will have been paid or set apart for payment all declared dividends in respect of each series of non-cumulative Class B preferred shares of the Bank (including the Preferred Shares) then issued and outstanding and on all other non-cumulative shares ranking on a parity with the Class B preferred shares of the Bank.

Issue of Additional Series of Preferred Shares

The Bank may issue other series of Class B preferred shares ranking on a parity with the Preferred Shares without the approval of holders of the Preferred Shares as a series.

Amendments to Preferred Shares

The Bank will not, without the approval of the holders of Preferred Shares given as specified below under “Shareholder Approvals” delete or vary any rights, privileges, restrictions and conditions attaching to the Preferred Shares. In addition to the aforementioned approval, the Bank will not without, but may from time to time with, the prior approval of the Superintendent, make any such deletion or variation which might affect the classification afforded to the Preferred Shares from time to time for capital adequacy requirements pursuant to the Bank Act and the regulations and guidelines thereunder and the CAR Guideline.

Shareholder Approvals

The approval of any amendments to the rights, privileges, restrictions and conditions attaching to the Preferred Shares may be given by a resolution carried by the affirmative vote of not less than 66 2/3% of the votes cast at a meeting of holders of Preferred Shares, at which a majority of the outstanding Preferred Shares is represented or, if no such quorum is present at the meeting, at a meeting following such adjourned meeting at which no quorum would apply.

In addition to the aforementioned approval, any amendments to the rights, privileges, restrictions and conditions attaching to the Preferred Shares that affect the classification afforded to the Preferred Shares from time to time for capital adequacy requirements pursuant to the Bank Act and the regulations and guidelines thereunder can only be made with the prior consent of the Superintendent.

Rights on Liquidation

At any time prior to the occurrence of a Trigger Event, in the event of the liquidation, dissolution or winding-up of the Bank, the holders of Preferred Shares will be entitled to receive US$1,000 (or if then held by the Limited Recourse Trust, the Canadian Dollar Equivalent of US$1,000) per Preferred Share held, together with all dividends declared and unpaid, if any, to, but excluding, the date of payment (of which none are expected for so long as the Preferred Shares are held by the Limited Recourse Trustee), before any amount will be paid or any assets of the Bank distributed to the holders of any shares ranking junior to the Preferred Shares. Upon payment to the registered holders of the Preferred Shares of the amount so payable to them, the holders of the Preferred Shares will not be entitled to share in any further distribution of the property or assets of the Bank. If a Trigger Event has occurred, these rights on liquidation will not be relevant since all Preferred Shares will have been converted into Common Shares which will rank on parity with all other Common Shares.

Voting Rights

Subject to the provisions of the Bank Act, the holders of Preferred Shares will not be entitled to receive notice of, attend, or vote at, any meeting of the shareholders of the Bank unless and until the first time at which the board of directors of the Bank has not declared the whole dividend on the Preferred Shares in respect of any quarterly period to which holders are entitled (for clarity, such time may not occur before the earlier of the revocation of the Waiver or the date upon which such Limited Recourse Trustee, as trustee of the Limited Recourse Trust, is no longer the registered holder of Preferred Shares, because, prior to such revocation or such date, the Limited Recourse Trust, as holder of the Preferred Shares, will have waived any right to receive dividends on the Preferred Shares). In the event that the board of directors of the Bank has not declared the whole dividend on the Preferred Shares in respect of any quarterly period to which holders are entitled, the holders of Preferred Shares will be entitled to receive notice of, and to attend, meetings of shareholders at which directors of the Bank are to be elected and will be entitled to one vote for each Preferred Shares held. The voting rights of the holders of Preferred Shares will forthwith cease upon payment by the Bank of the first dividend on the Preferred Shares to which the holders are entitled subsequent to the time such voting rights first arose until such time as the Bank may again fail to declare the whole dividend on the shares of such series in respect of any quarterly period, in which event such voting rights will become effective again and so on from time to time.

If the Waiver has been revoked and the Limited Recourse Trustee becomes entitled to voting rights, the Limited Recourse Trustee will exercise any voting rights in respect of the Preferred Shares held by the Limited Recourse Trust (including on any matters on which the holders of the Preferred Shares would have a vote) solely as directed by the Bank (which direction will be given by the Bank, in certain circumstances, in accordance with the directions received from the Trustee in accordance with the Indenture).

In connection with any action to be taken by the Bank which requires the approval of the holders of Preferred Shares voting as a series or as part of the class, each such share will entitle the holder thereof to one vote.

Priority

The Preferred Shares will rank on parity with all other series of Class B preferred shares authorized by the Bank and in priority to the Common Shares and over any other shares ranking junior to the Preferred Shares as to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Bank.

If a Trigger Event occurs, the priority of the Preferred Shares described above will not be relevant since upon an NVCC Automatic Conversion all Preferred Shares will be converted into Common Shares which will rank on parity with all other issued and outstanding Common Shares.

Tax Election

The Preferred Shares will be “taxable preferred shares” as defined in the Tax Act for purposes of the tax under Part IV.1 of the Tax Act applicable to certain corporate holders of such shares. The terms of the Preferred Shares will require the Bank to make the necessary election under Part VI.1 of the Tax Act so that corporate holders will not be subject to the tax under Part IV.1 of the Tax Act on dividends received (or deemed to be received) on the Preferred Shares. See “Certain Canadian Federal Income Tax Considerations”.

Bank Act Restrictions

The Bank reserves the right not to issue shares, including Preferred Shares, to any person whose address is in, or whom the Bank or the Bank’s transfer agent has reason to believe is a resident of, any jurisdiction outside Canada, to the extent that such issue would require the Bank to take any action to comply with the securities, banking or analogous laws of such jurisdiction. See also “Description of Common Shares and Preferred Shares—Limitations Affecting Holders of Common Shares and Preferred Shares—Bank Act and Government Restrictions and Approval” in the accompanying prospectus.

Additional Amounts

No additional amounts will be paid by the Bank on dividends paid or deemed to be paid on the Preferred Shares.

Business Days

If any action is required to be taken by the Bank on a day that is not a business day, then such action will be taken on the next succeeding day that is a business day.

Calculation Agent

BMO Capital Markets Corp., an affiliate of ours, will serve as our calculation agent for the Preferred Shares; however, we may change the calculation agent at any time without notice, and BMO Capital Markets Corp. may resign as calculation agent at any time upon sixty (60) days’ written notice to us. In such a case, we or another affiliate of ours may assume the duties of the calculation agent. All determinations and calculations of the calculation agent, in the absence of manifest error, will be conclusive and binding on us and the holders of the Preferred Shares. For the avoidance of doubt and notwithstanding anything to the contrary in the documentation relating to the Preferred Shares, any determination by the calculation agent with respect to or in connection with the implementation of a substitute or successor base rate in accordance with the definition of the U.S. Treasury Rate shall become effective without, and shall not be subject to, consent from the holders of the Preferred Shares or any other party.

Governing Law

The Preferred Shares will be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

This section is the opinion of Sullivan & Cromwell LLP, the Bank’s United States counsel. The following summary of material U.S. federal income tax consequences to a U.S. Holder (as defined below) of the purchase of the Notes, and ownership and disposition of the Notes, Preferred Shares acquired on a Recourse Event, and Common Shares acquired on a Recourse Event that is a Trigger Event or on an NVCC Automatic Conversion after the Preferred Shares are delivered to holders of Notes, is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated under the Code, rulings and decisions now in effect and the income tax treaty between the United States of America and Canada (the “Treaty”), all of which are subject to change, including changes in effective dates and other retroactive changes, or possible differing interpretations. It deals only with Notes, Preferred Shares and Common Shares held as capital assets and does not purport to deal with all of the U.S. federal income tax consequences that may be relevant to holders in special tax situations, such as financial institutions, insurance companies, regulated investment companies, real estate investment trusts, flow-through entities, tax-exempt entities or persons holding the Notes, Preferred Shares or Common Shares in a tax-deferred or tax-advantaged account, dealers in securities, traders in securities that elect to mark to market, entities classified as partnerships, persons holding Notes, Preferred Shares or Common Shares as a hedge against currency risks, as a position in a “straddle” or as part of a “hedging”, “conversion” or other “integrated” transaction for tax purposes, a person that purchases or sells Notes, Preferred Shares or Common Shares as part of a wash sale for tax purposes, or persons whose functional currency is not the U.S. dollar. It only deals with U.S. Holders that purchase the Notes upon original issuance at the offering price indicated on the cover of this. Offering Memorandum. If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the Notes, Preferred Shares or Common Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Thus, persons who are partners in a partnership holding the Notes, Preferred Shares or Common Shares should consult their own tax advisors. This section addresses only U.S. federal income taxation and does not address all of the tax consequences that may be relevant in light of a holder’s individual circumstances, including foreign, state or local tax consequences, and tax consequences arising under the Medicare contribution tax on net investment income or the alternative minimum taxes. Moreover, all persons considering the purchase of the Notes should consult their own tax advisors concerning the application of U.S. federal income tax laws to their particular situations as well as any consequences of the purchase of the Notes, or ownership and disposition of the Notes, Preferred Shares or Common Shares, arising under the laws of any other taxing jurisdiction.

This section applies only to U.S. Holders (as defined below). If you are not a U.S. Holder, this section does not apply to you. As used in this Offering Memorandum, the term “U.S. Holder” means a beneficial owner of a Note, Preferred Share or Common Share that is for U.S. federal income tax purposes:

a citizen or individual resident of the United States;

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

an estate the income of which is subject to U.S. federal income tax regardless of its source; or

a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

NO STATUTORY, REGULATORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE NOTES, THE PREFERRED SHARES ACQUIRED ON A RECOURSE EVENT, AND COMMON SHARES ACQUIRED ON A RECOURSE EVENT THAT IS A TRIGGER EVENT OR ON AN NVCC AUTOMATIC CONVERSION SHOULD BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF YOUR

INVESTMENT ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF OWNERSHIP OF NOTES, THE PREFERRED SHARES ACQUIRED ON A RECOURSE EVENT, AND COMMON SHARES ACQUIRED ON A RECOURSE EVENT THAT IS A TRIGGER EVENT OR ON AN NVCC AUTOMATIC CONVERSION DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL, OR OTHER TAX LAWS TO YOUR INVESTMENT THEREIN.

Characterization of Notes for U.S. federal income tax purposes

There is no authority that directly addresses the U.S. federal income tax treatment of an instrument with terms similar to the Notes. Although the matter is not entirely free from doubt, we believe that the Notes should be treated as equity for U.S. federal income tax purposes, and the discussion below assumes that the Notes will be so treated. This characterization will be binding on a holder, unless the holder expressly discloses that it is adopting a contrary position on its U.S. federal income tax return.

Payments of interest

In general, the interest payments with respect to the Notes will be treated as dividends to the extent of the Bank’s current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Subject to the discussion under “—PFIC considerations” below, any portion of such a payment in excess of the Bank’s current and accumulated earnings and profits (as determined for U.S. federal income tax purposes) will be treated first as a nontaxable return of capital that will reduce the holder’s tax basis in the Notes, and will thereafter be treated as capital gain, the tax treatment of which is discussed below under “—Sale, redemption, or maturity”.

Subject to the discussion under “—PFIC considerations” below, interest payments made with respect to the Notes that are treated as dividends for U.S. federal income tax purposes generally will be taxable to non-corporate U.S. Holders at the preferential rates applicable to long-term capital gains if the dividends constitute “qualified dividend income”. To be eligible for this reduced rate, the holders must hold the Notes for more than 60 days during the 121-day period beginning 60 days before the applicable interest payment date (or, if the interest payment is attributable to a period or periods aggregating over 366 days, the holders must hold the Notes for more than 90 days during the 181-day period beginning 90 days before the applicable interest payment date), and meet other holding period requirements. Amounts the Bank pays with respect to the Notes generally will be qualified dividend income provided that, in the year that a U.S. Holder receives the payment, the Bank is eligible for the benefits of the Treaty. The Bank believes that it is currently eligible for the benefits of the Treaty and therefore expects that interest payments on the Notes will be qualified dividend income, but there can be no assurance that the Bank will continue to be eligible for the benefits of the Treaty. Amounts the Bank pays with respect to the Notes will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations.

Interest payments with respect to the Notes will generally be income from sources outside the U.S. and will generally be “passive” income for purposes of computing the foreign tax credit limitation applicable to a U.S. Holder. Special rules apply in determining the foreign tax credit limitation with respect to dividends that are subject to the preferential tax rate.

Sale, redemption, or maturity

Subject to the discussions under “—PFIC considerations” and “—Recourse Event” below, a U.S. Holder will generally recognize capital gain or loss upon the sale, redemption or maturity of Notes in an amount equal to the difference between the amount received at such time and the U.S. Holder’s tax basis in the Notes. In general, a U.S. Holder’s tax basis in the Notes will be equal to the price paid for them. Such capital gain or loss will be long-term capital gain or loss if the Notes were held for more than one year. Long-term capital gain of a non-corporate U.S. Holder of the Notes is generally taxed at preferential rates. The deductibility of capital losses is subject to limitations. Such gain or loss will generally be income or loss from sources within the U.S. for foreign tax credit limitation purposes. U.S. Holders that actually or constructively continue to hold equity of us following a redemption of the Notes may be subject to Section 302 of the Code, which could cause redemption proceeds to be treated as dividend income. Such holders are advised to consult their own tax advisors regarding the tax treatment of a redemption of their Notes.

Recourse Event

The delivery of Preferred Shares to holders of the Notes as a result of a Recourse Event, and the delivery of Common Shares to holders of the Notes as a result of a Recourse Event that is a Trigger Event, should constitute a recapitalization, and a U.S. Holder should generally recognize no gain or loss upon such Recourse Event. Under such treatment, a U.S. Holder’s aggregate tax basis in any Preferred Shares or Common Shares received upon a Recourse Event will generally be equal to the holder’s aggregate tax basis in the Notes that were redeemed as a result of such Recourse Event. A U.S. Holder’s holding period in such Preferred Shares or Common Shares will include the holding period of the Notes that were redeemed.

Ownership of Preferred Shares and Common Shares

In general, the tax consequences of owning, receiving distributions on and disposing of Preferred Shares or Common Shares received in a redemption following a Recourse Event will be the same as those described above under “—Payments of interest and dividends” and “—Sale, redemption or maturity”.

NVCC Automatic Conversion of Preferred Shares after the Preferred Shares are delivered to holders of Notes

The delivery of Common Shares to holders of Preferred Shares as a result of an NVCC Automatic Conversion that occurs after the Preferred Shares are delivered to holders of Notes should constitute a recapitalization, and a U.S. Holder should generally recognize no gain or loss upon such NVCC Automatic Conversion. Under such treatment, a U.S. Holder’s aggregate tax basis in any Common Shares received upon an NVCC Automatic Conversion will generally be equal to the U.S. Holder’s aggregate tax basis in the Preferred Shares that were converted, and a U.S. Holder’s holding period in such Common Shares will include the holding period of the Preferred Shares that were converted.

PFIC considerations

The Bank does not believe that it is a passive foreign investment company (a “PFIC”) for U.S. federal income tax purposes and does not expect to be a PFIC for the foreseeable future, and therefore believes that the Notes, Preferred Shares and Common Shares should not be treated as equity of a PFIC for U.S. federal income tax purposes. However, this determination is made annually and thus may be subject to change. Accordingly, there can be no assurances that the Bank has not been, is not, or will not become a PFIC. In general, the Bank will be a PFIC for any taxable year in which either (i) at least 75% of the gross income of the Bank for the taxable year is passive income or (ii) at least 50% of the value, determined on the basis of a quarterly average, of the Bank’s assets is attributable to assets that produce or are held for the production of passive income. For this purpose, “passive income” generally includes interest, dividends, rents, royalties and certain gains. However, exclusions are provided for income earned in the active conduct of a banking business. If a corporation owns at least 25% by value of the stock of another corporation, the parent corporation is treated as owning its proportionate share of the assets of the other corporation, and as receiving directly its proportionate share of the other corporation’s income. If the Bank were a PFIC for any taxable year during which a U.S. Holder owned the Notes, Preferred Shares or Common Shares, gain realized by the U.S. Holder on the sale or other disposition of Notes, Preferred Shares or Common Shares would in general not be treated as capital gain. Instead, a U.S. Holder would be treated as if it had realized such gain ratably over its holding period for the Notes, Preferred Shares or Common Shares. Amounts allocated to the year of disposition and to years before the Bank became a PFIC would be taxed as ordinary income and amounts allocated to each other taxable year would be taxed at the highest tax rate applicable to individuals or corporations, as appropriate, in effect for each such year to which the gain was allocated, together with an interest charge in respect of the tax attributable to each such year. Similar treatment may apply to certain “excess distributions”, as defined in the Code.

Information with Respect to Foreign Financial Assets

A U.S. Holder that owns “specified foreign financial assets” with an aggregate value in excess of US$50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with its tax return. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions (which would include stock of a foreign financial institution that is not regularly traded on an established securities market, such as the Notes or Preferred Shares), as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts that have non-United States issuers or counterparties, and (iii) interests in foreign entities. Significant penalties may apply for failing to satisfy this filing requirement. U.S. Holders are urged to contact their tax advisors regarding this filing requirement.

Information Reporting and Backup Withholding

If you are a noncorporate U.S. Holder, information reporting requirements, on IRS Form 1099, generally will apply to interest on the Notes and dividends on the Preferred Share and Common Shares or other taxable distributions made to you within the United States, and the payment of proceeds to you from the sale of Notes, Preferred Shares or Common Shares effected at a United States office of a broker.

Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or (in the case of dividend payments) are notified by the IRS that you have failed to report all dividends required to be shown on your federal income tax returns.

Payment of the proceeds from the sale of Notes, Preferred Shares or Common Shares effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

Information with Respect to FATCA

A 30% withholding tax will be imposed on certain payments to certain non-U.S. financial institutions that fail to comply with information reporting requirements or certification requirements in respect of their direct and indirect United States shareholders and/or United States accountholders. To avoid becoming subject to the 30% withholding tax on payments to them, the Bank and other non-U.S. financial institutions may be required to report information to the IRS regarding the holders of Notes, Preferred Shares or Common Shares and to withhold on a portion of payments under the Notes, Preferred Shares or Common Shares to certain holders that fail to comply with the relevant information reporting requirements (or hold Notes, Preferred Shares or Common Shares directly or indirectly through certain non- compliant intermediaries). However, under proposed Treasury regulations, such withholding will not apply to payments made before the date that is two years after the date on which final regulations defining the term “foreign passthru payment” are enacted. These rules have not yet been fully finalized, so it is impossible to determine at this time what impact, if any, the final regulations will have on holders of the Notes, Preferred Shares or Common Shares.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of Torys LLP, Canadian tax counsel to the Bank (“Counsel”), the following summary describes the principal Canadian federal income tax considerations generally applicable to a purchaser who acquires Notes, including entitlement to all payments thereunder, as beneficial owner, pursuant to this prospectus supplement; Preferred Shares on a Recourse Event; and Common Shares on a Recourse Event that is a Trigger Event or on an NVCC Automatic Conversion, and who, for purposes of the Tax Act and at all relevant times, deals at arm’s length with the Bank and each of the underwriters and any transferee resident (or deemed to be resident) in Canada to whom the holder disposes of the Notes, is not affiliated with the Bank or any of the underwriters, and holds Notes and will hold any Preferred Shares or Common Shares (as applicable) as capital property (a “Holder”).

Generally, Notes, Preferred Shares and Common Shares will be capital property to a Holder, provided the Holder does not acquire Notes, Preferred Shares or Common Shares in the course of carrying on a business of trading or dealing in securities and does not acquire them as part of an adventure or concern in the nature of trade.

This summary is based upon the current provisions of the Tax Act and the regulations thereunder (the “Regulations”), the Canada-United States Tax Convention, and Counsel’s understanding of the administrative policies and assessing practices of the Canada Revenue Agency published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act and the Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”) and assumes that all Tax Proposals will be enacted in the form proposed. However, no assurances can be given that the Tax Proposals will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative or assessing practice, whether by legislative, regulatory, administrative or judicial action, nor does it take into account provincial, territorial or foreign tax considerations which may differ from those discussed herein. This summary does not address the Canadian federal income tax considerations of the disposition of Preferred Shares or the acquisition, holding or disposition of Bank securities in the event that the Bank gives holders of Preferred Shares the right to convert such Preferred Shares into a new series of Additional Tier 1 capital preferred shares of the Bank and such right of conversion is exercised.

This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular Holder and no representation with respect to the income tax consequences to any particular Holder is made. This summary is not exhaustive of all federal income tax considerations. Accordingly, prospective Holders should consult their own tax advisors with respect to their particular circumstances.

Generally, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the Notes, Preferred Shares and Common Shares must be determined in Canadian dollars in accordance with the Tax Act, including the amount of interest and dividends required to be included in the income of, and capital gains or capital losses realized by, a Holder.

Holders Resident in Canada

This portion of the summary is generally applicable to a Holder who, at all relevant times, for purposes of the Tax Act, is, or is deemed to be, resident in Canada (a “Resident Holder”). Certain Resident Holders whose Notes, Preferred Shares or Common Shares would not otherwise qualify as capital property may, in certain circumstances, be entitled to have them and all other “Canadian securities” of the Resident Holder, as defined in the Tax Act, treated as capital property by making the irrevocable election permitted by subsection 39(4) of the Tax Act.

This portion of the summary is not applicable to a Resident Holder (i) that is a “financial institution” as defined in the Tax Act for purposes of the mark-to-market rules; (ii) an interest in which is or would constitute a “tax shelter investment” as defined in the Tax Act; (iii) that reports its “Canadian tax results”, as defined in the Tax Act, in a currency other than Canadian currency; or (iv) that has entered into, with respect to the Notes, Preferred Shares or Common Shares, a “derivative forward arrangement” as defined in the Tax Act. Such Resident Holders should consult their own tax advisors. Furthermore, this portion of the summary is not applicable to a Resident Holder that is a “specified financial institution” (as defined in the Tax Act) that receives (or is deemed to receive) dividends in respect of Preferred Shares acquired on a Recourse Event, or in respect of Common Shares acquired on a Recourse Event that is a Trigger Event or on an NVCC Automatic Conversion. Such Resident Holders should consult their own tax advisors.

Notes

Interest

A Resident Holder that is a corporation, partnership, unit trust or any trust of which a corporation or partnership is a beneficiary will be required to include in computing its income for a taxation year any interest on the Notes that accrues (or is deemed to accrue) to it to the end of the particular taxation year or that has become receivable by or is received by the Resident Holder before the end of that taxation year, except to the extent that such interest was included in computing the Resident Holder’s income for a preceding taxation year.

Any other Resident Holder, including an individual (other than a trust described in the immediately preceding paragraph), will be required to include in income for a taxation year all interest on Notes that is received or receivable by such Resident Holder in that taxation year (depending upon the method regularly followed by the Resident Holder in computing income), except to the extent that the interest was included in the Resident Holder’s income for a preceding taxation year.

Dispositions of Notes

On a disposition or deemed disposition of Notes by a Resident Holder, including a repayment by the Bank upon maturity or a purchase or redemption by the Bank, other than a disposition as the result of a Recourse Event, a Resident Holder will generally be required to include in computing its income for the taxation year in which the disposition occurred the amount of interest (including amounts considered to be interest) that has accrued or been deemed to accrue on the Notes from the date of the last interest payment to the date of disposition to the extent that such amount has not otherwise been included in the Resident Holder’s income for the taxation year or a previous taxation year.

On a disposition of Notes by a Resident Holder as a result of a Recourse Event, a Resident Holder that has previously included an amount in income in respect of accrued and unpaid interest on the Notes that exceeds the amount of interest received by such Resident Holder prior to the Recourse Event may be entitled to an offsetting deduction in the year of disposition in an amount equal to the amount of such excess.

Any premium paid by the Bank to a Resident Holder on the repurchase of a Note (other than in the open market in the manner any such obligation would normally be purchased in the open market by any member of the public) will generally be deemed to be interest received by the Resident Holder at the time of the payment to the extent that it can reasonably be considered to relate to, and does not exceed the value at that time of, the interest that would have been paid or payable by the Bank on the Note for a taxation year of the Bank ending after the time of the payment. Such interest will be required to be included in computing the Resident Holder’s income in the manner described above.

In general, on a disposition or deemed disposition of Notes, a Resident Holder will realize a capital gain (or a capital loss) equal to the amount, if any, by which the proceeds of disposition, net of any amount required to be included in the Resident Holder’s income as interest or otherwise, exceed (or are exceeded by) the aggregate of the Resident Holder’s adjusted cost base thereof and any reasonable costs of disposition. On a Recourse Event, the proceeds of disposition will be the fair market value of the Preferred Shares or the Common Shares, as the case may be, received on such Recourse Event. The cost of a Preferred Share or Common Share received on such Recourse Event will generally equal the fair market value of such share on the date of acquisition and will be averaged with the adjusted cost base of all Preferred Shares or Common Shares, as the case may be, held by such Resident Holder as capital property immediately before such time for the purpose of determining thereafter the adjusted cost base of each such share.

Preferred Shares and Common Shares

Dividends

Dividends (including deemed dividends) received on the Preferred Shares or Common Shares by a Resident Holder that is an individual (other than certain trusts) will be included in the individual’s income and generally will be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends received by individuals from taxable Canadian corporations. Taxable dividends received that are designated by the Bank as “eligible dividends” will be subject to an enhanced gross-up and dividend tax credit regime in accordance with the Tax Act. Dividends (including deemed dividends) on the Preferred Shares or Common Shares received by a Resident Holder that is a corporation will be included in computing the corporation’s income and will generally be deductible in computing the taxable income of the corporation.

The Preferred Shares will be “taxable preferred shares” as defined in the Tax Act. The terms of the Preferred Shares require the Bank to make the necessary election under Part VI.1 of the Tax Act so that corporate Resident Holders will not be subject to tax under Part IV.1 of the Tax Act on dividends received (or deemed to be received) on the Preferred Shares.

A Resident Holder that is a “private corporation” or a “subject corporation”, each as defined in the Tax Act, will generally be liable under Part IV of the Tax Act to pay a refundable tax on dividends received or deemed to be received by it on the Preferred Shares or the Common Shares to the extent such dividends are deductible in computing its taxable income.

Dispositions of Preferred Shares or Common Shares

A Resident Holder who disposes of or is deemed to dispose of Preferred Shares or Common Shares (including, generally, on redemption or purchase for cancellation of the shares by the Bank for cash or otherwise) will generally realize a capital gain (or a capital loss) to the extent that the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of such shares to that Resident Holder immediately before the disposition or deemed disposition. The amount of any deemed dividend arising on the redemption or purchase for cancellation, as applicable, by the Bank of Preferred Shares or Common Shares will generally not be included in computing the proceeds of disposition to any Resident Holder for purposes of computing the capital gain or capital loss arising on the disposition of such shares. See “Acquisitions by the Bank of Preferred Shares or Common Shares” below. If the Resident Holder is a corporation, any such capital loss realized on a disposition of a Preferred Share or a Common Share, as the case may be, may, in certain circumstances, be reduced by the amount of any dividends which have been received or which are deemed to have been received on such share. Analogous rules apply to a partnership or trust of which a corporation, trust or partnership is a member or beneficiary.

Acquisitions by the Bank of Preferred Shares or Common Shares

If the Bank redeems for cash or otherwise acquires Preferred Shares or Common Shares other than by a purchase in the open market in the manner in which shares are normally purchased by a member of the public in the open market, the Resident Holder will be deemed to have received a dividend equal to the amount, if any, paid by the Bank, including any redemption premium, in excess of the paid-up capital (as determined for purposes of the Tax Act) of such shares at such time. See “Dividends” above. Generally, the difference between the amount paid and the amount of the deemed dividend will be treated as proceeds of disposition for the purposes of computing the capital gain or capital loss arising on the disposition of such shares. See “Dispositions of Preferred Shares or Common Shares” above. In the case of a corporate Resident Holder, it is possible that in certain circumstances all or part of the amount so deemed to be a dividend may be treated as proceeds of disposition and not as a dividend.

NVCC Automatic Conversion of Preferred Shares

An NVCC Automatic Conversion of Preferred Shares into Common Shares after the date on which all the Preferred Shares are delivered to holders of the Notes in accordance with the terms of the Indenture and the Limited Recourse Trust Declaration will be deemed not to be a disposition of the Preferred Shares and, accordingly, will not give rise to any income or loss. The cost to a Resident Holder of Common Shares received on such an NVCC Automatic Conversion will be deemed to be an amount equal to the adjusted cost base to the Resident Holder of the converted Preferred Shares immediately before such an NVCC Automatic Conversion. The cost of a Common Share received on such an NVCC Automatic Conversion will be averaged with the adjusted cost base of all other Common Shares held by the Resident Holder as capital property immediately before such time for the purpose of determining thereafter the adjusted cost base of each such share.

Taxation of Capital Gains and Capital Losses

Subject to the June 10 Proposals (as defined below), one-half of the amount of any capital gain (a “taxable capital gain”) realized by a Resident Holder in a taxation year will generally be included in the Resident Holder’s income for the year. Subject to and in accordance with the provisions of the Tax Act, a Resident Holder is required to deduct one-half of the amount of any capital loss (an “allowable capital loss”) realized in a taxation year from taxable capital gains realized by the Resident Holder in the year. Any excess allowable capital losses over taxable capital gains of the Resident Holder for that year may be carried back up to three taxation years or forward indefinitely and deducted against net taxable capital gains in those other years, subject to the detailed provisions of the Tax Act.

Tax Proposals released on June 10, 2024 (the “June 10 Proposals”) would increase a Resident Holder’s capital gains inclusion rate effective June 25, 2024 from one-half to two-thirds, subject to transitional rules that would apply to a taxation year that includes June 25, 2024. The June 10 Proposals also include provisions that would, generally, offset the increase in the capital gains inclusion rate for up to $250,000 of net capital gains realized (or deemed to be realized) by a Resident Holder that is an individual (including certain trusts) in the year that are not offset by net capital losses carried back or forward from another taxation year. The June 10 Proposals also provide that capital losses realized prior to June 25, 2024 which are deductible against capital gains included in income for the 2024 or subsequent taxation years will offset an equivalent capital gain regardless of the inclusion rate which applied at the time such capital losses were realized. Resident Holders should consult their own tax advisors with respect to the June 10 Proposals.

Additional Refundable Tax

A Resident Holder that is, throughout the year, a “Canadian-controlled private corporation” or, at any time in the year, a “substantive CCPC” (each as defined in the Tax Act) may be liable to pay a refundable tax on certain investment income including amounts in respect of interest, dividends received or deemed to be received that are not deductible in computing income for a year and the amount of any taxable capital gains. Any such Resident Holder should consult with its own tax advisors in this regard.

Alternative Minimum Tax

Capital gains realized and taxable dividends received by a Resident Holder who is an individual (other than certain trusts) may result in such Resident Holder being liable for alternative minimum tax under the Tax Act.

Holders Not Resident in Canada

This portion of the summary is generally applicable to a Holder who, at all relevant times, for purposes of the Tax Act, is not, and is not deemed to be, resident in Canada, is not a “specified non-resident shareholder” of the Bank for purposes of the Tax Act or a non-resident person not dealing at arm’s length with a “specified shareholder” (within the meaning of subsection 18(5) of the Tax Act) of the Bank, is not an entity in respect of which the Bank is a “specified entity” (within the meaning of subsection 18.4(1) of the Tax Act), and does not use or hold the Notes, Preferred Shares or Common Shares in a business carried on in Canada (a “Non-resident Holder”). Special rules, which are not discussed in this summary, may apply to a Holder that is an insurer that carries on an insurance business in Canada and elsewhere. This summary assumes that no interest paid on the Notes will be in respect of a debt or other obligation to pay an amount to a person with whom the Bank does not deal at arm’s length within the meaning of the Tax Act.

This summary does not address the possible application of the rules with respect to “hybrid mismatch arrangements” contained in the Tax Act (the “Hybrid Mismatch Rules”) to a Non-resident Holder (i) that disposes of a Note to a person or entity with which it does not deal at arm’s length or to an entity that is a “specified entity” (as defined in the Hybrid Mismatch Rules) with respect to the Non-resident Holder or in respect of which the Non-resident Holder is a “specified entity”, or (ii) that disposes of a Note under, or in connection with a “structured arrangement” (as defined in the Hybrid Mismatch Rules). Such Non-resident Holders should consult their own tax advisors.

Notes

Interest on and Disposition of the Notes

Subject to the discussion below regarding the “hybrid mismatch arrangement” rules, under the Tax Act, interest, principal and premium, if any, paid or credited, or deemed to be paid or credited to a Non-resident Holder on Notes will be exempt from Canadian non-resident withholding tax. No other taxes on income (including taxable capital gains) will be payable under the Tax Act in respect of the acquisition, holding, redemption or disposition of Notes, or the receipt of interest, premium or principal thereon by a Non-resident Holder solely as a consequence of such acquisition, holding, redemption or disposition of Notes.

If an amount of interest paid by the Bank to a Non-resident Holder on the Notes were to be non-deductible by the Bank in computing its income as a result of the application of subsection 18.4(4) of the Tax Act, such amount of interest would be deemed to have been paid by the Bank as a dividend, and not to have been paid by the Bank as interest. Subsection 18.4(4) would only apply if a payment of interest by the Bank on the Notes constituted the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of paragraph 18.4(3)(b) of the Tax Act.

No payment of interest by the Bank to a Non-resident Holder on the Notes should be considered to arise under a “hybrid mismatch arrangement” as no such payment should be considered to arise under or in connection with a “structured arrangement”, both as defined in subsection 18.4(1) of the Tax Act, on the basis that (i) based on pricing data and analyses relating thereto provided by the Bank in relation to the Notes, it should not be reasonable to consider that any economic benefit arising from any “deduction/non-inclusion mismatch” as defined in subsection 18.4(6) of the Tax Act is reflected in the pricing of the Notes, and (ii) it should also not be reasonable to consider that the Notes were designed to, directly or indirectly, give rise to any “deduction/non-inclusion mismatch”.

Recourse Events

A Recourse Event will result in a disposition of Notes for purposes of the Tax Act. A Non-resident Holder will not generally be subject to tax under the Tax Act in respect of such disposition. The cost of a Preferred Share or Common Share received on such Recourse Event will generally equal the fair market value of such share on the date of acquisition and will be averaged with the adjusted cost base of all other Preferred Shares or Common Shares, as the case may be, held by such Non-resident Holder as capital property immediately before such time for the purpose of determining thereafter the adjusted cost base of each such share.

Preferred Shares and Common Shares

Dividends

A dividend (including a deemed dividend) paid or credited on the Preferred Shares or Common Shares to a Non-resident Holder will generally be subject to Canadian non-resident withholding tax under the Tax Act at a rate of 25 percent, subject to any reduction in the rate of such withholding under the provisions of an applicable income tax treaty or convention. For a Non-resident Holder who is a resident of the United States and qualifies for the benefits of the Canada-United States Tax Convention, the rate of withholding will generally be reduced to 15 percent.

Dispositions of Preferred Shares or Common Shares

A Non-resident Holder of Preferred Shares or Common Shares who disposes of or is deemed to dispose of Preferred Shares or Common Shares (other than as discussed under “Acquisitions by the Bank of Preferred Shares or Common Shares” below) will not be subject to tax in respect of any capital gain realized on a disposition of Preferred Shares or Common Shares unless such shares constitute “taxable Canadian property” (as defined in the Tax Act) to the Non-resident Holder at the time of the disposition and the Non-resident Holder is not entitled to relief under an applicable income tax treaty or convention. The Preferred Shares or Common Shares will be considered taxable Canadian property if such shares are not listed on a “designated stock exchange” (as defined in the Tax Act, and which currently includes the TSX and the NYSE) and, at any time during the 60-month period immediately preceding the disposition, such shares derived (directly or indirectly) more than 50 percent of their fair market value from real or immovable property situated in Canada, Canadian resource properties, timber resource properties or options in respect of, or interests in, or for civil law rights in, any such property, all as defined for the purposes of the Tax Act.

The disposition by a Non-resident Holder of Preferred Shares or Common Shares that are taxable Canadian property (other than “treaty-exempt property” as defined in the Tax Act) at the time of their disposition may be subject to certain withholding and reporting requirements under section 116 of the Tax Act.

Acquisitions by the Bank of Preferred Shares or Common Shares

If the Bank redeems for cash or otherwise acquires Preferred Shares or Common Shares, other than by a purchase in the open market in the manner in which shares are normally purchased by a member of the public in the open market, the Non-resident Holder will be deemed to have received a dividend equal to the amount, if any, paid by the Bank, including any redemption premium, in excess of the paid-up capital (as determined for purposes of the Tax Act) of such shares at such time. See “Dividends” above. Generally, the difference between the amount paid and the amount of the deemed dividend will be treated as proceeds of disposition for the purposes of computing the capital gain or capital loss arising on a disposition of such shares. See “Dispositions of Preferred Shares or Common Shares” above.

NVCC Automatic Conversion of Preferred Shares

An NVCC Automatic Conversion of Preferred Shares into Common Shares after the date on which all the Preferred Shares are delivered to holders of the Notes in accordance with the terms of the Indenture and the Limited Recourse Trust Declaration will be deemed not to be a disposition of the Preferred Shares and, accordingly, will not give rise to any income or loss. The cost to a Non-resident Holder of Common Shares received on such an NVCC Automatic Conversion will be deemed to be an amount equal to the adjusted cost base to the Non-resident Holder of the converted Preferred Shares immediately before such an NVCC Automatic Conversion. The cost of a Common Share received on such an NVCC Automatic Conversion will be averaged with the adjusted cost base of all Common Shares held by the Non-resident Holder as capital property immediately before such time for the purpose of determining thereafter the adjusted cost base of each such share.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans and any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (collectively, “Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to substantially similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The acquisition and holding of Notes by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we, the underwriters, the calculation agent, the trustee and the paying agent or certain of our or their affiliates are or become a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the Notes are acquired and held pursuant to an applicable exemption. The U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”), that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of Notes. Among those exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of the Notes offered hereby, provided that neither the issuer of the Notes offered hereby nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder (including each subsequent purchaser or holder) of Notes or any interest therein will be deemed to have represented by its purchase and holding of Notes offered hereby or any interest therein that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the Notes on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase and holding of the Notes will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing Notes on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of Notes have exclusive responsibility for ensuring that their purchase and holding of Notes do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any Notes to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

Subject to the terms and conditions contained in an underwriting agreement dated the date of this prospectus supplement (the “underwriting agreement”), the underwriters named below, for whom BMO Capital Markets Corp., BofA Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Truist Securities, Inc. and UBS Securities LLC are acting as representatives, have severally agreed to purchase, and the Bank has agreed to sell to each of them, severally, the principal amounts of Notes set forth opposite each underwriter’s name below:

Underwriter	Aggregate Principal Amount of Notes
BMO Capital Markets Corp.	US$225,000,000
BofA Securities, Inc.	112,500,000
Citigroup Global Markets Inc.	112,500,000
Goldman Sachs & Co. LLC	112,500,000
Truist Securities, Inc.	75,000,000
UBS Securities LLC	75,000,000
Desjardins Securities Inc.	7,500,000
MUFG Securities Americas Inc.	7,500,000
WauBank Securities LLC	7,500,000
Wells Fargo Securities, LLC	7,500,000
Penserra Securities LLC	3,750,000
Samuel A. Ramirez & Company, Inc.	3,750,000

Total	US$750,000,000

The underwriting agreement provides that the underwriters are obligated to purchase all of the Notes if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

The underwriters initially propose to offer the Notes to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer the Notes to certain dealers at the public offering price less a concession not in excess of 0.600% of the principal amount of such Notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of 0.300% of the principal amount of the Notes on sales to certain dealers. After the initial offering of the Notes, certain selling terms may from time to time be varied by the representatives. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We estimate that the total expenses of the offering of the Notes and issuance of the Preferred Shares payable by us, excluding underwriting commissions, will be approximately US$625,000.

The Bank has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments that the underwriters may be required to make in respect of any of these liabilities.

In connection with this offering, the underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Notes originally sold by such syndicate member are purchased in a stabilizing or covering transaction to cover short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of stabilizing, maintaining or otherwise affecting the market price of the Notes, which may be higher than it would otherwise be in the absence of such transactions. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

The Notes are a new issue of securities with no established trading market. We do not intend to list the Notes on any securities exchange. The underwriters intend to make a market in the Notes. However, they are not obligated to do so and may discontinue market-making at any time without notice. If a trading market develops, no assurance can be given as to the liquidity of the trading market for the Notes.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Bank, for which they received or will receive customary fees and expenses. Underwriters, dealers and agents, and their affiliates or associates, may engage in transactions with us or perform services for us in the ordinary course of business and receive compensation from us. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Bank or its affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or affiliates routinely hedge, and certain other underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We will use this prospectus supplement in the initial sale of the Notes. In addition, BMO Capital Markets Corp. may use this prospectus supplement in market-making transactions in the Notes after their initial sale. Unless the underwriters or we inform you otherwise in the confirmation of sale, this prospectus supplement is being used in a market-making transaction.

To the extent this prospectus supplement comprises Common Shares that would be issuable upon an NVCC Automatic Conversion, it also relates to the offering and sale of such Common Shares. The Bank intends to apply to list such Common Shares on the TSX and the NYSE in accordance with their respective rules and requirements.

The Preferred Shares qualified by this prospectus supplement will be issued to the Limited Recourse Trustee, as trustee of the Limited Recourse Trust. No underwriter has been involved in the offering of the Preferred Shares qualified by this prospectus supplement. The issue price of the Preferred Shares was established by the Bank.

Certain of the underwriters may not be U.S. registered broker dealers and accordingly will not effect any sales within the United States except in compliance with applicable U.S. laws and regulations, including the rules of the Financial Industry Regulatory Authority, Inc.

Conflicts of Interest

BMO Capital Markets Corp. is an affiliate of the Bank, and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. BMO Capital Markets Corp. is not permitted to sell Notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Settlement

It is expected that delivery of the Notes will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the sixth business day following the date of pricing of the Notes (this settlement cycle being referred to as “T+6”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes more than one business day prior to the Issue Date will be required, by virtue of the fact that the Notes initially will settle in T+6, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement.

Selling Restrictions

The Notes are being offered for sale in jurisdictions in the United States and outside the United States where it is legal to make such offers. The underwriters have represented and agreed that they have not offered, sold or delivered, and will not offer, sell or deliver, any of the Notes, directly or indirectly, or distribute this prospectus supplement, the accompanying prospectus supplement or the accompanying prospectus or any other material relating to the Notes, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof, and will not impose any obligations on the Bank except as set forth in the underwriting agreement.

European Economic Area

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. Accordingly, any person making or intending to make an offer within the EEA of Notes which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so to legal entities which are qualified investors as defined in the Prospectus Regulation, provided that no such offer of Notes shall require Bank of Montreal or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation in relation to such offer.

Neither Bank of Montreal nor the underwriters have authorized, nor do they authorize, the making of any offer of Notes to any legal entity which is not a qualified investor as defined in the Prospectus Regulation. Neither the Bank nor any underwriter has authorized, nor do they authorize, the making of any offer of Notes through any financial intermediary, other than offers made by the relevant underwriters which constitute the final placement of the Notes contemplated in this prospectus supplement and the accompanying prospectus.

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes to any retail investor in the EEA. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of MiFID II;

(ii)	a customer within the meaning of Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Article 2(e) of the Prospectus Regulation; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

Each person in a Member State of the EEA who receives any communication in respect of, or who acquires any Notes under, the offers to the public contemplated in this prospectus supplement and the accompanying prospectus, or to whom the Notes are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and Bank of Montreal that it any person on whose behalf it acquires Notes is (1) a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation; and (2) not a “retail investor” (as defined above).

United Kingdom

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of Notes. Accordingly, any person making or intending to make an offer in the UK of Notes which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so to legal entities which are qualified investors as defined in the UK Prospectus Regulation, provided that no such offer of Notes shall require Bank of Montreal or any underwriter to publish a prospectus pursuant to Article 3 of the UK Prospectus Regulation or section 85 of the FSMA in relation to such offer.

Neither Bank of Montreal nor the underwriters have authorized, nor do they authorize, the making of any offer of Notes to any legal entity which is not a qualified investor as defined in the UK Prospectus Regulation. Neither Bank of Montreal nor any underwriter has authorized, nor do they authorize, the making of any offer of Notes through any financial intermediary, other than offers made by the relevant underwriters which constitute the final placement of the Notes contemplated in this prospectus supplement and the accompanying prospectus.

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes to any retail investor in the UK. For the purposes of this provision:

(a) the expression “retail investor” means a person who is one (or more) of the following:

(i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or

(ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(iii) not a qualified investor as defined in Article 2 the UK Prospectus Regulation; and

(b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

Each person in the UK who receives any communication in respect of, or who acquires any Notes under, the offers to the public contemplated in this prospectus supplement and the accompanying prospectus, or to whom the Notes are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and Bank of Montreal that it and any person on whose behalf it acquires Notes is: (1) a “qualified investor” within the meaning of Article 2(e) of the UK Prospectus Regulation; and (2) not a “retail investor” (as defined above).

This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at: (i) persons who are outside the UK; (ii) persons who have professional experience in matters relating to investments falling within Article 19(5) of the Order; (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order; or (iv) persons to whom an invitation or inducement to engage in any investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons. The Notes are only available to, and any invitation, offer or agreement to subscribed, purchase or otherwise acquire the Notes and will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement and the accompanying prospectus or any of their contents.

Each underwriter has represented and agreed that:

(a)

it has only communicated and will only be communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which section 21(1) of the FSMA does not apply to Bank of Montreal; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to such Notes in, from or otherwise involving the United Kingdom.

Hong Kong

The Notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) or an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

Each underwriter has acknowledged this prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented, warranted and agreed that it has not offered or sold any Notes or caused the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any Notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Canada

Any distribution of the Notes in Canada will be made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in any province where distributions of the Notes are made. Any offering in Canada will be done by way of a separate Canadian offering memorandum that will be attached to and incorporate this prospectus supplement and the accompanying prospectus.

VALIDITY OF THE SECURITIES

The validity of the Notes and the Preferred Shares will be passed upon on behalf of the Bank by Osler, Hoskin & Harcourt LLP, Toronto, Ontario, as to matters of Canadian law and applicable matters of Ontario law, and by Sullivan & Cromwell LLP, New York, New York, as to matters of New York law. Certain matters of Canadian tax law will be passed upon on behalf of the Bank by Torys LLP. The underwriters have been represented by Allen Overy Shearman Sterling US LLP, Toronto, Ontario, as to matters of New York law and McCarthy Tétrault LLP, Toronto, Ontario, as to matters of Canadian law and applicable matters of Ontario law.

EXPERTS

The consolidated financial statements of the Bank as of October 31, 2023 and 2022 and for the years then ended, and management’s assessment of the effectiveness of internal control over financial reporting of the Bank as of October 31, 2023 have been incorporated by reference herein from the Bank’s Annual Report on Form 40-F for the year ended October 31, 2023, in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

Common Shares

Class A Preferred Shares

Class B Preferred Shares

Senior Debt Securities

Subordinated Debt Securities

up to an aggregate initial offering price of US$42,000,000,000 or the equivalent thereof in other currencies.

We may offer from time to time common shares, class A preferred shares, class B preferred shares, senior debt securities or subordinated debt securities. We may offer the securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus.

This prospectus provides information about us and describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered, and any other information relating to a specific offering, will be set forth in one or more supplements to this prospectus, which may be filed separately or included in a post-effective amendment to the Registration Statement, or may be set forth in one or more documents incorporated by reference in this prospectus.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common shares are listed on the New York Stock Exchange and the Toronto Stock Exchange under the trading symbol “BMO.”

You should read this prospectus and any applicable prospectus supplement carefully before you invest in any of our securities.

Investing in these securities involves certain risks. To read about certain factors you should consider before buying any of the Securities, see the “Risk Factors” section on page 8 of this prospectus and in our most recent annual report on Form 40-F, which is incorporated by reference herein, as well as any other reports on Form 6-K that are specifically incorporated by reference herein and, if any, in an applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein or in any applicable prospectus supplement.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that Bank of Montreal is a Canadian bank, that many of its officers and directors are residents of Canada, that some or all of the underwriters or experts named in the Registration Statement may be residents of Canada, and that all or a substantial portion of the assets of Bank of Montreal and said persons may be located outside the United States.

The senior debt securities and subordinated debt securities will be our unsecured obligations and will not be savings accounts or deposits that are insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency or under the Canada Deposit Insurance Corporation Act or any other deposit insurance regime.

Securities that are bail-inable debt securities (as defined herein) are subject to conversion in whole or in part – by means of a transaction or series of transactions and in one or more steps – into common shares of Bank of Montreal or any of its affiliates under subsection 39.2(2.3) of the Canada Deposit Insurance Corporation Act (the “CDIC Act”) and to variation or extinguishment in consequence, and subject to the application of the laws of the Province of Ontario and the federal laws of Canada applicable therein in respect of the operation of the CDIC Act with respect to the bail-inable debt securities.

We may use this prospectus in the initial sale of any securities. In addition, we or any of our affiliates, including BMO Capital Markets Corp., may use this prospectus in a market-making or other transaction in any security after its initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

This prospectus is dated May 26, 2022

-i-

ABOUT THIS PROSPECTUS

General

This document is called a prospectus and is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration or continuous offering process. Under this shelf registration, we may from time to time sell any combination of the common shares, class A preferred shares, class B preferred shares (together with the class A preferred shares, the “preferred shares”), senior debt securities or subordinated debt securities described in this prospectus in one or more offerings, and which we collectively refer to herein as the “securities.” The Registration Statement containing this prospectus, including exhibits to the Registration Statement, provides additional information about us and the securities offered under this prospectus. The Registration Statement can be read at the SEC web site or at the SEC office mentioned under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration statement we will provide one or more supplements to this prospectus containing specific information about the terms of the securities being offered. Any such supplements, which we refer to in this prospectus as the “applicable supplements,” may include a discussion of any additional risk factors or other special considerations that apply to those securities and may also add to, update or change the information in this prospectus. The applicable supplements relating to each series of debt securities will be attached to the front of this prospectus. If there is any inconsistency between the information in this prospectus and any applicable supplement, you should rely on the information in the most recent applicable supplement. We urge you to read carefully both this prospectus and any applicable supplement accompanying this prospectus, together with the information incorporated herein and in any applicable supplement by reference under the heading “Where You Can Find More Information,” before deciding whether to invest in any of the securities being offered.

We are responsible for the information provided in this prospectus and the applicable supplements, including the information incorporated by reference. We have not authorized anyone to give you any other information or to make any representation different from or in addition to that contained or incorporated by reference in this prospectus and any applicable supplement and take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies. Therefore, you should not assume that the information contained in this prospectus or applicable supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any applicable supplement is delivered or securities are sold on a later date.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time, some of which may be our affiliates. If we, directly or through dealers or agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with the applicable dealers or agents, to reject, in whole or in part, any of those offers. An applicable supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of the offering, the compensation of those persons and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed to be “underwriters” within the meaning of the United States Securities Act of 1933, as amended (the “Securities Act”). In addition, one or more of our subsidiaries, including BMO Capital Markets Corp., may buy and sell any of the securities after the securities are issued as part of their business as a broker-dealer. Those subsidiaries may use this prospectus and the applicable supplements in those transactions. Any sale by a subsidiary will be made at the prevailing market price at the time of sale. Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to the “Bank,” “we,” “us,” “our” or similar references mean Bank of Montreal and its consolidated subsidiaries.

PRESENTATION OF FINANCIAL INFORMATION

We prepare our consolidated financial statements in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (the “IASB”).

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

Our public communications often include written or oral forward-looking statements. Statements of this type are included in this document, and may be included in other filings with Canadian securities regulators or the SEC, or in other communications. All such statements are made pursuant to the “safe harbor” provisions of, and are intended to be forward-looking statements under, the United States Private Securities Litigation Reform Act of 1995 and any applicable Canadian securities legislation. Forward-looking statements may include, but are not limited to, statements with respect to our objectives and priorities for fiscal 2022 and beyond, our strategies or future actions, our targets and commitments (including with respect to net zero emissions), expectations for our financial condition, capital position or share price, the regulatory environment in which we operate, the results of, or outlook for, our operations or for the Canadian, U.S. and international economies, the closing of our proposed acquisition of Bank of the West, including plans for the combined operations of the Bank and Bank of the West, the financial, operational and capital impacts of the transaction, and the COVID-19 pandemic, and include statements made by our management. Forward-looking statements are typically identified by words such as “will,” “would,” “should,” “believe,” “expect,” “anticipate,” “project,” “intend,” “estimate,” “plan,” “goal,” “commit,” “target,” “may,” “might,” “schedule,” “forecast” and “could” or negative or grammatical variations thereof.

By their nature, forward-looking statements require us to make assumptions and are subject to inherent risks and uncertainties, both general and specific in nature. There is significant risk that predictions, forecasts, conclusions or projections will not prove to be accurate, that our assumptions may not be correct, and that actual results may differ materially from such predictions, forecasts, conclusions or projections. The uncertainty created by the COVID-19 pandemic has heightened this risk, given the increased challenge in making assumptions, predictions, forecasts, conclusions or projections. We caution readers of this document not to place undue reliance on our forward-looking statements, as a number of factors — many of which are beyond our control and the effects of which can be difficult to predict — could cause actual future results, conditions, actions or events to differ materially from the targets, expectations, estimates or intentions expressed in the forward-looking statements.

The future outcomes that relate to forward-looking statements may be influenced by many factors, including, but not limited to: general economic and market conditions in the countries in which we operate, including labor challenges; the severity, duration and spread of the COVID-19 pandemic, and possibly other outbreaks of disease or illness, and its impact on local, national or international economies, as well as its heightening of certain risks that may affect our future results; information, privacy and cyber security, including the threat of data breaches, hacking, identity theft and corporate espionage, as well as the possibility of denial of service resulting from efforts targeted at causing system failure and service disruption; benchmark interest rate reforms; technological changes and technology resiliency; political conditions, including changes relating to, or affecting, economic or trade matters; climate change and other environmental and social risk; the Canadian housing market and consumer leverage; inflationary pressures; global supply-chain disruptions; changes in monetary, fiscal, or economic policy; changes in laws, including tax legislation and interpretation, or in supervisory expectations or requirements, including capital, interest rate and liquidity requirements and guidance, and the effect of such changes on funding costs; weak, volatile or illiquid capital or credit markets; the level of competition in the geographic and business areas in which we operate; judicial or regulatory proceedings; the accuracy and completeness of the information we obtain with respect to our customers and counterparties; failure of third parties to comply with their obligations to us; our ability to execute our strategic plans and to complete proposed acquisitions or dispositions, including obtaining regulatory approvals; critical accounting estimates and the effects of changes to accounting standards, rules and interpretations on these estimates; operational and infrastructure risks, including with respect to reliance on third parties; the possibility that our proposed acquisition of Bank of the West does not close when expected or at all because required regulatory approvals and other conditions to closing are not received or satisfied on a timely basis or at all or are received subject to adverse conditions or requirements; the anticipated benefits from the proposed acquisition of Bank of the West, such as it creating synergies and operational efficiencies; our ability to perform effective fair value management actions and unforeseen consequences arising from such actions; changes to our credit ratings; global capital markets activities; the possible effects on our business of war or terrorist activities; natural disasters and disruptions to public infrastructure, such as transportation, communications, power or water supply; and our ability to anticipate and effectively manage risks arising from all of the foregoing factors.

We caution that the foregoing list is not exhaustive of all possible factors. Other factors and risks could adversely affect our results. For more information, please see the discussion in our Annual Report on Form 40-F and subsequent interim reports, which are incorporated by reference herein, and which outline certain key factors and risks that may affect our future results. When relying on forward-looking statements to make decisions with respect to the Bank, investors and others should carefully consider these factors and risks, as well as other uncertainties and potential events, and the inherent uncertainty of forward-looking statements. We do not undertake to update any forward-looking statements, whether written or oral, that may be made, from time to time, by the organization or on its behalf, except as required by law.

The forward-looking information contained or incorporated by reference into this prospectus is presented for the purpose of assisting investors in understanding our operations, prospects, risks and other extreme factors that impact us specifically as of and for the periods ended on the dates presented, as well as certain strategic priorities and objectives, and may not be appropriate for other purposes.

Assumptions about the performance of the Canadian and U.S. economies, as well as overall market conditions and their combined effect on our business, are material factors we consider when determining our strategic priorities, objectives and expectations for our business. In determining our expectations for economic growth, both broadly and in the financial services sector, we primarily consider historical economic data provided by governments, historical relationships between economic and financial variables, and the risks to the domestic and global economy. See our most recent Annual Report on Form 40-F and our subsequent interim reports for more information relating to material factors impacting our business.

WHERE YOU CAN FIND MORE INFORMATION

In addition to our continuous disclosure obligations under the securities laws of the Provinces and Territories of Canada, we are subject to information reporting requirements of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith file or furnish reports and other information with the SEC. Under the multijurisdictional disclosure system adopted by the United States, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. These reports and other information, when filed or furnished by us in accordance with such requirements, are available to the public for free through the SEC’s website at www.sec.gov. Information about us can also be located at our website at www.bmo.com. All Internet references in this prospectus are inactive textual references and we do not incorporate website contents into this prospectus.

We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus is a part of the Registration Statement and does not contain all the information in the Registration Statement. Whenever a reference is made in this prospectus to a contract or other document of the Bank, the reference is only a summary and you should refer to the exhibits that are a part of the Registration Statement for a copy of the contract or other document. You may review a copy of the Registration Statement through the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded to constitute a part of this prospectus.

We incorporate by reference the documents listed below and all documents which we subsequently file with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC rules) pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the offering of the securities under this prospectus:

•	Annual Report on Form 40-F for the fiscal year ended October 31, 2021, filed on December 3, 2021;

•	Reports on Form 6-K filed on December 3, 2021 (three filings) (Acc-nos: 0001193125-21-347991, 0001193125-21-348002 and 0001193125-21-348008);

•	Report on Form 6-K filed on December 6, 2021 (Acc-no: 0001193125-21-348686);

•	Reports on Form 6-K filed on December 20, 2021 (three filings) (Acc-nos: 0001193125-21-362535, 0001193125-21-362525 and 0001193125-21-361814);

•	Reports on Form 6-K filed on January 10, 2022 (three filings) (Acc-nos: 0001193125-22-005862, 0001193125-22-005863 and 0001193125-22-005876);

•	Reports on Form 6-K filed on January 18, 2022 (two filings) (Acc-nos: 0001193125-22-011368 and 0001193125-22-010748);

•	Reports on Form 6-K filed on March 1, 2022 (three filings) (Acc-nos: 0001193125-22-061537, 0001193125-22-061541 and 0001193125-22-061704);

•	Report on Form 6-K filed on March 7, 2022;

•	Report on Form 6-K filed on March 8, 2022;

•	Report on Form 6-K filed on March 22, 2022;

•	Report on Form 6-K filed on March 29, 2022;

•	Report on Form 6-K filed on April 4, 2022;

•	Report on Form 6-K filed on April 11, 2022;

•	Report on Form 6-K filed on April 13, 2022;

•	Report on Form 6-K filed on April 22, 2022;

•	Report on Form 6-K filed on April 28, 2022;

•	Reports on Form 6-K filed on May 25, 2022 (three filings) (Acc-nos: 0001193125-22-159731, 0001193125-22-159735 and 0001193125-22-159819); and

•	Registration Statement on Form 8-A filed on September 26, 1994.

We may also incorporate any other Form 6-K that we submit to the SEC on or after the date of this prospectus and prior to the termination of this offering if the Form 6-K filing specifically states that it is incorporated by reference into the Registration Statement of which this prospectus forms a part.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

Bank of Montreal

Corporate Secretary’s Department

100 King Street West

1 First Canadian Place

Toronto, Ontario

Canada M5X 1A1

(416) 867-6785

RISK FACTORS

Investment in these securities is subject to various risks, including those risks inherent in conducting the business of a diversified financial institution. Before deciding whether to invest in any securities, you should consider carefully the risks described in the documents incorporated by reference in this prospectus (including subsequently filed documents incorporated by reference) and, if applicable, those described in the applicable supplements relating to a specific offering of securities. You should consider the categories of risks identified and discussed in the management’s discussion and analysis of financial condition and results of operations included in our Annual Report on Form 40-F for the fiscal year ended October 31, 2021 and subsequent interim reports, including those summarized under “Caution Regarding Forward-Looking Statements” above.

BANK OF MONTREAL

Bank of Montreal (“Bank of Montreal,” “BMO” or the “Bank”) started business in Montreal in 1817 and was incorporated in 1821 by an Act of Lower Canada as the first Canadian chartered bank. Since 1871, the Bank has been a chartered bank under the Bank Act (Canada) (the “Bank Act”), and is named in Schedule I of the Bank Act. The Bank Act is the charter of the Bank and governs its operations. The Bank is a registered bank holding company and is a financial holding company under the United States Bank Holding Company Act of 1956.

The Bank’s head and registered office is located at 129 rue Saint Jacques, Montreal, Quebec, H2Y 1L6. Its executive offices are located at 100 King Street West, 1 First Canadian Place, Toronto, Ontario, M5X 1A1.

Bank of Montreal is a highly diversified financial services provider based in North America. BMO provides a broad range of products and services directly and through Canadian and non-Canadian subsidiaries, offices, and branches. As at October 31, 2021, BMO had more than 12 million customers and approximately 44,000 full-time equivalent employees. The Bank has approximately 1,400 bank branches in Canada and the United States and operates internationally in major financial markets and trading areas through its offices in a number of jurisdictions around the world. BMO Financial Corp. (“BFC”) is based in Chicago and wholly-owned by Bank of Montreal. BFC operates primarily through its subsidiary BMO Harris Bank N.A., which provides banking, financing, investing, and cash management services in select markets in the United States. BMO provides a full range of investment dealer services through entities, including BMO Nesbitt Burns Inc., a major fully integrated Canadian investment dealer, and BMO Capital Markets Corp., Bank of Montreal’s wholly-owned registered securities dealer in the United States.

Bank of Montreal conducts business through three operating groups: Personal and Commercial Banking (“P&C”), made up of Canadian P&C and U.S. P&C; BMO Wealth Management; and BMO Capital Markets.

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Canadian P&C operates across Canada, providing customers with a wide range of products and services, including banking, lending, treasury management and everyday financial and investment advice to our personal and commercial clients. Operating predominately in the U.S. Midwest under the BMO Harris brand, U.S. P&C offers personal and commercial clients banking, lending, and treasury management products and services.

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BMO Wealth Management offers client focused investment, wealth management and financial services and solutions from mainstream to ultra-high net worth and institutional, with a broad offering of wealth management products and services, including insurance. BMO Wealth Management is a global business with an active presence in markets across Canada, the United States, Europe, the Middle East and Africa (EMEA) and Asia.

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BMO Capital Markets is a North American-based financial services provider offering a complete range of products and services to corporate, institutional and government clients. These include equity and debt underwriting, institutional sales and trading, corporate lending and project financing, mergers and acquisitions advisory services, securitization, treasury management, risk management, and equity and fixed income research.

Corporate Services consists of Corporate Units and Technology and Operations (“T&O”). Corporate Units provide enterprise-wide expertise, governance and support in a variety of areas, including strategic planning, risk management, finance, legal and regulatory compliance, human resources, communications, marketing, real estate, procurement, data and analytics, and innovation. T&O develops, monitors, manages and maintains governance of information technology, and also provides cyber security and operations services.

Certain Matters Relating to the Bank’s Board of Directors

Under the Bank Act, the Bank’s board of directors must have at least seven members and the Bank’s board of directors may establish by by-law a minimum and maximum number of directors. The Bank Act also requires that no more than two-thirds of the directors may be affiliated with the Bank, as specified by the Bank Act, and no more than 15% of the directors may be employees of the Bank or a subsidiary of the Bank, except that up to four of these employees may be directors if they constitute not more than 50% of the directors. Subject to the following residency requirements, a majority of directors shall constitute a quorum at any meeting of the board of directors. Under the Bank Act, a majority of the directors of the Bank must be resident Canadians and, except in limited circumstances, directors may not transact business at a meeting of directors or a committee of directors at which a majority of the directors present are not resident Canadians. Under the Bank Act, the directors may not transact business at a meeting of directors unless at least one of the directors who is not affiliated with the Bank is present unless an unaffiliated director subsequently approves the business transacted at the meeting. The Bank Act also requires the directors of a bank to appoint from their members a chief executive officer who must ordinarily be resident in Canada. Under the Bank’s by-laws, the minimum number of directors is seven and the maximum number of directors is 40. The Bank’s by-laws provide that the number of directors to be elected at any annual meeting of shareholders of the Bank will be fixed by the board of directors before the meeting. Directors are elected to terms of one year, on an annual basis. The Bank currently has 13 directors.

Under the Bank Act, any director or the entire board of directors may be removed, with or without cause, with the approval of a majority of the votes cast at a special meeting of shareholders. A vacancy created by such removal may be filled at the meeting or by a quorum of the directors. Bank policies stipulate that directors who joined the board prior to January 1, 2010 may serve until the earlier of when they turn 70 or they have served 20 years. Directors who joined the Board on or after January 1, 2010 may serve until the earlier of when they turn 70 or they have served 15 years. However, provided that they are elected, all directors will be allowed to serve for at least ten years, regardless of their age. In addition, the Chairman may serve a full five year term as Chairman, regardless of his or her age or how long he or she has been on the Board, and his or her term may be renewed for up to three more years. The Board has also approved term limits for the chairs of its committees — for committee chairs appointed after December 31, 2014, the normal term will be five years with a possibility of renewal for up to three more years. In exceptional circumstances, to further the best interests of the Bank, the Board may on an annual basis decide in individual cases to waive the term and/or age limits stated above for directors, the Chairman and committee chairs. An officer will resign from the Board when no longer employed by the Bank. However, the Board may request a former CEO to continue as a director for a term not longer than two years.

Conflicts of Interest

The Bank Act contains detailed provisions with regard to a director’s power to vote on a material proposal, arrangement or contract in which the director is interested. These provisions include procedures for: disclosure of the conflict of interest and the timing for such disclosure; the presence of directors at board meetings where the proposal, arrangement or contract giving rise to the conflict of interest is being considered, and voting with respect to the proposal, arrangement or contract giving rise to the conflict of interest; and other provisions for dealing with such conflicts of interest. The Bank Act also contains detailed provisions regarding transactions with persons who are related parties of the Bank, including directors of the Bank. See “— Borrowing Powers.”

Compensation

The by-laws of the Bank have provisions with regard to the general remuneration of directors. The board of directors may, from time to time, by resolution determine their remuneration that may be paid, but such remuneration may not exceed in each year an aggregate cap set out in the by-laws, and individually may be in such amounts as the board may determine by resolution. In addition, the directors may be paid their reasonable out-of-pocket expenses incurred in attending meetings of the board, shareholders or committees of the board or otherwise in the performance of their duties.

Directors are required to hold at least eight times the cash retainer portion of their annual retainer fee in either common shares or deferred share units (“Deferred Share Units”) under the Bank’s Deferred Share Unit

Plan for Non-employee Directors and until this level is obtained, directors must take 100% of their annual retainer in the form of either common shares (which are purchased on the open market) or Deferred Share Units. Once this threshold has been reached, directors receive a minimum of $140,000 of their $215,000 annual retainer fee in common shares (which are purchased on the open market) or in Deferred Share Units, but also have the option to receive up to 100% of their annual retainer in this manner. A Deferred Share Unit is an amount owed by the Bank to directors having the same value as one common share, but is not paid out (in cash or in common shares purchased on the open market) until such time as the director leaves the board, thereby providing an ongoing equity stake in the Bank throughout the director’s period of board service. Only non-employee directors can receive Deferred Share Units.

Borrowing Powers

The directors of the Bank may, without authorization of the shareholders, authorize the Bank to borrow money. The Bank Act, however, prohibits the Bank from entering into transactions with persons who are deemed to be related parties of the Bank, subject to certain exceptions. Related party transactions may include loans made on the credit of the Bank. In addition, the by-laws of the Bank may be amended, as described in “Description of Common Shares and Preferred Shares — Amendments to the Rights, Privileges, Restrictions and Conditions of the Bank’s Share Capital,” to vary the borrowing authority of directors in this regard.

USE OF PROCEEDS

Unless otherwise specified in an applicable supplement, the net proceeds to the Bank from the sale of the securities will be added to the Bank’s general working capital and will be used for general working capital purposes.

DESCRIPTION OF COMMON SHARES AND PREFERRED SHARES

Set forth below is a summary of the material terms of the Bank’s share capital and certain provisions of the Bank Act and the Bank’s amended and restated by-laws as they relate to the Bank’s share capital. The following summary is not complete and is qualified in its entirety by the Bank Act, the Bank’s amended and restated by-laws and the actual terms and conditions of such shares.

Capital Stock

The authorized capital of the Bank consists of an unlimited number of common shares, without nominal or par value, an unlimited number of Class A Preferred Shares, without nominal or par value, issuable in series, and an unlimited number of Class B Preferred Shares, without nominal or par value, issuable in series, in each case the aggregate consideration for which is also unlimited.

As of April 30, 2022, there were issued and outstanding the following shares of capital stock: 648,446,895 common shares; 20,000,000 Class B Preferred Shares Series 27 (Non-Viability Contingent Capital (NVCC)); 16,000,000 Class B Preferred Shares Series 29 (Non-Viability Contingent Capital (NVCC)); 12,000,000 Class B Preferred Shares Series 31 (Non-Viability Contingent Capital (NVCC)); 8,000,000 Class B Preferred Shares Series 33 (Non-Viability Contingent Capital (NVCC)); 20,000,000 Class B Preferred Shares Series 40 (Non-Viability Contingent Capital (NVCC)); 16,000,000 Class B Preferred Shares Series 42 (Non-Viability Contingent Capital (NVCC)); 16,000,000 Class B Preferred Shares Series 44 (Non-Viability Contingent Capital (NVCC)); 14,000,000 Class B Preferred Shares Series 46 (Non-Viability Contingent Capital (NVCC)); 1,250,000 Class B Preferred Shares Series 48 (Non-Viability Contingent Capital (NVCC)); and 750,000 Class B Preferred Shares Series 49 (Non-Viability Contingent Capital (NVCC)).

Common Shares

Voting. Holders of common shares are entitled to one vote per share on all matters to be voted on by holders of common shares. Unless otherwise required by the Bank Act, any matter to be voted on by holders of common shares shall be decided by a majority of the votes cast on the matter.

Size of Board of Directors. The Bank Act requires that the number of directors on the Bank’s board of directors be at least seven. All directors of the Bank are elected annually. The Bank Act also requires that at least a majority of the directors must be, at the time of each director’s election or appointment, resident Canadians.

Liquidation Rights. Upon the liquidation, dissolution or winding up of the Bank, whether voluntary or involuntary, the holders of common shares are entitled to receive the remaining property of the Bank available after the payment of all debts and other liabilities and subject to the prior rights of holders of any outstanding preferred shares.

Preemptive, Subscription, Redemption and Conversion Rights. Holders of common shares, as such, have no preemptive, subscription, redemption or conversion rights.

Dividends. The holders of common shares are entitled to receive dividends as and when declared by the board of directors of the Bank, subject to the preference of the holders of the preferred shares of the Bank. The Bank’s dividends have historically been declared on a quarterly basis in Canadian dollars. As a matter of practice, the Bank pays dividends to U.S. holders of common shares, if and when a dividend is declared, in U.S. dollars, in an amount fixed at the date of record for the payment of the dividend. The declaration and payment of dividends and the amount of the dividends is subject to the discretion of the board of directors, and will be dependent upon the results of operations, financial condition, cash requirements and future regulatory restrictions on the payment of dividends by, the Bank and other factors deemed relevant by the board of directors.

Preferred Shares

This section describes the general terms and provisions of our preferred shares and provides a description of the rights and privileges of each of our outstanding series of preferred shares. The applicable prospectus supplement will describe the specific terms of the preferred shares offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those preferred shares.

General. The Bank has two classes of authorized preferred shares, Class A Preferred Shares and Class B Preferred Shares, each of which is without nominal or par value and issuable in series. The Class B Preferred Shares rank on parity with the Class A Preferred Shares. There were no Class A Preferred Shares outstanding as of April 30, 2022. 124,000,000 shares of Class B Preferred Shares were outstanding as of April 30, 2022, namely, 20,000,000 Class B Preferred Shares Series 27 (Non-Viability Contingent Capital (NVCC)); 16,000,000 Class B Preferred Shares Series 29 (Non-Viability Contingent Capital (NVCC)); 12,000,000 Class B Preferred Shares Series 31 (Non-Viability Contingent Capital (NVCC)); 8,000,000 Class B Preferred Shares Series 33 (Non-Viability Contingent Capital (NVCC)); 20,000,000 Class B Preferred Shares Series 40 (Non-Viability Contingent Capital (NVCC)); 16,000,000 Class B Preferred Shares Series 42 (Non-Viability Contingent Capital (NVCC)); 16,000,000 Class B Preferred Shares Series 44 (Non-Viability Contingent Capital (NVCC)); 14,000,000 Class B Preferred Shares Series 46 (Non-Viability Contingent Capital (NVCC)); 1,250,000 Class B Preferred Shares Series 48 (Non-Viability Contingent Capital (NVCC)); and 750,000 Class B Preferred Shares Series 49 (Non-Viability Contingent Capital (NVCC)).

The board of directors is authorized, subject to the provisions of the Bank Act, without shareholder approval, to divide the unissued preferred shares into series and to fix the number of shares in each series and the rights, privileges, restrictions and conditions of such series, and to change the rights, privileges, restrictions or conditions attached to the unissued shares of any series, provided that no rights, privileges, restrictions or conditions attached to a series confer on a series a priority in respect of dividends or return of capital over any series of preferred shares of the same class then outstanding.

Priority. The preferred shares shall be entitled to preference over common shares and to any other shares of ranking junior to the preferred shares with respect to the payment of dividends and return of capital. Each series of preferred shares of a class ranks on a parity with every other series of preferred shares in the same class with respect to the payment of dividends and return of capital.

Restriction. Under the terms of the Bank Act, the approval of the holders of the preferred shares is required for the creation of any class of shares ranking prior to or on a parity with the preferred shares.

Voting. Except as required under the Bank Act or in the rights, privileges, restrictions or conditions attached to any series before the issue thereof, the holders of preferred shares are not entitled to receive notice, to attend or to vote at any meeting of the shareholders of the Bank.

Retirement of Preferred Shares. Subject to the prior approval of the Office of the Superintendent of Financial Institutions (Canada) (“OSFI”) and to the provisions governing restrictions on dividends and retirement of shares, the Bank may at any time purchase any outstanding series of preferred shares for cancellation, provided that no such shares may be redeemed or purchased for cancellation at prices exceeding the redemption price stated in or calculated according to a formula stated in the terms of issue thereto.

Rights and privileges of each outstanding series as of April 30, 2022:

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Class B — Series 27 shares are redeemable at the Bank’s option every five years after May 25, 2019 for $25.00 cash per share. If the shares are not redeemed on the redemption dates, investors have the option to convert the shares into Class B — Series 28 Preferred shares and, if converted, have the option to convert back to Series 27 Preferred shares on subsequent redemption dates. The Series 27 shares carry a non-cumulative quarterly dividend of $0.25 per share until May 25, 2019. Dividends payable after May 25, 2019 on the Series 27 and Series 28 shares will be set based on prevailing market rates plus a predetermined spread. The Bank may not amend any rights, privileges, restrictions and conditions attaching to the Series 27 or Series 28 shares without approval given by two-thirds of the holders of either the Series 27 or Series 28 shares, as applicable. If a Trigger Event (as defined below) were to occur, all of the then outstanding Series 27 or Series 28 shares, as applicable, will be automatically exchanged, without the consent of the holders, for newly issued fully-paid and freely-tradable common shares of the Bank, the number of which to be determined in accordance with a contingent conversion formula (as set out in the applicable offering documents). In the event of the liquidation, dissolution or winding-up of the Bank, where a Trigger Event has not occurred, Series 27 and Series 28 holders are entitled to receive $25.00 cash per share together with all dividends declared and unpaid to the date of payment before any amount is paid to the holders of any shares ranking junior to the Series 27 or Series 28 shares, respectively.

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Class B — Series 29 shares are redeemable at the Bank’s option on August 25, 2024 and every five years thereafter for $25.00 cash per share. If the shares are not redeemed on the redemption dates, investors have the option to convert the shares into Class B — Series 30 Preferred shares and, if converted, have the option to convert back to Series 29 Preferred shares on subsequent redemption dates. The Series 29 shares carry a non-cumulative quarterly dividend of $0.2265 per share until August 25, 2024. Dividends payable after August 25, 2024 on the Series 29 and Series 30 shares will be set based on prevailing market rates plus a predetermined spread. The Bank may not amend any rights, privileges, restrictions and conditions attaching to the Series 29 or Series 30 shares without approval given by two-thirds of the holders of either the Series 29 or Series 30 shares, as applicable. If a Trigger Event (as defined below) were to occur, all of the then outstanding Series 29 or Series 30 shares, as applicable, will be automatically exchanged, without the consent of the holders, for newly issued fully-paid and freely-tradable common shares of the Bank, the number of which to be determined in accordance with a contingent conversion formula (as set out in the applicable offering documents). In the event of the liquidation, dissolution or winding-up of the Bank, where a Trigger Event has not occurred, Series 29 and Series 30 holders are entitled to receive $25.00 cash per share together with all dividends declared and unpaid to the date of payment before any amount is paid to the holders of any shares ranking junior to the Series 29 or Series 30 shares, respectively.

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Class B — Series 31 shares are redeemable at the Bank’s option on November 25, 2024 and every five years thereafter for $25.00 cash per share. If the shares are not redeemed on the redemption dates, investors have the option to convert the shares into Class B — Series 32 Preferred shares and, if converted, have the option to convert back to Series 31 Preferred shares on subsequent redemption dates. The Series 31 shares carry a non-cumulative quarterly dividend of $0.240688 per share until November 25, 2024. Dividends payable after November 25, 2019 on the Series 31 and Series 32 shares will be set based on prevailing market rates plus a predetermined spread. The Bank may not amend any rights, privileges, restrictions and conditions attaching to the Series 31 or Series 32 shares without approval given by two-thirds of the holders of either the Series 31 or Series 32 shares, as applicable. If a Trigger Event (as defined below) were to occur, all of the then outstanding Series 31 or Series 32 shares, as applicable, will be automatically exchanged, without the consent of the holders, for newly issued fully-paid and freely-tradable common shares of the Bank, the number of which to be determined in accordance with a contingent conversion formula (as set out in the applicable offering documents). In the event of the liquidation, dissolution or winding-up of the Bank, where a Trigger Event has not occurred, Series 31 and Series 32 holders are entitled to receive $25.00 cash per share together with all dividends declared and unpaid to the date of payment before any amount is paid to the holders of any shares ranking junior to the Series 31 or Series 32 shares, respectively.

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Class B — Series 33 shares are redeemable at the Bank’s option every five years after August 25, 2020 for $25.00 cash per share. If the shares are not redeemed on the redemption dates, investors have the option to convert the shares into Class B — Series 34 Preferred shares and, if converted, have the option to convert back to Series 33 Preferred shares on subsequent redemption dates. The Series 33 shares carry a non-cumulative quarterly dividend of $0.2375 per share until August 25, 2020. Dividends payable after August 25, 2020 on the Series 33 and Series 34 shares will be set based on prevailing market rates plus a predetermined spread. The Bank may not amend any rights, privileges, restrictions and conditions attaching to the Series 33 or Series 34 shares without approval given by two-thirds of the holders of either the Series 33 or Series 34 shares, as applicable. If a Trigger Event (as defined below) were to occur, all of the then outstanding Series 33 or Series 34 shares, as applicable, will be automatically exchanged, without the consent of the holders, for newly issued fully-paid and freely-tradable common shares of the Bank, the number of which to be determined in accordance with a contingent conversion formula (as set out in the applicable offering documents). In the event of the liquidation, dissolution or winding-up of the Bank, where a Trigger Event has not occurred, Series 33 and Series 34 holders are entitled to receive $25.00 cash per share together with all dividends declared and unpaid to the date of payment before any amount is paid to the holders of any shares ranking junior to the Series 33 or Series 34 shares, respectively.

•

Class B — Series 40 shares are redeemable at the Bank’s option on May 25, 2022 and every five years thereafter for $25.00 cash per share. If the shares are not redeemed on the redemption dates, investors have the option to convert the shares into Class B — Series 41 Preferred shares and, if converted, have the option to convert back to Series 40 Preferred shares on subsequent redemption dates. The Series 40 shares carry a non-cumulative quarterly dividend of $0.28125 per share until May 25, 2022. Dividends payable after May 25, 2022 on the Series 40 and Series 41 shares will be set based on prevailing market rates plus a predetermined spread. The Bank may not amend any rights, privileges, restrictions and conditions attaching to the Series 40 or Series 41 shares without approval given by two-thirds of the holders of either the Series 40 or Series 41 shares, as applicable. If a Trigger Event (as defined below) were to occur, all of the then outstanding Series 40 or Series 41 shares, as applicable, will be automatically exchanged, without the consent of the holders, for newly issued fully-paid and freely-tradable common shares of the Bank, the number of which to be determined in accordance with a contingent conversion formula (as set out in the applicable offering documents). In the event of the liquidation, dissolution or winding-up of the Bank, where a Trigger Event has not occurred, Series 40 and Series 41 holders are entitled to receive $25.00 cash per share together with all dividends declared and unpaid to the date of payment before any amount is paid to the holders of any shares ranking junior to the Series 40 or Series 41 shares, respectively.

•

Class B — Series 42 shares are redeemable at the Bank’s option on August 25, 2022 and every five years thereafter for $25.00 cash per share. If the shares are not redeemed on the redemption dates, investors have the option to convert the shares into Class B — Series 43 Preferred shares and, if converted, have the option to convert back to Series 42 Preferred shares on subsequent redemption dates. The Series 42 shares carry a non-cumulative quarterly dividend of $0.275 per share until August 25, 2022. Dividends payable after August 25, 2022 on the Series 42 and Series 43 shares will be set based on prevailing market rates plus a predetermined spread. The Bank may not amend any rights, privileges, restrictions and conditions attaching to the Series 42 or Series 43 shares without approval given by two-thirds of the holders of either the Series 42 or Series 43 shares, as applicable. If a Trigger Event (as defined below) were to occur, all of the then outstanding Series 42 or Series 43 shares, as applicable, will be automatically exchanged, without the consent of the holders, for newly issued fully-paid and freely-tradable common shares of the Bank, the number of which to be determined in accordance with a contingent conversion formula (as set out in the applicable offering documents). In the event of the liquidation, dissolution or winding-up of the Bank, where a Trigger Event has not occurred, Series 42 and Series 43 holders are entitled to receive $25.00 cash per share together with all dividends declared and unpaid to the date of payment before any amount is paid to the holders of any shares ranking junior to the Series 42 or Series 43 shares, respectively.

•	Class B — Series 44 shares are redeemable at the Bank’s option on November 25, 2023 and every five years thereafter for $25.00 cash per share. If the shares are not redeemed on the redemption dates,

investors have the option to convert the shares into Class B — Series 45 Preferred shares and, if converted, have the option to convert back to Series 44 Preferred shares on subsequent redemption dates. The Series 44 shares carry a non-cumulative quarterly dividend of $0.303125 per share until November 25, 2023. Dividends payable after November 25, 2023 on the Series 44 and Series 45 shares will be set based on prevailing market rates plus a predetermined spread. The Bank may not amend any rights, privileges, restrictions and conditions attaching to the Series 44 or Series 45 shares without approval given by two-thirds of the holders of either the Series 44 or Series 45 shares, as applicable. If a Trigger Event (as defined below) were to occur, all of the then outstanding Series 44 or Series 45 shares, as applicable, will be automatically exchanged, without the consent of the holders, for newly issued fully-paid and freely-tradable common shares of the Bank, the number of which to be determined in accordance with a contingent conversion formula (as set out in the applicable offering documents). In the event of the liquidation, dissolution or winding-up of the Bank, where a Trigger Event has not occurred, Series 44 and Series 45 holders are entitled to receive $25.00 cash per share together with all dividends declared and unpaid to the date of payment before any amount is paid to the holders of any shares ranking junior to the Series 44 or Series 45 shares, respectively.

•

Class B — Series 46 shares are redeemable at the Bank’s option on May 25, 2024 and every five years thereafter for $25.00 cash per share. If the shares are not redeemed on the redemption dates, investors have the option to convert the shares into Class B — Series 47 Preferred shares and, if converted, have the option to convert back to Series 46 Preferred shares on subsequent redemption dates. The Series 46 shares carry a non-cumulative quarterly dividend of $0.31875 per share until May 25, 2024. Dividends payable after May 25, 2024 on the Series 46 and Series 47 shares will be set based on prevailing market rates plus a predetermined spread. The Bank may not amend any rights, privileges, restrictions and conditions attaching to the Series 46 or Series 47 shares without approval given by two-thirds of the holders of either the Series 46 or Series 47 shares, as applicable. If a Trigger Event (as defined below) were to occur, all of the then outstanding Series 46 or Series 47 shares, as applicable, will be automatically exchanged, without the consent of the holders, for newly issued fully-paid and freely-tradable common shares of the Bank, the number of which to be determined in accordance with a contingent conversion formula (as set out in the applicable offering documents). In the event of the liquidation, dissolution or winding-up of the Bank, where a Trigger Event has not occurred, Series 46 and Series 47 holders are entitled to receive $25.00 cash per share together with all dividends declared and unpaid to the date of payment before any amount is paid to the holders of any shares ranking junior to the Series 46 or Series 47 shares, respectively.

•

Class B — Series 48 shares are redeemable at the Bank’s option during the period from October 26, 2025 to and including November 26, 2025, and during the period from October 26 to and including November 26 every five years thereafter for $1,000.00 cash per share and in certain other circumstances. Upon any redemption of the Series 48 shares held by the limited recourse trust, the Bank shall redeem (subject to the prior written approval of the Superintendent (as defined below)) limited recourse capital notes, Series 1, with an aggregate principal amount equal to the aggregate face amount of the Series 48 shares redeemed by the Bank. The Series 48 shares carry non-cumulative preferential cash dividends, as and when declared by the board of directors of the Bank, payable semi-annually until November 26, 2025. Dividends payable after November 26, 2025 on the Series 48 shares will be set based on prevailing market rates plus a predetermined spread. The limited recourse trustee, as trustee of the limited recourse trust, will, by written notice, provide to the Bank a waiver of its right to receive any and all dividends on the Series 48 shares during the period from and including the date of the waiver to and including the date upon which the limited recourse trustee provides, by written notice, a revocation of the waiver. The Bank may not amend any rights, privileges, restrictions and conditions attaching to the Series 48 shares without approval given by two-thirds of the holders of the Series 48 shares, as applicable. If a Trigger Event (as defined below) were to occur, all of the then outstanding Series 48 shares, as applicable, will be automatically exchanged, without the consent of the holders, for newly issued fully-paid and freely-tradable common shares of the Bank, the number of which to be determined in accordance with a contingent conversion formula (as set out in the applicable offering documents). In the event of the liquidation, dissolution or winding-up of the Bank, where a Trigger Event has not occurred, Series 48 holders are entitled to receive $1,000.00 cash per share together with all dividends declared and unpaid to the date of payment before any amount is paid to the holders of any shares ranking junior to the Series 48 shares, respectively.

•

Class B — Series 49 shares are redeemable at the Bank’s option during the period from April 26, 2027 to and including May 26, 2027, and during the period from April 26 to and including May 26 every five years thereafter for $1,000.00 cash per share and in certain other circumstances. Upon any redemption of the Series 49 shares held by the limited recourse trust, the Bank shall redeem (subject to the prior written approval of the Superintendent (as defined below)) limited recourse capital notes, Series 2, with an aggregate principal amount equal to the aggregate face amount of the Series 49 shares redeemed by the Bank. The Series 49 shares carry non-cumulative preferential cash dividends, as and when declared by the board of directors of the Bank, payable semi-annually until May 26, 2027. Dividends payable after May 26, 2027 on the Series 49 shares will be set based on prevailing market rates plus a predetermined spread. The limited recourse trustee, as trustee of the limited recourse trust, will, by written notice, provide to the Bank a waiver of its right to receive any and all dividends on the Series 49 shares during the period from and including the date of the waiver to and including the date upon which the limited recourse trustee provides, by written notice, a revocation of the waiver. The Bank may not amend any rights, privileges, restrictions and conditions attaching to the Series 49 shares without approval given by two-thirds of the holders of the Series 49 shares, as applicable. If a Trigger Event (as defined below) were to occur, all of the then outstanding Series 49 shares, as applicable, will be automatically exchanged, without the consent of the holders, for newly issued fully-paid and freely-tradable common shares of the Bank, the number of which to be determined in accordance with a contingent conversion formula (as set out in the applicable offering documents). In the event of the liquidation, dissolution or winding-up of the Bank, where a Trigger Event has not occurred, Series 49 holders are entitled to receive $1,000.00 cash per share together with all dividends declared and unpaid to the date of payment before any amount is paid to the holders of any shares ranking junior to the Series 49 shares, respectively.

•	A “Trigger Event” means any one of the following:

•

the Superintendent of Financial Institutions (the “Superintendent”) publicly announces that the Bank has been advised, in writing, that the Superintendent is of the opinion that the Bank has ceased, or is about to cease, to be viable and that, after the conversion or write-off, as applicable, of all contingent instruments issued by the Bank and taking into account any other factors or circumstances that are considered relevant or appropriate, it is reasonably likely that the viability of the Bank will be restored or maintained; or

•

a federal or provincial government in Canada publicly announces that the Bank has accepted or agreed to accept a capital injection, or equivalent support, from the federal government or any provincial government or political subdivision or agent or agency thereof without which the Bank would have been determined by the Superintendent to be non-viable.

Limitations Affecting Holders of Common and Preferred Shares

Restraints on Bank Shares Under the Bank Act

The Bank Act contains restrictions on the issue, transfer, acquisition, beneficial ownership and voting of all shares of a Canadian chartered bank. For example, no person or group of associated persons may own more than 10% of any class of shares of the Bank without the approval of the Minister of Finance (Canada) (“Minister of Finance”) and no person may be a “major shareholder” of a bank if the bank has equity of $12 billion or more (which would include the Bank). A person is a major shareholder of a bank where: (i) the aggregate number of shares of any class of voting shares beneficially owned by that person, and that are beneficially owned by any entities controlled by that person is more than 20% of that class of voting shares; or (ii) the aggregate number of shares of any class of non-voting shares beneficially owned by that person, and that are beneficially owned by any entities controlled by that person is more than 30% of that class of non-voting shares. The Minister of Finance may only approve the acquisition of up to 30% of the shares of any class of non-voting shares and up to 20% of the shares of a class of voting shares of the Bank, provided, in each case, that the person acquiring those shares does not have direct or indirect influence over the Bank that, if exercised, would result in that person having control in fact of the Bank. No person may have a “significant interest” in any class of shares of a bank, including the Bank, unless the person first receives the approval of the Minister of Finance. In addition, the Bank is not permitted to record any transfer or issue of any shares of the Bank if the transfer or issue would cause the person to have a significant interest in a class of shares, unless the prior approval of the Minister of Finance is obtained. No person who has a significant interest in the Bank may exercise any voting rights attached to the shares held by that person, unless the prior approval of the Minister of Finance for the acquisition of the significant interest is obtained. For purposes of the Bank Act, a person has a significant interest in a class of shares of a bank where the aggregate of any shares of the class beneficially owned by that person, by entities controlled by that person and by any person associated or acting jointly or in concert with that person exceeds 10% of all of the outstanding shares of that class of shares of such bank. If a person contravenes any of these restrictions, the Minister of Finance may, by order, direct that person to dispose of all or any portion of those shares. Holders of securities of the Bank may be required to furnish declarations relating to ownership in a form prescribed by the Bank.

Furthermore, the Bank Act prohibits banks, including the Bank, from recording a transfer or issuing shares of any class to the Government of Canada, or of any province thereof, to any foreign government or the government of any state, province or other political subdivision of a foreign country or to any agent or agency of any of the foregoing, except in certain circumstances that requires the consent of the Minister of Finance.

Bank Act and Government Restrictions and Approvals

Under the Bank Act, the Bank cannot redeem or purchase any of its shares, including its common shares, unless the consent of OSFI has been obtained. In addition, the Bank Act prohibits a payment to purchase or redeem any shares or the declaration and payment of a dividend if there are reasonable grounds for believing that the Bank is, or the payment would cause the Bank to be, in contravention of the capital adequacy and liquidity regulations of the Bank Act or any capital or liquidity directions of OSFI. The Bank is prohibited from declaring dividends on its preferred or common shares when it would be, as a result of paying such a dividend, in contravention of the capital adequacy, liquidity or other regulatory directives issued under the Bank Act. In addition, common share dividends cannot be paid unless all dividends declared and payable on the Bank’s preferred shares have been paid or sufficient funds have been set aside to do so. The declaration, amount and payment of future dividends is subject to the discretion of the board of directors, and will be dependent upon the Bank’s results of operations, financial condition, cash requirements and future regulatory restrictions on the payment of dividends and other factors deemed relevant by the board of directors.

The government of Canada placed a moratorium on mergers among Canada’s largest financial institutions in 2003, including the Bank and its peers, pending a further review of Canada’s bank merger policy. It is unlikely that the Minister of Finance would grant an approval for a merger between any large Canadian financial institutions at this time.

The restrictions contained in the Bank Act and the Canadian government’s policies may deter, delay or prevent a future amalgamation involving the Bank and will prevent the acquisition of control of the Bank, including transactions that could be perceived as advantageous to the Bank’s shareholders.

Non-Viability Contingent Capital Provisions

Under capital adequacy requirements adopted by OSFI, in order to qualify as regulatory capital, preferred shares issued after January 1, 2013 must include terms providing for the full and permanent conversion of those preferred shares into common shares upon the occurrence of certain trigger events relating to financial viability (“Non-Viability Contingent Capital Provisions”). The specific terms of any Non-Viability Contingent Capital Provisions for any preferred shares that the Bank issues under this prospectus will be described in one or more supplements relating to those preferred shares.

Amendments to the Rights, Privileges, Restrictions and Conditions of the Bank’s Share Capital

Under the Bank Act, the rights of holders of the Bank’s shares can be changed by the board of directors of the Bank by making, amending or repealing the by-laws of the Bank. The board of directors of the Bank must submit such a by-law, or amendment to or repeal of a by-law, to the shareholders of the Bank in accordance with the procedures of the Bank Act and the Bank’s by-laws, and the shareholders must approve the by-law, amendment to or repeal of the by-law by special resolution to be effective. Under the Bank Act, a special resolution is a resolution passed by not less than two-thirds of the votes cast by or on behalf of the shareholders who voted in respect of that resolution or signed by all the shareholders entitled to vote on that resolution. In some circumstances, the Bank Act mandates that holders of shares of a class or a series are entitled to vote separately as a class or series on a proposal to amend the by-laws of the Bank.

Meetings of the Shareholders

Quorum

The Bank Act permits a bank to establish by by-law the quorum requirement for meetings of shareholders. The Bank’s by-laws provide that a quorum at any meeting of shareholders will be any two or more shareholders entitled to vote at the meeting present in person or represented by proxy and representing either in person or by proxy at least 25% of the issued and outstanding shares of the Bank entitled to vote.

Annual Meetings; Shareholder Proposals

The Bank is required to hold an annual meeting of shareholders not later than six months after the end of each financial year on such day and at such time as its directors shall determine.

Proposals by shareholders of a bank may be made by certain registered or beneficial holders of shares that are entitled to vote at an annual meeting of shareholders. To be eligible to submit any shareholder proposal, a shareholder must satisfy certain eligibility criteria set forth in the Bank Act. Under the Bank Act, shareholder proposals may only be submitted at annual meetings of shareholders. A shareholder eligible to submit a proposal and entitled to vote at an annual meeting of shareholders may submit to the Bank notice of any matter that the shareholder proposes to raise at the meeting provided that, among other things, the proposal is submitted to the Bank at least 90 days before the anniversary date of the notice of meeting that was sent to shareholders in respect of the Bank’s previous annual meeting of shareholders.

If the Bank solicits proxies for such annual meeting, it is required to set out in the management proxy a proposal submitted by a shareholder for consideration at such meeting. If so requested by a shareholder who submits a proposal to the Bank, the Bank is required to include in the management proxy circular, or attach thereto, a statement by the shareholder in support of the proposal and the name and address of the shareholder. The proposal and the statement together are not to exceed the prescribed maximum number of words. Under the Bank Act, a proposal may include nominations for the election of directors if it is signed by one or more shareholders of shares representing in the aggregate not less than 5% of the issued and outstanding shares of the Bank or 5% of the issued and outstanding shares of a class of shares of the Bank entitled to vote at the meeting at which the proposal is to be presented.

The Bank is not required to comply with the obligations to include the proposal, or a statement of the shareholder submitting a proposal, in its management proxy circular, if

•

the proposal is not submitted to the Bank at least the prescribed number of days before the anniversary date of the notice of meeting that was sent to shareholders in respect of the previous annual meeting of shareholders;

•	it clearly appears that the primary purpose of the proposal is to enforce a personal claim or redress a personal grievance against the Bank or its directors, officers or security holders;

•	it clearly appears that the proposal does not relate in a significant way to the business or affairs of the Bank;

•

the person submitting the proposal failed within the prescribed period before the Bank receives their proposal to present, in person or by proxy, at a meeting of shareholders a proposal that at their request had been set out in or attached to a management proxy circular;

•

substantially the same proposal was set out in or attached to a management proxy circular or dissident’s proxy circular relating to, and presented to shareholders at, a meeting of shareholders of the Bank held within the prescribed period before the receipt of the proposal and did not receive the prescribed minimum amount of support at the meeting; or

•	the rights to submit a proposal as described above are being abused to secure publicity.

If the Bank refuses to include a proposal in a management proxy circular, it is obligated to notify the shareholder in writing of such refusal and its reasons for such refusal. The shareholder may apply to a court if such shareholder claims it has been aggrieved by such refusal, and the court may restrain the holding of the meeting at which the proposal is sought to be presented and may make such further order it thinks fit. In addition, if the Bank claims to be aggrieved by the proposal, it may apply to a court for an order permitting the Bank to omit the proposal from the management proxy circular.

Special Meetings

Under the Bank Act, special meetings of shareholders may be called at any time by the board of directors. In addition, subject to certain provisions of the Bank Act, the holders of not less than 5% of the issued and outstanding shares of the Bank that carry the right to vote at a meeting may request that the directors call a meeting of shareholders for the purpose stated in the request and may call the special meeting if the directors do not do so within 21 days after receiving the request.

Anti-Takeover Provisions and Ownership Provisions

Rules and policies of certain Canadian securities regulatory authorities, including Multilateral Instrument 61-101 — Protection of Minority Security Holders in Special Transactions, contain requirements in connection with “related party transactions.” A related party transaction means, among other things, any transaction in which an issuer directly or indirectly engages in the following with a related party: acquires, sells, leases or transfers an asset, acquires the related party, acquires or issues securities, amends the terms of a security if the security is owned by the related party or assumes or becomes subject to a liability or takes certain other actions with respect to debt.

“Related party” includes directors, senior officers and holders of more than 10% of the voting rights attached to all outstanding voting securities of the issuer or holders of a sufficient number of any securities of the issuer to materially affect control of the issuer.

If a transaction is determined to be a related party transaction, Multilateral Instrument 61-101 requires, subject to certain exceptions, the preparation of a formal valuation relating to certain aspects of the transaction and more detailed disclosure in the proxy material sent to security holders in connection with the related party transaction, including disclosure related to the valuation.

Multilateral Instrument 61-101 also requires, subject to certain exceptions, that an issuer not engage in a related party transaction unless the shareholders of the issuer, other than the related parties, approve the transaction by a simple majority of the votes cast.

In addition, under the Bank Act, a sale of all or substantially all of the Bank’s assets to another financial institution or an amalgamation must also be approved by the shareholders by special resolution passed by a vote of not less than two-thirds of the votes cast by shareholders who voted in respect of the resolution, with each share carrying the right to vote whether or not it otherwise carries the right to vote. The holders of each class or series of shares which is affected differently by the sale from the shares of any other class or series are entitled to vote separately as a class or series. The Minister of Finance must also approve any such sale or amalgamation involving the Bank.

These restrictions, in addition to those imposed by the Bank Act relating to the purchase or other acquisition, issue, transfer and voting of shares of the Bank’s common shares may deter, delay or prevent a future amalgamation involving the Bank and will prevent the acquisition of control of the Bank, including transactions that could be perceived as advantageous to the Bank’s shareholders. See “Description of Common Shares and Preferred Shares — Limitations Affecting Holders of Common and Preferred Shares.”

Rights of Inspection

Any person is entitled to a basic list of the Bank’s shareholders and may request the Bank to furnish such list within 10 days after receipt by the Bank of an affidavit, swearing that the list will not be used except in accordance with a permitted purpose, and payment of a reasonable fee. Further, shareholders and creditors of the Bank and their personal representatives may examine certain limited records of the Bank during its usual business hours and may take extracts therefrom, free of charge, or have copies made thereof on payment of a reasonable fee.

Transfer Agent and Registrar

The registrar and transfer agent for the Bank’s common and preferred shares is Computershare Trust Company of Canada with transfer facilities in the cities of Montreal, Toronto, Calgary and Vancouver. In addition, Computershare Investor Services PLC and Computershare Trust Company, N.A. serve as transfer agents and registrars for common shares in Bristol, United Kingdom and Canton, Maine, respectively.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

References to the “Bank,” “us,” “we” or “our” in this section mean Bank of Montreal, and do not include the subsidiaries of Bank of Montreal. Also, in this section, references to “holders” mean those who own debt securities registered in their own names, on the books that we or the applicable trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. When we refer to “you” in this section, we mean all purchasers of the debt securities being offered by this prospectus, whether they are the holders or only indirect owners of those debt securities. Owners of beneficial interests in the debt securities should read the section below entitled “ — Legal Ownership and Book-Entry Issuance.”

Debt Securities May Be Senior or Subordinated

We may issue debt securities which may be senior or subordinated in right of payment. Unless otherwise specified in the applicable prospectus supplement, neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets or the property or assets of our subsidiaries. Thus, by owning a debt security, you are one of our unsecured creditors.

The senior debt securities will be issued under our senior debt indenture, as supplemented by the first supplemental indenture thereto, described below and will be unsubordinated obligations that rank equally with all of our other unsecured and unsubordinated debt, including deposit liabilities, other than certain governmental claims in accordance with applicable law.

The subordinated debt securities will be issued under our subordinated debt indenture described below and, if a trigger event has not occurred as contemplated under the specific Non-Viability Contingent Capital Provisions (as defined below) as may be applicable to such subordinated debt securities, will be subordinate in right of payment to all of our “senior indebtedness,” as defined in the subordinated debt indenture. Neither indenture limits our ability to incur additional indebtedness.

The Bank’s debt securities issued on or after September 23, 2018 may, depending on their terms, be subject to the bail-in regime (as defined below under “ — Canadian Bank Resolution Powers”) and bail-in conversion (as defined below under “ — Special Provisions Related to Bail-inable Debt Securities”).

In the event we become insolvent, our governing legislation provides that priorities among payments of our deposit liabilities (including payments in respect of the senior debt securities) and payments of all of our other liabilities (including payments in respect of the subordinated debt securities) are to be determined in accordance with the laws governing priorities and, where applicable, by the terms of the indebtedness and liabilities. Because we have subsidiaries, our right to participate in any distribution of the assets of our banking or non-banking subsidiaries, upon a subsidiary’s dissolution, winding-up, liquidation or reorganization or otherwise, and thus your ability to benefit indirectly from such distribution, is subject to the prior claims of creditors of that subsidiary, except to the extent that we may be a creditor of that subsidiary and our claims are recognized. There are legal limitations on the extent to which some of our subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, us or some of our other subsidiaries. Accordingly, the debt securities will be structurally subordinated to all existing and future liabilities of our subsidiaries, and holders of debt securities should look only to our assets for payments on the debt securities.

Neither the senior debt securities nor the subordinated debt securities will constitute deposits insured under the Canada Deposit Insurance Corporation Act (Canada) or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States governmental agency or instrumentality.

When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities.

The Senior and Subordinated Debt Indentures

The senior debt securities and the subordinated debt securities are each governed by an indenture — the senior debt indenture, as supplemented from time to time, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. When we refer to the “indentures,” we mean both the senior debt indenture, as supplemented from time to time, and the subordinated debt indenture, and when we refer to the “indenture,” we mean either the senior debt indenture, as supplemented from time to time, or the subordinated debt indenture, as applicable. Unless otherwise provided in a prospectus supplement which names The Bank of New York Mellon as Series Trustee for certain senior debt securities being offered, each indenture is a contract between us and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, which acts as trustee. The indentures are substantially identical, except for the provisions relating to:

•	the events of default, which are more limited in the subordinated debt indenture;

•	subordination, which are included only in the subordinated debt indenture;

•	provisions required as a result of regulatory capital requirements, including the bail-in regime (as defined below under “— Canadian Bank Resolution Powers”); and

•	possible conversions or exchanges.

Reference to the indenture or the trustee, with respect to any debt securities, means the indenture under which those debt securities are issued and the trustee under that indenture.

The trustee has two main roles:

•

The trustee can enforce the rights of holders against us if we default on our obligations under the terms of the indenture or the debt securities. There are some limitations on the extent to which the trustee acts on behalf of holders, described below under “ — Events of Default — Remedies If an Event of Default Occurs.”

•	The trustee performs administrative duties for us, such as sending interest payments and notices to holders and transferring a holder’s debt securities to a new buyer if a holder sells.

The indentures and their associated documents contain the full legal text of the matters described in this section. The indentures and the debt securities will be governed by New York law, except that the subordination provisions and provisions related to non-viability contingent capital automatic conversion in the subordinated debt indenture, certain provisions relating to the status of the senior debt securities under Canadian law in the senior debt indenture and provisions relating to the bail-in acknowledgment of holders and beneficial owners of bail-inable debt securities in the senior debt indenture will be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein. A copy of the senior debt indenture and a copy of the subordinated debt indenture are exhibits to the Registration Statement of which this prospectus forms a part. See “Where You Can Find More Information” above for information on how to obtain a copy.

Issuing Branch

Debt securities may, if specified in the applicable prospectus supplement, be issued by our Chicago branch. If our Chicago branch issues debt securities, the applicable prospectus supplement will also describe: (1) the terms of debt securities issued by our Chicago branch, including terms relating to events of default in respect of those debt securities, (2) whether those debt securities will be issued under a supplemental indenture to either the senior debt indenture or the subordinated debt indenture, as applicable, or under a new indenture, and (3) any material U.S. or Canadian tax, regulatory or insolvency considerations applicable to those debt securities.

General

We may issue as many distinct series of debt securities under either indenture as we wish. The provisions of the senior debt indenture and the subordinated debt indenture allow us not only to issue debt securities with terms different from those previously issued under the applicable indenture, but also to “re-open” a previous issue of a series of debt securities and issue additional debt securities of that series. We do not intend to re-open a previous issue of a series of debt securities where such re-opening would have the effect of making the relevant debt securities of such series subject to bail-in conversion (as defined under “— Special Provisions Related to Bail-inable Debt Securities”). We may issue debt securities in amounts that exceed the total amount specified on the cover of your applicable supplement at any time without your consent and without notifying you. In addition, we may issue additional debt securities of any series at any time without your consent and without notifying you. We may also issue other debt securities at any time without your consent and without notifying you. The indentures do not limit our ability to incur other indebtedness or to issue other debt securities, and we are not subject to financial or similar restrictions under the indentures.

This section summarizes the material terms of the debt securities that are common to all series, subject to any modifications contained in an applicable supplement. Most of the specific terms of your series will be described in the applicable supplements accompanying this prospectus. As you read this section, please remember that the specific terms of your debt security as described in the applicable supplements will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between the information in the applicable supplements and this prospectus, the information in the most recent applicable supplement will control. Accordingly, the statements we make in this section may not apply to your debt securities. Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indentures and the applicable series of debt securities, including definitions of certain terms used in the indentures and the applicable series of debt securities. In this summary, we describe the meaning of only some of the more important terms. You must look to the indentures or the applicable series of debt securities for a more complete description.

We may issue the debt securities as original issue discount debt securities, which will be offered and sold at a substantial discount below their stated principal amount. An applicable supplement relating to the original issue discount securities will describe U.S. federal income tax consequences and other special considerations applicable to them. The debt securities may also be issued as indexed debt securities or debt securities denominated in foreign currencies or currency units, as described in more detail in an applicable supplement relating to any of the particular debt securities. An applicable supplement relating to specific debt securities will also describe any special considerations and any material additional tax considerations applicable to such debt securities.

When we refer to a series of debt securities, we mean a series issued under the indenture pursuant to which the debt securities will be issued. Each series is a single distinct series under the indenture pursuant to which they will be issued and we may issue debt securities of each series in such amounts, at such times and on such terms as we wish. The debt securities of each series will differ from one another, and from any other series, in their terms, but all debt securities of a series together will constitute a single series for all purposes under the indenture pursuant to which they will be issued, except as described in the section “— Events of Default” below or the applicable supplements.

We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The applicable supplements will describe the terms of any debt securities being offered, including:

•	the title of the series of debt securities;

•	whether it is a series of senior debt securities or a series of subordinated debt securities;

•	any limit on the aggregate principal amount of the series of debt securities;

•	the person to whom interest on a debt security is payable, if other than the holder on the regular record date;

•	the date or dates on which the series of debt securities will mature;

•	the rate or rates (which may be fixed or variable) per annum, at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

•	the dates on which such interest, if any, will be payable and the regular record dates for such interest payment dates;

•	the place or places where the principal of, premium, if any, and interest on the debt securities is payable;

•	any mandatory or optional sinking funds or similar provisions or provisions for redemption at our option or the option of the holder;

•

if applicable, the date after which, the price at which, the periods within which and the terms and conditions upon which the debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed and other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•	if applicable, the terms and conditions upon which the debt securities may be repayable prior to final maturity at the option of the holder thereof (which option may be conditional);

•	the portion of the principal amount of the debt securities, if other than the entire principal amount thereof, payable upon acceleration of maturity thereof;

•	the specific terms of any Non-Viability Contingent Capital Provisions;

•	the specific terms of any bail-inable debt securities (as defined below under “— Special Provisions Related to Bail-inable Debt Securities”);

•	the specific terms of any limited recourse provisions;

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if the debt securities may be converted into or exercised or exchanged for other of our debt securities or the debt or equity securities of third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of our debt securities or the debt or equity securities of third parties issuable upon conversion, exercise or exchange may be adjusted;

•	if other than denominations of $1,000 and any integral multiples thereof, the denominations in which the series of debt securities will be issuable;

•	the currency of payment of principal, premium, if any, and interest on the series of debt securities;

•

if the currency of payment for principal, premium, if any, and interest on the series of debt securities is subject to our election or that of a holder, the currency or currencies in which payment can be made and the period within which, and the terms and conditions upon which, the election can be made;

•	any index, formula or other method used to determine the amount of payment of principal or premium, if any, and/or interest on the series of debt securities;

•	the applicability of the provisions described under “ — Defeasance” below;

•	any event of default under the series of debt securities if different from those described under “ — Events of Default” below;

•

if the series of debt securities will be issuable only in the form of a global security, the depositary or its nominee with respect to the series of debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or the nominee; and

•	any other special feature of the series of debt securities.

An investment in debt securities may involve special risks, including risks associated with indexed securities and currency-related risks if the debt security is linked to an index or is payable in or otherwise linked to a non-U.S. dollar currency. Risks specific to these types of debt securities will be included in the applicable supplements.

Market-Making Transactions

One or more of our affiliates may purchase and resell debt securities in market-making transactions after their initial issuance. We may also, subject to applicable law and any required regulatory approval, purchase debt securities in the open market or in private transactions to be held by us or cancelled.

If you purchase securities issued before September 23, 2018 in a market making transaction, those securities will not be bail-inable securities, even though the applicable pricing supplement may not specify that your securities are not bail-inable securities.

Covenants

Except as described in this sub-section or as otherwise provided in an applicable supplement with respect to any series of debt securities, we are not restricted by the indentures from incurring, assuming or becoming liable for any type of debt or other obligations, from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock. The indentures do not require the maintenance of any financial ratios or specified levels of net worth or liquidity, nor do they contain any covenants or other provisions that would limit our or our subsidiaries’ right to incur additional indebtedness, enter into any sale and leaseback transaction or grant liens on our or our subsidiaries’ assets. The indentures do not contain any provisions that would require us to repurchase or redeem or otherwise modify the terms of any of the debt securities upon a change in control or other events that may adversely affect the creditworthiness of the debt securities, for example, a highly leveraged transaction, except as otherwise specified in this prospectus or any applicable supplement.

Mergers and Similar Events

Each of the indentures provide that we are permitted to merge, amalgamate, consolidate or otherwise combine with another entity, or to sell or lease substantially all of our assets to another entity, as long as the following conditions are met:

•

When we merge, amalgamate, consolidate or otherwise are combined with or acquired by, another entity, or sell or lease substantially all of our assets, the surviving, resulting or acquiring entity is a duly organized entity and is legally responsible for and assumes, either by agreement, operation of law or otherwise, our obligations under such indenture and the debt securities issued thereunder.

•

The merger, amalgamation, consolidation, other combination, or sale or lease of assets, must not result in an event of default under such indenture. A default for this purpose would include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specified period of time were disregarded.

If the conditions described above are satisfied, we will not need to obtain the consent of the holders of the debt securities in order to merge, amalgamate, consolidate or otherwise combine with another entity or to sell substantially all of our assets.

We will not need to satisfy the conditions described above if we enter into other types of transactions, including:

•	any transaction in which we acquire the stock or assets of another entity but in which we do not merge, amalgamate, consolidate or otherwise combine;

•	any transaction that involves a change of control of the Bank but in which we do not merge, amalgamate, consolidate or otherwise combine; and

•	any transaction in which we sell less than substantially all of our assets.

It is possible that this type of transaction may result in a reduction in our credit rating, may reduce our operating results or may impair our financial condition. Holders of debt securities, however, will have no approval right with respect to any transaction of this type.

Modification and Waiver of the Debt Securities

There are four types of changes we can make to the indenture and the debt securities issued under that indenture.

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Changes Requiring Consent of All Holders. First, there are changes that cannot be made to the indenture or the debt securities without the consent of each holder of a series of debt securities affected in any material respect by the change under a particular indenture. The following is a list of those types of changes:

•	change the stated maturity of the principal or reduce the interest on a debt security;

•	reduce any amounts due on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a debt security (including the amount payable on an original issue discount security) following a default;

•	change the currency of payment on a debt security;

•	change the place of payment for a debt security;

•	impair a holder’s right to sue for payment;

•	impair a holder’s right to require repurchase on the original terms of those debt securities that provide a right of repurchase;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults; or

•	modify any other aspect of the provisions dealing with modification and waiver of the indenture.

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Changes Requiring a Majority Consent. The second type of change to the indenture and the debt securities is the kind that requires the consent of holders of debt securities owning not less than a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect in any material respect holders of the debt securities. We may also obtain a waiver of a past default from the holders of debt securities owning a majority of the principal amount of the particular series affected. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed in the first category described above under “ — Changes Requiring Consent of All Holders” unless we obtain the individual consent of each holder to the waiver.

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Changes Not Requiring Consent. The third type of change to the indenture and the debt securities does not require the consent by holders of debt securities. This type is limited to the issuance of new series of debt securities under the indenture, clarifications and certain other changes that would not adversely affect in any material respect the interests of the holders of the debt securities of any series. We may also make changes or obtain waivers that do not adversely affect in any material respect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the consent of the holder of that debt security; we need only obtain any required approvals from the holders of the affected debt securities.

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Modification of Subordination Provisions. The fourth type of change to the indenture and the debt securities is the kind that requires the consent of the holders of a majority of the principal amount of all affected series of subordinated debt securities, voting together as one class. We may not modify the subordination provisions of the subordinated debt indenture in a manner that would adversely affect in any material respect the outstanding subordinated debt securities of any one or more series without the consent of the holders of a majority of the principal amount of all affected series of subordinated debt securities, voting together as one class.

Modification of Bail-inable Debt Securities. Where an amendment, modification or other variance that can be made to the indenture or the bail-inable debt securities would affect the recognition of those bail-inable debt securities by the Superintendent as TLAC (as defined below under “— Canadian Bank Resolution Powers”), that amendment, modification or variance will require the prior approval of the Superintendent.

Modification of Subordinated Debt Securities. Any modification to the terms and conditions of the subordinated debt securities which might affect the classification afforded the subordinated debt securities under the capital adequacy requirements pursuant to the Bank Act and the regulations and guidelines thereunder will require the prior written approval of the Superintendent.

Further Details Concerning Voting. When seeking consent, we will use the following rules to decide how much principal amount to attribute to a debt security:

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For original issue debt discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

•	For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the applicable supplement.

•	For debt securities denominated in one or more non-U.S. currencies or currency units, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore not eligible to vote or take other action under the applicable indenture, if we have given a notice of redemption and deposited or set aside in trust for the holders’ money for the payment or redemption of the debt securities. Debt securities will also not be considered outstanding, and therefore not eligible to vote or take other action under the applicable indenture, if they have been fully defeased as described below under “ — Defeasance — Full Defeasance” or if we or one of our affiliates is the beneficial owner of the debt securities.

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the applicable indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If the trustee or we set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action.

Book-entry and other indirect holders should consult their banks, brokers or other financial institutions for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Special Provisions Related to Bail-inable Debt Securities

The senior debt indenture provides for certain provisions applicable to bail-inable debt securities. The prospectus supplement and, if applicable, the relevant pricing supplement will describe the specific terms of bail-inable debt securities we may issue and specify whether or not your debt security is a bail-inable debt security.

Subject to certain exceptions discussed under “— Canadian Bank Resolution Powers,” including for certain structured notes, senior debt issued on or after September 23, 2018, with an initial or amended term to maturity (including explicit or embedded options) greater than 400 days, that is unsecured or partially secured and that has been assigned a CUSIP or ISIN or similar identification number, is subject to conversion in whole or in part — by means of a transaction or series of transactions and in one or more steps – into common shares of the Bank or any of its affiliates under the bail-in regime (as defined below under “— Canadian Bank Resolution Powers”), which we refer to as a “bail-in conversion.” Shares, other than common shares, and subordinated debt securities of the Bank are also subject to a bail-in conversion, unless they are non-viability contingent capital. We refer to debt securities that are subject to bail-in conversion as “bail-inable debt securities.”

By its acquisition of an interest in any bail-inable debt security, each holder or beneficial owner of that debt security is deemed to (i) agree to be bound, in respect of the bail-inable debt securities, by the CDIC Act, including the conversion of the bail-inable debt securities, in whole or in part — by means of a transaction or series of transactions and in one or more steps — into common shares of the Bank or any of its affiliates under subsection 39.2(2.3) of the CDIC Act and the variation or extinguishment of the bail-inable debt securities in consequence, and by the application of the laws of the Province of Ontario and the federal laws of Canada applicable therein in respect of the operation of the CDIC Act with respect to the bail-inable debt securities; (ii) attorn and submit to the jurisdiction of the courts in the Province of Ontario with respect to the CDIC Act and those laws; (iii) have represented and warranted that the Bank has not directly or indirectly provided financing to the holder or beneficial owner of the bail-inable debt securities for the express purpose of investing in the bail-inable debt securities; and (iv) acknowledge and agree that the terms referred to in clauses (i) and (ii) above, are binding on that holder or beneficial owner despite any provisions in the indenture or the bail-inable debt securities, any other law that governs the bail-inable debt securities and any other agreement, arrangement or understanding between that holder or beneficial owner and the Bank with respect to the bail-inable debt securities.

Holders and beneficial owners of bail-inable debt securities will have no further rights in respect of their bail-inable debt securities to the extent those bail-inable debt securities are converted in a bail-in conversion, other than those provided under the bail-in regime, and by its acquisition of an interest in any bail-inable debt security, each holder or beneficial owner of that debt security is deemed to irrevocably consent to the converted portion of the principal amount of that debt security and any accrued and unpaid interest thereon being deemed paid in full by the Bank by the issuance of common shares of the Bank (or, if applicable, any of its affiliates) upon the occurrence of a bail-in conversion, which bail-in conversion will occur without any further action on the part of that holder or beneficial owner or the trustee; provided that, for the avoidance of doubt, this consent will not limit or otherwise affect any rights that holders or beneficial owners may have under the bail-in regime.

Trustee and Trustee’s Duties

The trustee will undertake certain procedures and seek certain remedies in the event of an event of default or a default. See “— Events of Default.” However, by its acquisition of an interest in any bail-inable debt security, each holder or beneficial owner of that debt security is deemed to acknowledge and agree that the bail-in conversion will not give rise to a default or event of default for purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act of 1939 (the “Trust Indenture Act”).

By its acquisition of an interest in any bail-inable debt security, each holder or beneficial owner of that debt security, to the extent permitted by the Trust Indenture Act, is deemed to waive any and all claims, in law and/or in equity, against the trustee, for, agrees not to initiate a suit against the trustee in respect of, and agrees that the trustee will not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the bail-in regime.

Additionally, by its acquisition of an interest in any bail-inable debt security, each holder or beneficial owner of that debt security is deemed to acknowledge and agree that, upon a bail-in conversion, or other action pursuant to the bail-in regime with respect to bail-inable debt securities,

•

the trustee will not be required to take any further directions from holders of those bail-inable debt securities under Section 512 of the senior debt indenture, which section authorizes holders of a majority in aggregate outstanding principal amount of the debt securities to direct certain actions relating to the debt securities; and

•	the indenture will not impose any duties upon the trustee whatsoever with respect to a bail-in conversion or such other action pursuant to the bail-in regime.

Notwithstanding the foregoing, if, following the completion of a bail-in conversion, the relevant bail-inable debt securities remain outstanding (for example, if not all bail-inable debt securities are converted), then the trustee’s duties under the indenture will remain applicable with respect to those bail-inable debt securities following such completion to the extent that the Bank and the trustee will agree pursuant to a supplemental indenture or an amendment to the indenture; provided, however, that notwithstanding the bail-in conversion, there will at all times be a trustee for the bail-inable debt securities in accordance with the indenture, and the resignation and/or removal of the trustee, the appointment of a successor trustee and the rights of the trustee or any successor trustee will continue to be governed by the indenture, including to the extent no additional supplemental indenture or amendment to the indenture is agreed upon in the event the relevant bail-inable debt securities remain outstanding following the completion of the bail-in conversion.

DTC — Bail-in Conversion

Upon a bail-in conversion, we will provide a written notice to The Depository Trust Company (“DTC”), the trustee and the holders of bail-inable debt securities through DTC as soon as practicable regarding such bail-in conversion. The Bank will also deliver a copy of such notice to the trustee for information purposes.

By its acquisition of an interest in any bail-inable debt security, each holder or beneficial owner of that debt security is deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such bail-inable debt security to take any and all necessary action, if required, to implement the bail-in conversion or other action pursuant to the bail-in regime with respect to the bail-inable debt security as it may be imposed on it, without any further action or direction on the part of that holder or beneficial owner, the trustee or the paying agent.

Subsequent Holders’ Agreement

Each holder or beneficial owner of a bail-inable debt security that acquires an interest in the bail-inable debt security in the secondary market and any successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of any holder or beneficial owner is deemed to acknowledge, accept, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders or beneficial owners that acquired an interest in the bail-inable debt securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the bail-inable debt securities related to the bail-in regime.

Special Provisions Related to the Subordinated Debt Securities

The subordinated debt securities issued under the subordinated debt indenture will be our direct unsecured obligations constituting subordinated indebtedness for the purpose of the Bank Act and will therefore rank subordinate to our deposits. Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on these debt securities.

If we become insolvent or are wound-up, the subordinated debt securities issued and outstanding under the subordinated debt indenture will rank equally with, but not prior to, all other subordinated indebtedness and subordinate in right of payment to the prior payment in full of all other indebtedness of the Bank then outstanding, other than liabilities which, by their terms, rank in right of payment equally with or subordinate to the subordinated indebtedness, and in accordance with the terms of such liabilities or such other indebtedness.

For these purposes, “indebtedness” at any time means:

(i)	the deposit liabilities of the Bank at such time; and

(ii)

all other liabilities and obligations of the Bank to third parties (other than fines or penalties that, pursuant to the Bank Act, are a last charge on the assets of a Bank in the case of insolvency of the Bank and obligations to shareholders of the Bank, as such) which would entitle such third parties to participate in a distribution of the Bank’s assets in the event of the insolvency or winding-up of the Bank.

“subordinated indebtedness” at any time means:

(i)	the liability of the Bank in respect of the principal of and premium, if any, and interest on its outstanding subordinated indebtedness outlined above;

(ii)

any indebtedness which ranks equally with and not prior to the outstanding subordinated indebtedness, in right of payment in the event of the insolvency or winding-up of the Bank and which, pursuant to the terms of the instrument evidencing or creating the same, is expressed to be subordinate in right of payment to all indebtedness to which the outstanding subordinated indebtedness is subordinate in right of payment to at least the same extent as the outstanding subordinated indebtedness is subordinated thereto pursuant to the terms of the instrument evidencing or creating the same;

(iii)

any indebtedness which ranks subordinate to and not equally with or prior to the outstanding subordinated indebtedness, in right of payment in the event of the insolvency or winding-up of the Bank and which, pursuant to the terms of the instrument evidencing or creating the same, is expressed to be subordinate in right of payment to all indebtedness to which the outstanding subordinated indebtedness is subordinate in right of payment to at least the same extent as the outstanding subordinated indebtedness is subordinate pursuant to the terms of the instrument evidencing or creating the same; and

(iv)	the subordinated debt securities, which will rank equally to the Bank’s outstanding subordinated indebtedness.

The subordination provisions of the subordinated debt indenture are governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Conversion or Exchange of Debt Securities

If and to the extent mentioned in the applicable supplements, any debt securities may be optionally or mandatorily convertible or exchangeable for other securities of the Bank or another entity or entities, into the cash value therefor or into any combination of the above. The specific terms on which any debt securities may be so converted or exchanged will be described in the applicable supplements. These terms may include provisions for conversion or exchange, either mandatory, at the holder’s option or at our option, in which case the amount or number of securities the holders of the debt securities would receive would be calculated at the time and manner described in the applicable supplements.

Non-Viability Contingent Capital Provisions

Under capital adequacy requirements adopted by the OSFI, in order to qualify as regulatory capital, subordinated debt securities issued after January 1, 2013 must include terms providing for the full and permanent conversion of those subordinated debt securities into common shares upon the occurrence of certain trigger events relating to financial viability (“Non-Viability Contingent Capital Provisions”). The specific terms of any Non-Viability Contingent Capital Provisions for any subordinated debt securities that the Bank issues under this prospectus will be described in one or more supplements relating to those securities.

If subordinated debt securities issued under the subordinated debt securities indentures are converted into common shares in accordance with Non-Viability Contingent Capital Provisions, the rights, terms and conditions of such securities, including with respect to priority and rights on liquidation, will no longer be relevant (except under limited circumstances) as all such securities will have been converted on a full and permanent basis into common shares ranking on parity with all other outstanding common shares of the Bank.

The Non-Viability Contingent Capital Provisions of the subordinated debt indenture will be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

The Non-Viability Contingent Capital Provisions do not apply to senior debt securities offered under this prospectus.

Defeasance

The following discussion of full defeasance and covenant defeasance will be applicable to each series of debt securities that is denominated in U.S. dollars and has a fixed rate of interest and will apply to other series of debt securities if we so specify in the applicable supplements. Any defeasance or covenant defeasance with respect to bail-inable debt securities that would result in the Bank not meeting the TLAC requirements applicable to it pursuant to the TLAC Guideline (as defined under “— Canadian Bank Resolution Powers”) will be subject to the prior approval of the Superintendent.

Full Defeasance. If there is a change in U.S. federal income tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities, called full defeasance, if we put in place the following other arrangements for holders to be repaid:

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We must deposit in trust for the benefit of all holders of the debt securities a combination of money and notes or bonds of the U.S. government or a U.S. government agency or U.S. government-sponsored entity (the obligations of which are backed by the full faith and credit of the U.S. government) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

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There must be a change in current U.S. federal income tax law or a ruling of the Internal Revenue Service (“IRS”) that lets us make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. (Under U.S. federal income tax law applicable as at the date of this Registration Statement, the deposit and our legal release from the obligations pursuant to the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.)

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We must deliver to the trustee a legal opinion of our counsel confirming the tax-law change described above and that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would be the case if such deposit, defeasance and discharge had not occurred.

•	In the case of the subordinated debt securities, the following requirement must also be met:

•	No event or condition may exist that, under the provisions described under “— Subordination Provisions” above, would prevent us from making payments of principal, premium or interest on those subordinated debt securities on the date of the deposit referred to above or during the 90 days after that date.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the event of any shortfall.

Covenant Defeasance. Even without a change in current U.S. federal income tax law, we can make the same type of deposit as described above, and we will be released from the restrictive covenants under the debt securities that may be described in the applicable supplements. This is called covenant defeasance. In that event, you would lose the protection of these covenants but would gain the protection of having money and U.S. government or U.S. government agency notes or bonds set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

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Deposit in trust for the benefit of all holders of the debt securities a combination of money and notes or bonds of the U.S. government or a government agency or U.S. government sponsored entity (the obligations of which are backed by the full faith and credit of the U.S. government) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

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Deliver to the trustee a legal opinion of our counsel confirming that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would be the case if such deposit and covenant defeasance had not occurred.

If we accomplish covenant defeasance, certain provisions of the indentures and the debt securities would no longer apply:

•	Covenants applicable to the series of debt securities and described in the applicable supplements.

•	Any events of default relating to breach of those covenants.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurs (such as a bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall.

Events of Default

You will have special rights if an “event of default” occurs and is not cured, as described later in this subsection.

What is an Event of Default?

Under the senior debt indenture, for debt securities of a series issued on or after September 23, 2018 (whether bail-inable senior debt securities or senior debt securities that are not subject to bail-in conversion), “event of default” means any of the following:

•	we default in the payment of the principal of, or interest on, any note of that series and, in each case, the default continues for a period of 30 business days;

•	certain bankruptcy, insolvency or reorganization events occur; or

•	any other event of default provided with respect to notes of that series.

An event of default regarding one series of senior debt securities will not cause an event of default regarding any other series of senior debt securities. For purposes of this section “— Events of Default” with respect to senior debt securities issued on or after September 23, 2018, “series” refers to senior debt securities having identical terms, except as to issue date, principal amount and, if applicable, the date from which interest begins to accrue. A bail-in conversion will not constitute a default or an event of default under the senior debt indenture.

Notwithstanding the foregoing, if you purchase senior debt securities that are part of a series created before September 23, 2018, “event of default” means any of the following:

•	We do not pay the principal of or any premium on a debt security within five days of its due date;

•	We do not pay interest on a debt security for more than 30 days after its due date;

•	We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur; or

•	Any other event of default described in an applicable supplement occurs.

Under the subordinated debt indenture, the term “event of default” means any of the following:

•	We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur; or

•	Any other event of default described in an applicable supplement occurs.

A non-viability contingent capital conversion or a bail-in conversion will not constitute a default or an event of default under the subordinated debt indenture.

Remedies If an Event of Default Occurs. If an event of default occurs and is continuing, the trustee will have special duties and rights. In that situation, the trustee will be obligated to use certain of its rights and powers as set forth under the applicable indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs. If an event of default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of (or, in the case of original issue discount securities, the portion of the principal amount that is specified in the terms of the affected debt security) and interest on all of the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. The declaration of acceleration of maturity is not, however, an automatic right upon the occurrence of an event of default, and for such acceleration to be effective, the trustee must take the aforementioned action or the holders must direct the trustee to act as described in this section below. Furthermore, a declaration of acceleration of maturity may be cancelled, but only before a judgment or decree based on the acceleration has been obtained, by the holders of at least a majority in principal amount of the debt securities of the affected series. If you are the holder of a subordinated debt security, the principal amount of the subordinated debt security will not be paid and may not be required to be paid at any time prior to the relevant maturity date, except in the event of our insolvency or winding-up. If any provisions of applicable U.S. or Canadian banking law prohibit the payment of any amounts due under the debt securities before a specified time, then the obligation to make such payment shall be subject to such prohibition.

Holders or beneficial owners of bail-inable debt securities may only exercise, or direct the exercise of, the rights described in this section if the Governor in Council (Canada) has not made an order under Canadian bank resolution powers pursuant to subsection 39.13(1) of the CDIC Act in respect of the Bank. Notwithstanding the exercise of those rights, bail-inable debt securities will continue to be subject to bail-in conversion until repaid in full.

You should read carefully the applicable supplements relating to any series of debt securities which are original issue discount debt securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of original issue discount debt securities upon the occurrence of an event of default and its continuation.

Except in cases of default in which the trustee has the special duties described above, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability called an indemnity. If security or indemnity reasonably satisfactory to the Trustee is provided to the Trustee, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture with respect to the debt securities of that series.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities the following must occur:

•	the holder of the debt security must give the trustee written notice that a default has occurred and remains uncured;

•	the holders of not less than 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default;

•	such holder or holders must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

•	the trustee must have not taken action for 90 days after receipt of the above notice and offer of indemnity; and

•	the trustee has not received any direction from a majority in principal amount of all outstanding securities that is inconsistent with such written request during such 90-day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW TO GIVE NOTICE OR DIRECTION TO OR MAKE A REQUEST OF THE TRUSTEE AND TO MAKE OR CANCEL A DECLARATION OF ACCELERATION.

We will give to the trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default.

Form, Exchange and Transfer

Unless we specify otherwise in an applicable supplement, the debt securities will be issued:

•	only in fully-registered form;

•	without interest coupons; and

•	in denominations that are even multiples of $1,000.

If a debt security is issued as a registered global security, only the depositary — such as DTC, Euroclear and Clearstream, each as defined below under “— Legal Ownership and Book-Entry Issuance” — will be entitled to transfer and exchange the debt security as described in this subsection because the depositary will be the sole registered holder of the debt security and is referred to below as the “holder.” Those who own beneficial interests in a global security do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed by the applicable procedures of the depositary and its participants. We describe book-entry procedures below under “— Legal Ownership and Book-Entry Issuance.”

Holders of debt securities issued in fully-registered form may have their debt securities broken into more debt securities of smaller denominations of not less than $1,000, or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an exchange.

Holders may exchange or register the transfer of debt securities at the office of the trustee. Debt securities may be transferred by endorsement. Holders may also replace lost, stolen or mutilated debt securities at that office. The trustee acts as our agent for registering debt securities in the names of holders and registering the transfer of debt securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also record transfers. The trustee may require an indemnity before replacing any debt securities.

Holders will not be required to pay a service charge to register the transfer or exchange of debt securities, but holders may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The registration of a transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

If we designate additional agents, they will be named in the applicable supplements. We may cancel the designation of any particular agent. We may also approve a change in the office through which any agent acts.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the registration of transfer or exchange of debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders entitled to receive the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit registration of transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

The Trustee

Unless otherwise provided in a prospectus supplement which names The Bank of New York Mellon as Series Trustee for certain senior debt securities being offered, Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association serves as the trustee for our senior debt securities. Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association also serves as the trustee for the subordinated debt securities.

Payment and Paying Agents

We will pay interest to the person listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the regular record date and will be stated in the applicable supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sale price of the debt securities to prorate interest fairly between buyer and seller. This prorated interest amount is called accrued interest.

We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee in The City of New York or such other office as may be agreed upon. As at the date of this prospectus, that office is located at 150 East 42nd Street, 40th Floor, New York, New York 10017. Holders must make arrangements to have their payments picked up at or wired from that office or such other office as may be agreed upon. We may also choose to pay interest by mailing checks.

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW THEY WILL RECEIVE PAYMENTS.

We may also arrange for additional payment offices and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent or choose one of our subsidiaries to do so. We must notify holders of changes in the paying agents for any particular series of debt securities.

Notices

We and the trustee will send notices regarding the debt securities only to registered holders, using their addresses as listed in the trustee’s records. With respect to who is a registered “holder” for this purpose, see “— Legal Ownership and Book-Entry Issuance.”

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to holders will be repaid to us. After that two-year period, holders may look to us for payment and not to the trustee or any other paying agent.

Canadian Bank Resolution Powers

General

Under Canadian bank resolution powers, the CDIC may, in circumstances where the Bank has ceased, or is about to cease, to be viable, assume temporary control or ownership of the Bank and may be granted broad powers by one or more orders of the Governor in Council (Canada), each of which we refer to as an “Order,” including the power to sell or dispose of all or a part of the assets of the Bank, and the power to carry out or cause the Bank to carry out a transaction or a series of transactions the purpose of which is to restructure the business of the Bank. As part of the Canadian bank resolution powers, certain provisions of and regulations under the Bank Act, the CDIC Act and certain other Canadian federal statutes pertaining to banks, which we refer to collectively as the “bail-in regime,” provide for a bank recapitalization regime for banks designated by the Superintendent as “domestic systemically important banks,” or “D-SIBs,” which include the Bank.

The expressed objectives of the bail-in regime include reducing government and taxpayer exposure in the unlikely event of a failure of a D-SIB, reducing the likelihood of such a failure by increasing market discipline and reinforcing that bank shareholders and creditors are responsible for the D-SIBs’ risks and not taxpayers, and preserving financial stability by empowering the CDIC to quickly restore a failed D-SIB to viability and allow it to remain open and operating, even where the D-SIB has experienced severe losses.

Under the CDIC Act, in circumstances where the Superintendent is of the opinion that the Bank has ceased, or is about to cease, to be viable and viability cannot be restored or preserved by exercise of the Superintendent’s powers under the Bank Act, the Superintendent, after providing the Bank with a reasonable opportunity to make representations, is required to provide a report to the Canada Deposit Insurance Corporation (“CDIC”). Following receipt of the Superintendent’s report, CDIC may request the Minister of Finance for Canada (the “Minister of Finance”) to recommend that the Governor in Council (Canada) make an Order and, if the Minister of Finance is of the opinion that it is in the public interest to do so, the Minister of Finance may recommend that the Governor in Council (Canada) make, and on that recommendation, the Governor in Council (Canada) may make, one or more of the following Orders:

•	vesting in CDIC, the shares and subordinated debt of the Bank specified in the Order, which we refer to as a “vesting order”;

•	appointing CDIC as receiver in respect of the Bank, which we refer to as a “receivership order”;

•

if a receivership order has been made, directing the Minister of Finance to incorporate a federal institution designated in the Order as a bridge institution wholly owned by CDIC and specifying the date and time as of which the Bank’s deposit liabilities are assumed, which we refer to as a “bridge bank order”; or

•

if a vesting order or receivership order has been made, directing CDIC to carry out a conversion, by converting or causing the Bank to convert, in whole or in part — by means of a transaction or series of transactions and in one or more steps — the shares and liabilities of the Bank that are subject to the bail-in regime into common shares of the Bank or any of its affiliates, which we refer to as a “conversion order.”

Following a vesting order or receivership order, CDIC will assume temporary control or ownership of the Bank and will be granted broad powers under that Order, including the power to sell or dispose of all or a part of the assets of the Bank, and the power to carry out or cause the Bank to carry out a transaction or a series of transactions the purpose of which is to restructure the business of the Bank.

Under a bridge bank order, CDIC has the power to transfer the Bank’s insured deposit liabilities and certain assets and other liabilities of the Bank to a bridge institution. Upon the exercise of that power, any assets and liabilities of the Bank that are not transferred to the bridge institution would remain with the Bank, which would then be wound up. In such a scenario, any liabilities of the Bank, including any outstanding debt securities (whether or not such debt securities are bail-inable debt securities), that are not assumed by the bridge institution could receive only partial or no repayment in the ensuing wind-up of the Bank.

Upon the making of a conversion order, prescribed shares and liabilities under the bail-in regime that are subject to that conversion order will, to the extent converted, be converted into common shares of the Bank or any of its affiliates, as determined by CDIC. Subject to certain exceptions discussed below, senior debt issued on or after September 23, 2018, with an initial or amended term to maturity (including explicit or embedded options) greater than 400 days, that is unsecured or partially secured and that has been assigned a CUSIP or ISIN or similar identification number are subject to a bail-in conversion. Shares, other than common shares, and subordinated debt of the Bank are also subject to a bail-in conversion, unless they are non-viability contingent capital.

Shares and liabilities which would otherwise be bail-inable but were issued before September 23, 2018 are not subject to a bail-in conversion unless, in the case of any such liability, including any debt securities, the terms of that liability are amended to increase the principal amount or to extend the term to maturity on or after September 23, 2018, and that liability, as amended, meets the requirements to be subject to a bail-in conversion. Covered bonds, certain derivatives and certain structured notes (as such term is used under the bail-in regime) are expressly excluded from a bail-in conversion. To the extent that any debt securities constitute structured notes (as such term is used under the bail-in regime) they will not be bail-inable debt securities. As a result, claims of some creditors whose claims would otherwise rank equally with those of the holders holding bail-inable debt securities would be excluded from a bail-in conversion and thus the holders and beneficial owners of bail-inable debt securities will have to absorb losses ahead of these other creditors as a result of the bail-in conversion. The terms and conditions of the bail-in conversion will be determined by CDIC in accordance with and subject to certain requirements discussed below.

Bail-in Conversion

Under the bail-in regime there is no fixed and pre-determined contractual conversion ratio for the conversion of the bail-inable debt securities, or other shares or liabilities of the Bank that are subject to a bail-in conversion, into common shares of the Bank or any of its affiliates nor are there specific requirements regarding whether liabilities subject to a bail-in conversion are converted into common shares of the Bank or any of its affiliates. CDIC determines the timing of the bail-in conversion, the portion of bail-inable shares and liabilities to be converted and the terms and conditions of the conversion, subject to parameters set out in the bail-in regime. Those parameters include that:

•	in carrying out a bail-in conversion, CDIC must take into consideration the requirement in the Bank Act for banks to maintain adequate capital;

•

CDIC must use its best efforts to ensure that shares and liabilities subject to a bail-in conversion are only converted after all subordinate ranking shares and liabilities that are subject to a bail-in conversion and any subordinate non-viability contingent capital instruments have been previously converted or are converted at the same time;

•

CDIC must use its best efforts to ensure that the converted part of the liquidation entitlement of a share subject to a bail-in conversion, or the converted part of the principal amount and accrued and unpaid interest of a liability subject to a bail-in conversion, is converted on a pro rata basis for all shares or liabilities subject to a bail-in conversion of equal rank that are converted during the same restructuring period;

•

holders of shares and liabilities that are subject to a bail-in conversion must receive a greater number of common shares per dollar of the converted part of the liquidation entitlement of their shares, or the converted part of the principal amount and accrued and unpaid interest of their liabilities, than holders of any subordinate shares or liabilities subject to a bail-in conversion that are converted during the same restructuring period or of any subordinate non-viability contingent capital that is converted during the same restructuring period;

•

holders of shares or liabilities subject to a bail-in conversion of equal rank that are converted during the same restructuring period must receive the same number of common shares per dollar of the converted part of the liquidation entitlement of their shares or the converted part of the principal amount and accrued and unpaid interest of their liabilities; and

•

holders of shares or liabilities subject to a bail-in conversion must receive, if any non-viability contingent capital of equal rank to the shares or liabilities is converted during the same restructuring period, a number of common shares per dollar of the converted part of the liquidation entitlement of their shares, or the converted part of the principal amount and accrued and unpaid interest of their liabilities, that is equal to the largest number of common shares received by any holder of the non-viability contingent capital per dollar of that capital.

Compensation Regime

The CDIC Act provides for a compensation process for holders of bail-inable debt securities who immediately prior to the making of an Order, directly or through an intermediary, own bail-inable debt securities that are converted in a bail-in conversion. While this process applies to successors of those holders it does not apply to assignees or transferees of the holder following the making of the Order and does not apply if the amounts owing under the relevant bail-inable debt securities are paid in full.

Under the compensation process, the compensation to which such holders are entitled is the difference, to the extent it is positive, between the estimated liquidation value and the estimated resolution value of the relevant bail-inable debt securities. The liquidation value is the estimated value the bail-inable holders would have received if an order under the Winding-up and Restructuring Act (Canada) had been made in respect of the Bank, as if no Order had been made and without taking into consideration any assistance, financial or otherwise, that is or may be provided to the Bank, directly or indirectly, by CDIC, the Bank of Canada, the Government of Canada or a province of Canada, after any order to wind up the Bank has been made.

The resolution value in respect of relevant bail-inable debt securities is the aggregate estimated value of the following: (a) the relevant bail-inable debt securities, if they are not held by CDIC and they are not converted, after the making of an Order, into common shares under a bail-in conversion; (b) common shares that are the result of a bail-in conversion after the making of an Order; (c) any dividend or interest payments made, after the making of the Order, with respect to the relevant bail-inable debt securities to any person other than CDIC; and (d) any other cash, securities or other rights or interests that are received or to be received with respect to the relevant bail-inable debt securities as a direct or indirect result of the making of the Order and any actions taken in furtherance of the Order, including from CDIC, the Bank, the liquidator of the Bank, if the Bank is wound up, the liquidator of a CDIC subsidiary incorporated or acquired by order of the Governor in Council (Canada) for the purposes of facilitating the acquisition, management or disposal of real property or other assets of the Bank that CDIC may acquire as the result of its operations that is liquidated or the liquidator of a bridge institution if the bridge institution is wound up.

In connection with the compensation process, CDIC is required to estimate the liquidation value and the resolution value in respect of the portion of converted bail-inable debt securities and is required to consider the difference between the estimated day on which the liquidation value would be received and the estimated day on which the resolution value is, or would be, received.

CDIC must, within a reasonable period following a bail-in conversion, make an offer of compensation by notice to the relevant holders that held bail-inable debt securities equal to, or in value estimated to be equal to, the amount of compensation to which such holders are entitled or provide a notice stating that such holders are not entitled to any compensation. In either case, such offer or notice is required to include certain prescribed information, including important information regarding the rights of such holders to seek to object and have the compensation to which they are entitled determined by an assessor (a Canadian Federal Court judge) where holders of liabilities representing at least 10% of the principal amount and accrued and unpaid interest of the liabilities of the same class object to the offer or absence of compensation. The period for objecting is limited (45 days following the day on which a summary of the notice is published in the Canada Gazette) and failure by holders holding a sufficient principal amount plus accrued and unpaid interest of affected bail-inable debt securities to object within the prescribed period will result in the loss of any ability to object to the offered compensation or absence of compensation, as applicable. CDIC will pay the relevant holders the offered compensation within 135 days after the date on which a summary of the notice is published in the Canada Gazette if the offer of compensation is accepted, the holder does not notify CDIC of acceptance or objection to the offer or if the holder objects to the offer but the 10% threshold described above is not met within the aforementioned 45-day period.

Where an assessor is appointed, the assessor could determine a different amount of compensation payable, which could either be higher or lower than the original amount. The assessor is required to provide holders, whose compensation it determines, notice of its determination. The assessor’s determination is final and there are no further opportunities for review or appeal. CDIC will pay the relevant holders the compensation amount determined by the assessor within 90 days of the assessor’s notice.

By its acquisition of an interest in any bail-inable debt securities, each holder or beneficial owner of that debt security is deemed to be bound by a bail-in conversion and so will have no further rights in respect of its bail-inable notes to the extent those bail-inable notes are converted in a bail-in conversion, other than those provided under the bail-in regime.

A similar compensation process to the one set out above applies, in certain circumstances, where as a result of CDIC’s exercise of bank resolution powers, notes are assigned to an entity which is then wound-up.

TLAC Guidelines

In connection with the bail-in regime, the OSFI guideline (the “TLAC Guideline”) on Total Loss Absorbing Capacity (“TLAC”) applies to and establishes standards for D-SIBs, including the Bank. Under the TLAC Guideline, the Bank is required to maintain a minimum capacity to absorb losses composed of unsecured external long-term debt that meets the prescribed criteria or regulatory capital instruments to support recapitalization in the event of a failure. Bail-inable debt securities and regulatory capital instruments that meet the prescribed criteria will constitute TLAC of the Bank.

In order to comply with the TLAC Guideline, our indenture provides for terms and conditions for the bail-inable debt securities necessary to meet the prescribed criteria and qualify at their issuance as TLAC instruments of the Bank under the TLAC Guideline. Those criteria include the following:

•	the Bank cannot directly or indirectly have provided financing to any person for the express purpose of investing in the bail-inable debt securities;

•	the bail-inable debt security is not subject to set-off or netting rights;

•

the bail-inable debt security must not provide rights to accelerate repayment of principal or interest payments outside of bankruptcy, insolvency, wind-up or liquidation, except that events of default relating to the non-payment of scheduled principal and/or interest payments will be permitted where they are subject to a cure period of no less than 30 business days and clearly disclose to investors that: (i) acceleration is only permitted where an Order has not been made in respect of the Bank; and (ii) notwithstanding any acceleration, the instrument continues to be subject to a bail-in conversion prior to its repayment;

•

the bail-inable debt security may be redeemed or purchased for cancellation only at the initiative of the Bank and, where the redemption or purchase would lead to a breach of the Bank’s minimum TLAC requirements, that redemption or purchase would be subject to the prior approval of the Superintendent;

•	the bail-inable debt security does not have credit-sensitive dividend or coupon features that are reset periodically based in whole or in part on the Bank’s credit standing; and

•

where an amendment or variance of the bail-inable debt security’s terms and conditions would affect its recognition as TLAC, that amendment or variance will only be permitted with the prior approval of the Superintendent.

Legal Ownership and Book-Entry Issuance

In this section, we describe special considerations that will apply to registered debt securities issued in global i.e., book-entry, form. First we describe the difference between registered ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.

Who is the Legal Owner of a Registered Debt Security?

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing debt securities. We refer to those who have debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, as the “registered holders” of those debt securities. Subject to limited exceptions, we and the trustee are entitled to treat the registered holder of a debt security as the person exclusively entitled to vote, to receive notices, to receive any interest or other payment in respect of the debt security and to exercise all the rights and power as an owner of the debt security. We refer to those who own beneficial interests in debt securities that are not registered in their own names as indirect owners of those debt securities. As we discuss below, indirect owners are not registered holders, and investors in debt securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners. Unless otherwise noted in an applicable supplement, we will issue each debt security in book-entry form only. This means that debt securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities on behalf of themselves or their customers.

Under each indenture (and the Bank Act in the case of subordinated indebtedness), subject to limited exceptions and applicable law, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in global form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are issued in global form, investors will be indirect owners, and not registered holders, of the debt securities.

Street Name Owners. We may terminate an existing global security or issue debt securities initially in non-global form. In these cases, investors may choose to hold their debt securities in their own names or in street name. Debt securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those debt securities through an account he or she maintains at that institution.

For debt securities held in street name, we will, subject to limited exceptions and applicable law, recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and we will make all payments on those debt securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect owners, not registered holders, of those debt securities.

Registered Holders. Subject to limited exceptions, our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any other third parties employed by us, run only to the registered holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a debt security or has no choice because we are issuing the debt securities only in global form.

For example, once we make a payment or give a notice to the registered holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose — for example, to amend the indenture for a series of debt securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture — we would seek the approval only from the registered holders, and not the indirect owners, of the relevant debt securities. Whether and how the registered holders contact the indirect owners is up to the registered holders.

When we refer to “you” in this prospectus, we mean all purchasers of the debt securities being offered by this prospectus and the applicable supplements, whether they are the registered holders or only indirect owners of those debt securities. When we refer to “your debt securities” in this prospectus, we mean the debt securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners. If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles debt securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What is a Global Security?

Unless otherwise noted in the applicable supplement, we will issue each debt security in book-entry form only. Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any debt security for this purpose is called the “depositary” for that debt security. A debt security will usually have only one depositary but it may have more. Each series of debt securities will have one or more of the following as the depositaries:

•	The Depository Trust Company, New York, New York, which is known as “DTC”;

•	Euroclear Bank S.A./N.V., as operator of the Euroclear System, which is known as “Euroclear”;

•	Clearstream Banking, société anonyme, which is known as “Clearstream”; and

•	any other clearing system or financial institution named in the applicable supplements.

The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that debt security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your debt securities will be named in the applicable supplements; if none is named, the depositary will be DTC.

A global security may represent one or any other number of individual debt securities. Generally, all debt securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. The applicable supplements will not indicate whether your debt securities are represented by a master global security.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose debt security is represented by a global security will not be a holder of the debt security, but only an indirect owner of an interest in the global security.

If an applicable supplement for a particular debt security indicates that the debt security will be issued in global form only, then the debt security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “ — Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the debt securities through another book-entry clearing system or decide that the debt securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities. As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s bank, broker, financial institution or other intermediary through which it holds its interest (such as Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to debt securities transfers. We do not recognize this type of investor or any intermediary as a holder of debt securities and instead deal only with the depositary that holds the global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the debt securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the debt securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank, broker or other financial institution for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe above under “ — Who Is the Legal Owner of a Registered Debt Security?”;

•	an investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their debt securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in a global security in circumstances in which certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

the depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We and the trustee will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•

the depositary may require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your bank, broker or other financial institution may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, may require those who purchase and sell interests in that debt security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated. If we issue any series of debt securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the debt securities. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the debt securities it represented. After that exchange, the choice of whether to hold the debt securities directly or in street name will be up to the investor. Investors must consult their own banks, brokers or other financial institutions, to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “— Who Is the Legal Owner of a Registered Debt Security?”

The special situations for termination of a global security are as follows:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

•	if we notify the trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to these debt securities and has not been cured or waived.

If a global security is terminated, only the depositary, and neither we nor the trustee for any debt securities is responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the registered holders of those debt securities.

Considerations Relating to DTC

DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds debt securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited debt securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. DTC is a wholly owned subsidiary of the Depository Trust & Clearing Corporation, which in turn is owned by a number of participants of DTC and members of the National Securities Clearing Corporation and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc. and the Financial Industry Regulatory Authority. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

Purchases of debt securities within the DTC system must be made by or through DTC participants, who will receive a credit for the debt securities on DTC’s records. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

Redemption notices will be sent to DTC’s nominee, Cede & Co., as the registered holder of the debt securities. If less than all of the debt securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then-current procedures.

In instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the debt securities. Under its usual procedures, DTC would mail an omnibus proxy to the relevant trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Distribution payments on the debt securities will be made by the relevant trustee to DTC. DTC’s usual practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participants and not of DTC, the relevant trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the relevant trustee, and disbursements of such payments to the beneficial owners are the responsibility of direct and indirect participants.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

Considerations Relating to Clearstream and Euroclear

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear have respectively informed us that Clearstream and Euroclear each hold securities for their customers and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders. Clearstream and Euroclear provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream and Euroclear also deal with domestic securities markets in several countries through established depositary and custodial relationships. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other. Clearstream and Euroclear customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Clearstream and Euroclear is available to other institutions that clear through or maintain a custodial relationship with an account holder of either system.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on the one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations Relating to Transactions in Euroclear and Clearstream. Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any debt securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other financial institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

UNITED STATES FEDERAL INCOME TAXATION

This section describes the material United States federal income tax consequences to a United States holder (as defined below) of owning the securities we are offering. It is the opinion of Sullivan & Cromwell LLP, counsel to the Bank. It applies to you only if you hold your securities as capital assets for United States federal income tax purposes. This section addresses only United States federal income taxation and does not discuss all of the tax consequences that may be relevant to you in light of your individual circumstances, including foreign, state or local tax consequences, and tax consequences arising under the Medicare contribution tax on net investment income or the alternative minimum tax. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	a life insurance company,

•	a tax-exempt organization,

•	a person that actually or constructively owns 10% or more of the combined voting power of our voting stock or of the total value of our stock,

•	a person that owns notes that are a hedge or that are hedged against interest rate or currency risks,

•	a person that holds securities as part of a straddle or conversion transaction for tax purposes,

•	a person that purchases or sells securities as part of a wash sale for tax purposes, or

•	a person whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect, as well as on the U.S. — Canada Income Tax Convention (the “Treaty”). These laws are subject to change, possibly on a retroactive basis.

If an entity or arrangement that is treated as a partnership for United States federal income tax purposes holds the securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the securities.

Please consult your own tax advisor concerning the consequences of owning these securities in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

You are a United States holder if you are a beneficial owner of a security and you are, for United States federal income tax purposes:

•	a citizen or resident of the United States,

•

a domestic corporation, or other entity taxable as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States or of any subdivision thereof,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Tax Consequences to Holders of Our Common Shares

This subsection discusses tax consequences relevant to the purchase, ownership and disposition of our common shares. United States federal income tax consequences relevant to preferred shares are not described in this prospectus and will be discussed in an applicable supplement.

The tax treatment of your shares will depend in part on whether or not we are classified as a passive foreign investment company, or PFIC, for United States federal income tax purposes. Except as discussed below under “— PFIC Rules,” this discussion assumes that we are not classified as a PFIC for United States federal income tax purposes.

Taxation of Distributions

Under the United States federal income tax laws, the gross amount of any distribution we pay out of our current or accumulated earnings and profits (as determined for United States federal income tax purposes), other than certain pro-rata distributions of our shares, will be treated as a dividend that is subject to United States federal income taxation. If you are a noncorporate United States holder, dividends that constitute qualified dividend income will be taxable to you at the preferential rates applicable to long-term capital gains provided that you hold the shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meet other holding period requirements. Dividends we pay with respect to the shares generally will be qualified dividend income if, in the year that you receive the dividend, either the shares are readily tradable on an established securities market in the United States or we are eligible for the benefits of the Treaty. Our shares are listed on the New York Stock Exchange and we believe that we are currently eligible for the benefits of the Treaty. We therefore expect that dividends on the shares will be qualified dividend income.

You must include any Canadian tax withheld from the dividend payment in this gross amount even though you do not in fact receive it. The dividend is taxable to you when you receive the dividend, actually or constructively. The dividend will not be eligible for the dividends-received deduction generally allowed to United States corporations in respect of dividends received from other United States corporations. Distributions in excess of current and accumulated earnings and profits, as determined for United States federal income tax purposes, will be treated as a non-taxable return of capital to the extent of your basis in the shares and thereafter as capital gain.

Subject to certain limitations, the Canadian tax withheld in accordance with the Treaty and paid over to Canada will be creditable or deductible against your United States federal income tax liability. Special rules apply in determining the foreign tax credit limitation with respect to dividends that are subject to the preferential tax rates. To the extent a refund of the tax withheld or a reduction of the applicable withholding rate is available to you under Canadian law or under the Treaty, the amount of tax withheld that is refundable or that could have been reduced will not be eligible for credit against your United States federal income tax liability.

Dividends will generally be income from sources outside the United States and will generally be “passive” income for purposes of computing the foreign tax credit allowable to you. Sale or Exchange of Common Shares

Subject to the PFIC rules described below, if you are a United States holder and you sell or otherwise dispose of your common shares, you will recognize capital gain or loss for United States federal income tax purposes equal to the difference between the U.S. dollar value of the amount that you realize and your tax basis, determined in U.S. dollars, in your common shares. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

PFIC Rules

We believe that common shares should not currently be treated as stock of a PFIC for United States federal income tax purposes and we do not expect to become a PFIC in the foreseeable future. However, this conclusion is a factual determination that is made annually and thus may be subject to change. It is therefore possible that we could become a PFIC in a future taxable year. Any subsequent determinations that we make with respect to our PFIC status will be discussed in an applicable supplement.

In general, if you are a United States holder, we will be a PFIC with respect to you if for any taxable year in which you held our common shares:

•	at least 75% of our gross income for the taxable year is passive income or

•	at least 50% of the value, determined on the basis of a quarterly average, of our assets is attributable to assets that produce or are held for the production of passive income.

Passive income generally includes dividends, interest, royalties, rents (other than certain rents and royalties derived in the active conduct of a trade or business), annuities and gains from assets that produce passive income. If a foreign corporation owns at least 25% by value of the stock of another corporation, the foreign corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation, and as receiving directly its proportionate share of the other corporation’s income. For this purpose, income derived in the active conduct of our banking business should not be treated as passive income.

If we are treated as a PFIC, and you are a United States holder that did not make a mark-to-market election, as described below, you will generally be subject to special rules with respect to:

•	any gain you realize on the sale or other disposition of your shares and

•

any excess distribution that we make to you (generally, any distributions to you during a single taxable year, other than the taxable year in which your holding period in the shares begins, that are greater than 125% of the average annual distributions received by you in respect of the shares during the three preceding taxable years or, if shorter, your holding period for the shares that preceded the taxable year in which you receive the distribution).

Under these rules:

•	the gain or excess distribution will be allocated ratably over your holding period for the shares,

•

the amount allocated to the taxable year in which you realized the gain or excess distribution or to prior years before the first year in which we were a PFIC with respect to you will be taxed as ordinary income,

•	the amount allocated to each other prior year will be taxed at the highest tax rate in effect for that year, and

•	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such year.

Special rules apply for calculating the amount of the foreign tax credit with respect to excess distributions by a PFIC.

If we are a PFIC in a taxable year and our shares are treated as “marketable stock” in such year, you may make a mark-to-market election with respect to your shares. If you make this election, you will not be subject to the PFIC rules described above. Instead, in general, you will include as ordinary income each year the excess, if any, of the fair market value of your shares at the end of the taxable year over your adjusted basis in your shares. You will also be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of your shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). Your basis in the shares will be adjusted to reflect any such income or loss amounts. Any gain that you recognize on the sale or other disposition of your shares would be ordinary income and any loss would be an ordinary loss to the extent of the net amount of previously included income as a result of the mark-to-market election and, thereafter, a capital loss.

Your shares will generally be treated as stock in a PFIC if we were a PFIC at any time during your holding period in your shares, even if we are not currently a PFIC.

In addition, notwithstanding any election you make with regard to the shares, dividends that you receive from us will not constitute qualified dividend income to you if we are a PFIC (or are treated as a PFIC with respect to you) either in the taxable year of the distribution or the preceding taxable year. Dividends that you receive that do not constitute qualified dividend income are not eligible for taxation at the preferential rates applicable to qualified dividend income. Instead, you must include the gross amount of any such dividend paid by us out of our accumulated earnings and profits (as determined for United States federal income tax purposes) in your gross income, and it will be subject to tax at rates applicable to ordinary income.

If you own shares during any year that we are a PFIC with respect to you, you may be required to file Internal Revenue Service (“IRS”) Form 8621.

Tax consequences to holders of our debt securities

This subsection deals only with debt securities that have all of the following features: (i) the debt securities are issued directly by us and not by our Chicago branch, (ii) the debt securities do not have Non-Viability Contingent Capital Provisions, (iii) the debt securities are due to mature 30 years or less from the date on which they are issued, and (iv) the terms of the debt securities are described in this prospectus. The United States federal income tax consequences of owning debt securities that are issued by our Chicago branch, debt securities with Non-Viability Contingent Capital Provisions, debt securities that are due to mature more than 30 years from their date of issue, and debt securities whose terms are not described in this prospectus will be discussed in an applicable supplement.

Payments of Interest

Except as described below in the case of interest on a discount debt security that is not qualified stated interest, each as defined below under “— Original Issue Discount — General,” you will be taxed on any interest on your debt security, whether payable in U.S. dollars or a foreign currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Interest that we pay on the debt securities and original issue discount, if any, accrued with respect to the debt securities (as described below under “— Original Issue Discount”) and any additional amounts paid with respect to withholding tax on the notes, including withholding tax on payments of such additional amounts (“additional amounts”), is generally income from sources outside the United States and will generally be passive income for purposes of the rules regarding the foreign tax credit allowable to a United States holder.

Foreign Currency Notes — Cash Basis Taxpayers. If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a foreign currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Foreign Currency Notes — Accrual Basis Taxpayers. If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a foreign currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period, or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method it will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the IRS.

When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a foreign currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Original Issue Discount

General. If you own a debt security, other than a short-term debt security with a term of one year or less, it will be treated as a discount debt security issued at an original issue discount if the amount by which the debt security’s stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed under “— Variable Rate Debt Securities.”

In general, your debt security is not a discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 1/4 of 1 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “— Election to Treat All Interest as Original Issue Discount.” You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made

divided by:

•	the stated principal amount of the debt security.

Generally, if your discount debt security matures more than one year from its date of issue, you must include original issue discount, or OID, in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your debt security. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you hold your discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount debt security and you may vary the length of each accrual period over the term of your discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount debt security must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•	multiplying your discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity, and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount debt security’s adjusted issue price at the beginning of any accrual period by:

•	adding your discount debt security’s issue price and any accrued OID for each prior accrual period, and

•	then subtracting any payments previously made on your discount debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your discount debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security, other than any payment of qualified stated interest, and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium. If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above under “— General,” the excess is acquisition premium. If you do not make the election described below under “— Election to Treat All Interest as Original Issue Discount,” then you must reduce the daily portions of OID by a fraction equal to:

•	the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the debt security’s adjusted issue price.

Pre-Issuance Accrued Interest. An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest,

•	the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date, and

•	the payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security.

Debt Securities Subject to Contingencies Including Optional Redemption. Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in an applicable supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•

in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security and

•

in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You would determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on such date in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount. You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under “— General,” with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “— Debt Securities Purchased at a Premium,” or acquisition premium.

If you make this election for your debt security, then, when you apply the constant-yield method:

•	the issue price of your debt security will equal your cost,

•	the issue date of your debt security will be the date you acquired it, and

•	no payments on your debt security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or thereafter. Additionally, if you make this election for a market discount debt security, you will be treated as having made the election discussed below under “ — Debt Securities Purchased with Market Discount” to include market discount in income currently over the life of all debt instruments having market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the IRS.

Variable Rate Debt Securities. Your debt security will be a variable rate debt security if:

•	your debt security’s issue price does not exceed the total noncontingent principal payments by more than the lesser of:

1.	0.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date, or

2.	15 percent of the total noncontingent principal payments; and

•	your debt security provides for stated interest, compounded or paid at least annually, only at:

1.	one or more qualified floating rates,

2.	a single fixed rate and one or more qualified floating rates,

3.	a single objective rate, or

4.	a single fixed rate and a single objective rate that is a qualified inverse floating rate; and

•

the value of any variable rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your debt security will have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

•	the rate is equal to such a rate either:

1.	multiplied by a fixed multiple that is greater than 0.65 but not more than 1.35, or

2.	multiplied by a fixed multiple greater than 0.65 but not more than 1.35, and then increased or decreased by a fixed rate.

If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are caps, floors or governors that are fixed throughout the term of the debt security or such restrictions are not reasonably expected to significantly affect the yield on the debt security.

Your debt security will have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate, and

•

the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party.

Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate, and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points, or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your debt security is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and OID accruals on your debt security by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate debt security,

•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above,

•	determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument, and

•	adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally must determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Debt Securities. In general, if you are an individual or other cash basis United States holder of a short-term debt security, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the accrued OID, which will be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

Foreign Currency Discount Debt Securities. If your discount debt security is denominated in, or determined by reference to, a foreign currency, you must determine OID for any accrual period on your discount debt security in the foreign currency and then translate the amount of OID into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States holder, as described under “— Tax consequences to holders of our debt securities — Payments of Interest.” You may recognize ordinary income or loss when you receive an amount attributable to OID in connection with a payment of interest or the sale or retirement of your debt security.

Debt Securities Purchased at a Premium

If you purchase your debt security for an amount in excess of its principal amount (or, in the case of a discount debt security, in excess of the sum of all amounts payable on the debt security after the acquisition date (other than payments of qualified stated interest)), you may elect to treat the excess as amortizable bond premium. If you make this election, you would reduce the amount required to be included in your income each accrual period with respect to interest on your debt security by the amount of amortizable bond premium allocable to that accrual period, based on your debt security’s yield to maturity.

If the amortizable bond premium allocable to an accrual period exceeds your interest income from your debt security for such accrual period, such excess is first allowed as a deduction to the extent of interest included in your income in respect of the debt security in previous accrual periods and is then carried forward to your next accrual period. If the amortizable bond premium allocable and carried forward to the accrual period in which your debt security is sold, retired or otherwise disposed of exceeds your interest income for such accrual period, you would be allowed an ordinary deduction equal to such excess.

If your debt security is denominated in, or determined by reference to, a foreign currency, you will compute your amortizable bond premium in units of the foreign currency and your amortizable bond premium will reduce your interest income in units of the foreign currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as ordinary income or loss.

If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the IRS. See also “— Original Issue Discount — Election to Treat All Interest as Original Issue Discount.”

Debt Securities Purchased with Market Discount

You will be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a market discount debt security if:

•	In the case of an initial purchaser, you purchase your debt security for less than its issue price as determined above under “— Original Issue Discount — General,” and

•

the difference between the debt security’s stated redemption price at maturity or, in the case of a discount debt security, the debt security’s revised issue price, and the price you paid for your debt security is equal to or greater than 1/4 of 1 percent of your debt security’s stated redemption price at maturity multiplied by the number of complete years to the debt security’s maturity. To determine the revised issue price of a discount debt security for these purposes, you generally add any OID that has accrued on the notes prior to your acquisition of the notes to its issue price.

If your debt security’s stated redemption price at maturity or, in the case of a discount debt security, its revised issue price, exceeds the price you paid for the debt security by less than 1/4 of 1 percent of the debt security’s stated redemption price at maturity multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the IRS. If you own a market discount debt security and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

You will accrue market discount on your market discount debt security on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it.

Purchase, Sale and Retirement of the Debt Securities

Your tax basis in your debt security will generally be the U.S. dollar cost, as defined below, of your debt security, adjusted by:

•	adding any OID or market discount previously included in income with respect to your debt security, and then

•

subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium to the extent that such premium either reduced interest income on your debt security or gave rise to a deduction on your debt security.

If you purchase your debt security with foreign currency, the U.S. dollar cost of your debt security will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer, or an accrual basis taxpayer if you so elect, and your debt security is traded on an established securities market, as defined in the applicable Treasury regulations, the U.S. dollar cost of your debt security will be the U.S. dollar value of the purchase price on the settlement date of your purchase.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments), and your tax basis in your debt security. If your debt security is sold or retired for an amount in foreign currency, the amount you realize will be the U.S. dollar value of such amount on the date the debt security is disposed of or retired, except that in the case of a debt security that is traded on an established securities market, as defined in the applicable Treasury regulations, a cash basis taxpayer, or an accrual basis taxpayer that so elects, will determine the amount realized based on the U.S. dollar value of the foreign currency on the settlement date of the sale.

You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

•	described above under “— Original Issue Discount — Short-Term Debt Securities” or “— Debt Securities Purchased with Market Discount,” or

•	attributable to changes in exchange rates as described below.

Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year.

You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as United States source ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

Exchange of Amounts in Other Than U.S. Dollars

If you receive foreign currency as interest on your debt security or on the sale or retirement of your debt security, your tax basis in the foreign currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase foreign currency, you generally will have a tax basis equal to the U.S. dollar value of the foreign currency on the date of your purchase. If you sell or dispose of a foreign currency, including if you use it to purchase debt securities or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.

Indexed Debt Securities, Exchangeable Debt Securities and Contingent Payment Debt Securities

An applicable supplement will discuss any special United States federal income tax rules with respect to debt securities the payments on which are determined by reference to any index, debt securities that are exchangeable at our option or the option of the holder into debt securities or equity, debt securities that are subject to the rules governing contingent payment obligations and debt securities that may not be classified as debt for U.S. federal income tax purposes.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the debt securities are denominated in a foreign currency, a United States holder that recognizes a loss with respect to the debt securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on IRS Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of debt securities.

Other Considerations

Foreign Account Tax Compliance Withholding

Pursuant to Sections 1471 through 1474 of the Code (which are commonly referred to as “FATCA”), a 30% withholding tax will be imposed on certain payments to certain non-U.S. financial institutions that fail to comply with information reporting requirements or certification requirements in respect of their direct and indirect United States shareholders and/or United States accountholders. To avoid becoming subject to the 30% withholding tax on payments to them, we and other non-U.S. financial institutions may be required to report information to the IRS regarding the holders of securities and to withhold on a portion of payments under the securities to certain holders that fail to comply with the relevant information reporting requirements (or hold securities directly or indirectly through certain non-compliant intermediaries). However, under proposed Treasury regulations, such withholding will not apply to payments made before the date that is two years after the date on which final regulations defining the term “foreign passthru payment” are enacted. Moreover, in the case of debt securities, such withholding would only apply to securities issued at least six months after the date on which final regulations defining the term “foreign passthru payment” are enacted. Holders are urged to consult their own tax advisors and any banks or brokers through which they will hold securities as to the consequences (if any) of these rules to them.

Information with Respect to Foreign Financial Assets

Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts that have non-United States issuers or counterparties, and (iii) interests in foreign entities. The securities may be subject to these rules. Holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of the securities.

Backup Withholding and Information Reporting

If you are a noncorporate United States holder, information reporting requirements, on IRS Form 1099, generally would apply to dividend payments on common stock and payments of principal and interest on debt securities made to you within the United States, and the payment of proceeds to you from the sale of securities effected at a United States office of a broker. Information reporting may also apply in respect of any OID that accrues on a note.

Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or (in the case of dividend or interest payments) are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

Payment of the proceeds from the sale of securities effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

CANADIAN TAXATION

In the opinion of Osler, Hoskin & Harcourt LLP, our Canadian federal income tax counsel, the following summary describes the principal Canadian federal income tax considerations generally applicable to a purchaser who acquires securities, including entitlement to all payments thereunder, as a beneficial owner pursuant to this Offering and who, at all relevant times, for purposes of the application of the Income Tax Act (Canada) and the Income Tax Regulations (collectively, the “Tax Act”), (1) is not, and is not deemed to be, resident in Canada; (2) deals at arm’s length with us and with any transferee resident (or deemed to be resident) in Canada to whom the purchaser disposes of debt securities, (3) is not affiliated with us, (4) holds securities as capital property, (5) does not receive any payment of interest on the debt securities in respect of a debt or other obligation to pay an amount to a person with whom we do not deal at arm’s length, (6) does not use or hold the securities in a business carried on in Canada, (7) does not enter into, with respect to its securities, a “derivative forward agreement” as defined in the Tax Act and (8) is not a “specified shareholder” of the Bank as defined in subsection 18(5) of the Tax Act or a non-resident person not dealing at arm’s length with such “specified shareholder” (a “Holder”). Special rules, which are not discussed in this summary, may apply to a non-Canadian holder that is an insurer that carries on an insurance business in Canada and elsewhere.

This summary is based on the current provisions of the Tax Act and on counsel’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policy or assessing practice whether by legislative, administrative or judicial action nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ from those discussed herein.

This summary is of a general nature only and is not, and is not intended to be, legal or tax advice in respect of any particular issuance of securities, the terms and conditions of which will be material to the Canadian federal income tax considerations with respect thereto. Canadian federal income tax considerations applicable to securities may be described more particularly when such securities are offered (and then only to the extent material) in a prospectus supplement or pricing supplement related thereto if they are not addressed by the comments following and, in that event, the following will be superseded thereby to the extent indicated in such prospectus supplement or pricing supplement. These Canadian federal income tax considerations may also be supplemented, amended and/or replaced in a prospectus supplement or pricing supplement based on the terms and conditions of the securities issued thereunder. If securities are otherwise issued without disclosure of Canadian federal income tax considerations, prospective purchasers of such securities should consult their own tax advisors.

This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular holder. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, prospective purchasers of securities should consult their own tax advisors having regard to their own particular circumstances.

Currency Conversion

Generally, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the securities must be converted into Canadian dollars based on the exchange rates as determined in accordance with the Tax Act. The amounts subject to withholding tax and any capital gains or capital losses realized by a Holder may be affected by fluctuations in the Canadian / U.S. dollar exchange rate.

Shares

Dividends on the Shares

Dividends paid or credited on the shares or deemed to be paid or credited on the shares to a Holder will be subject to Canadian non-resident withholding tax at the rate of 25%, subject to any reduction in the rate of withholding to which the Holder is entitled under any applicable income tax convention between Canada and the country in which the Holder is resident. For example, under the Canada-U.S. Income Tax Convention (1980) (the “Convention”), where dividends on the shares are considered to be paid to or derived by a Holder that is the beneficial owner of the dividends and a U.S. resident for the purposes of, and is entitled to benefits in accordance with, the provisions of the Convention, the applicable rate of Canadian non-resident withholding tax is generally reduced to 15%.

Disposition of the Shares

A Holder will not be subject to tax under the Tax Act on any capital gain realized on a disposition or deemed disposition of shares, unless the shares are “taxable Canadian property” to the Holder for purposes of the Tax Act and the Holder is not entitled to relief under an applicable income tax convention between Canada and the country in which the Holder is resident.

Generally, the shares will not constitute taxable Canadian property to a Holder at a particular time provided that the shares are listed at that time on a designated stock exchange (which includes the Toronto Stock Exchange), unless at any particular time during the 60-month period that ends at that time (1) the Holder, persons with whom the Holder does not deal with at arm’s length, or the Holder together with all such persons, has owned 25% or more of the issued shares of any class or series of our capital stock and (2) more than 50% of the fair market value of the shares was derived directly or indirectly from one or any combination of: (i) real or immovable properties situated in Canada, (ii) “Canadian resource properties” (as defined in the Tax Act), (iii) “timber resource properties” (as defined in the Tax Act), and (iv) options in respect of, or interests in, or for civil law rights in, property in any of the foregoing whether or not the property exists. Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, shares could be deemed to be taxable Canadian property. Holders whose shares may constitute taxable Canadian property should consult their own tax advisors.

Debt Securities

Interest paid or credited or deemed to be paid or credited by us on a debt security (including amounts on account of, or in lieu of, or in satisfaction of interest) to a Holder will not be subject to Canadian non-resident withholding tax, unless any portion of such interest (other than on a “prescribed obligation” described below) is contingent or dependent on the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion or by reference to dividends paid or payable to shareholders of any class or series of shares of the capital stock of a corporation. A “prescribed obligation” is a debt obligation the terms or conditions of which provide for an adjustment to an amount payable in respect of the obligation for a period during which the obligation was outstanding which adjustment is determined by reference to a change in the purchasing power of money and no amount payable in respect thereof, other than an amount determined by reference to a change in the purchasing power of money, is contingent or dependent upon any of the criteria described in the preceding sentence. If any interest payable on a debt security, or any portion of the principal amount of a debt security in excess of its issue price, is to be calculated by reference to an index or formula, interest on the debt security, together with any such portion of such principal, may be subject to Canadian non-resident withholding tax.

In the event that a security which is not exempt from Canadian non-resident withholding tax under its terms is redeemed, cancelled, repurchased or purchased by us or any other person resident or deemed to be resident in Canada from a Holder or is otherwise assigned or transferred by a Holder to a person resident or deemed to be resident in Canada for an amount which exceeds, generally, the issue price thereof, or in certain cases, the price for which such debt security was assigned or transferred to the Holder by a person resident or deemed resident in Canada, the excess may be deemed to be interest and may, together with any interest that has accrued on the debt security to that time, be subject to Canadian non-resident withholding tax. Such excess will not be subject to Canadian non-resident withholding tax if, in certain circumstances, the debt security is considered an “excluded obligation” for purposes of the Act. A debt security that was issued for an amount not less than 97% of the principal amount (as defined for the purposes of the Act) of the debt security, and the yield from which, expressed in terms of an annual rate (determined in accordance with the Act) on the amount for which the debt security was issued does not exceed 4/3 of the interest stipulated to be payable on the debt security, expressed in terms of an annual rate on the outstanding principal amount from time to time will be an excluded obligation for this purpose.

Generally, there are no other taxes on income (including taxable capital gains) payable by a Holder on interest, discount, or premium in respect of a debt security or on the proceeds received by a Holder on the disposition of a debt security (including redemption, cancellation, purchase or repurchase).

EMPLOYEE RETIREMENT INCOME SECURITY ACT

A fiduciary of (i) a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or (ii) an entity whose underlying assets include “plan assets” by reason of such plan’s investment in the entity (collectively, “Plans”) should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans, and any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Certain employee benefit plans and arrangements including those that are governmental plans (as defined in section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA arrangements”) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, foreign or other regulations, rules or laws (“Similar laws”).

The acquisition and holding of the securities by a Plan with respect to which the Bank or certain of our affiliates is or becomes a party in interest or disqualified person may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless those securities are acquired and held pursuant to and in accordance with an applicable exemption. Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities where neither the Bank nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). Moreover, the United States Department of Labor has issued several prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the securities. These exemptions include:

•	PTCE 84-14, an exemption for certain transactions determined or effected by independent qualified professional asset managers;

•	PTCE 90-1, an exemption for certain transactions involving insurance company pooled separate accounts;

•	PTCE 91-38, an exemption for transactions involving bank collective investment funds;

•	PTCE 95-60, an exemption for transactions involving certain insurance company general accounts; and

•	PTCE 96-23, an exemption for plan asset transactions managed by in-house asset managers.

There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of the securities or any interest in the securities will be deemed to have represented by its purchase and holding of the securities that it either (1) is not a Plan or a Non-ERISA Arrangement and is not purchasing those securities on behalf of or with the assets of any Plan or Non-ERISA Arrangement or (2) the purchase and holding of the securities will not constitute a non-exempt prohibited transaction under ERISA or the Code or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the securities on behalf of or with the assets of any Plan or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or any other applicable exemption, or the potential consequences of any purchase or holding under Similar Laws, as applicable.

Purchasers of the securities have exclusive responsibility for ensuring that their purchase and holding of the securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any securities to a Plan or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement or that such investment is appropriate for such Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We may sell any of the securities at any time after effectiveness of the Registration Statement of which this prospectus forms a part in one or more of the following ways from time to time:

•	through underwriters or dealers;

•	through agents; or

•	directly to one or more purchasers.

The offered securities may be distributed periodically in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

The applicable supplements will include:

•	the initial public offering price;

•	the names of any underwriters, dealers or agents;

•	the purchase price of the securities;

•	our proceeds from the sale of the securities;

•	any underwriting discounts or commissions or agency fees and other underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	the place and time of delivery of the securities; and

•	any securities exchange on which the securities may be listed.

If underwriters are used in the sale, they will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions, at any time or times at a fixed public offering price or at varying prices. The underwriters may change from time to time any fixed public offering price and any discounts or commissions allowed or re-allowed or paid to dealers. If dealers are used in the sale of the securities, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the applicable supplements for such securities. If we grant any over-allotment option, the terms of the option will be set forth in the applicable supplements for the securities.

This prospectus may be delivered by underwriters and dealers in connection with short sales undertaken to hedge exposures under commitments to acquire our securities to be issued on a delayed or contingent basis.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act. Any discounts or commissions that we pay them and any profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, to contribute with respect to payments which they may be required to make in respect of such liabilities and to reimburse them for certain expenses.

Certain underwriters, dealers and agents and their respective affiliates or associates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters, dealers and agents and their respective affiliates or associates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or may receive customary fees and expenses.

In the ordinary course of their various business activities, certain of the underwriters, dealers and agents and their respective affiliates, associates, officers, directors or employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of us (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. Certain of the underwriters, dealers and agents and their respective affiliates or associates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Each series of offered debt securities and preferred shares will be a new issue of securities and will have no established trading market. Securities may or may not be listed on a national or foreign securities exchange or automated quotation system. Our common shares are currently listed on the NYSE and the TSX under the trading symbol “BMO.” Any underwriters or agents to whom securities are sold for public offering or sale may make, but are not required to make, a market in the securities, and the underwriters or agents may discontinue making a market in the securities at any time without notice. No assurance can be given as to the liquidity or the existence of trading markets for any securities.

Any underwriters used may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the offered securities or any underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such stabilizing transactions and syndicate covering transactions may cause the price of the offered securities to be higher than would be the case in the absence of such transactions.

Selling Restrictions Outside the United States

Except as described in an applicable supplement, the Bank has taken no action that would permit a public offering of the securities or possession or distribution of this prospectus or any other offering material in any jurisdiction outside the United States where action for that purpose is required. Accordingly, each underwriter will be required to represent, warrant and agree that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells securities or possesses or distributes this prospectus or any other offering material and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales and the Bank shall have no responsibility in relation to this.

With regard to each security, the relevant purchaser will be required to comply with those restrictions that the Bank and the relevant purchaser shall agree and as shall be set out in an applicable supplement.

Conflicts of Interest

Our affiliate, BMO Capital Markets Corp., may participate in the distribution of the securities as an underwriter, dealer or agent. Any offering of securities in which BMO Capital Markets Corp. participates will be conducted in compliance with the applicable requirements of FINRA Rule 5121, a rule of the Financial Industry Regulatory Authority, Inc. (“FINRA”). BMO Capital Markets Corp. will not participate in the distribution of an offering of securities that do not have a bona fide public market within the meaning of Rule 5121 or are not investment grade rated within the meaning of Rule 5121 or securities in the same series that have equal rights and obligations as investment grade rated securities unless either (1) each member firm responsible for managing the public offering does not have a conflict of interest within the meaning of Rule 5121, is not an affiliate of any member that does have a conflict of interest, and meets the requirements of Rule 5121 with respect to disciplinary history or (2) a qualified independent underwriter has participated in the preparation of the prospectus supplement or other offering document for the offering of securities and has exercised the usual standards of due diligence with respect thereto. Neither BMO Capital Markets Corp. nor any other FINRA member participating in an offering of these securities that has a conflict of interest will confirm initial sales to any discretionary accounts over which it has authority without the prior specific written approval of the customer.

In compliance with the guidelines of FINRA, the maximum commission or discount to be received by the participating FINRA members may not exceed 8% of the aggregate principal amount of securities offered pursuant to this prospectus. We anticipate, however, that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

Market-Making Resale by Affiliates

This prospectus may be used by BMO Capital Markets Corp. or one or more of our other affiliates in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, BMO Capital Markets Corp. or one of our other affiliates may resell a security it acquires from other holders, after the original offering and sale of that security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, BMO Capital Markets Corp. or one of our other affiliates may act as principal or agent, including as agent for the counterparty in a transaction in which BMO Capital Markets Corp. or such other affiliate, as applicable, acts as principal, or as agent for both counterparties in a transaction in which BMO Capital Markets Corp. or such other affiliate, as applicable, does not act as principal. BMO Capital Markets Corp. or such other affiliate may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

The securities to be sold in market-making transactions include securities to be issued after the date of this prospectus, as well as securities previously issued. We do not expect to receive any proceeds from market-making transactions. We do not expect that BMO Capital Markets Corp. or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to us.

Information about the trade and settlements dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or an agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

LIMITATIONS ON ENFORCEMENT OF U.S. LAWS AGAINST THE BANK, OUR MANAGEMENT AND OTHERS

The Bank is incorporated under the federal laws of Canada pursuant to the Bank Act. Substantially all of our directors and executive officers, including many of the persons who signed the Registration Statement on Form F-3, of which this prospectus forms a part, and some or all of the experts named in this document, reside outside the United States, and all or a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon such persons, or to realize upon judgments rendered against the Bank or such persons by the courts of the United States predicated upon, among other things, the civil liability provisions of the federal securities laws of the United States. In addition, it may be difficult for you to enforce, in original actions brought in courts in jurisdictions located outside the United States, among other things, civil liabilities predicated upon such securities laws.

We have been advised by our Canadian counsel, Osler, Hoskin & Harcourt LLP, that a judgment of a United States court predicated solely upon civil liability under such laws and that would not be contrary to public policy would probably be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes. We have also been advised by such counsel, however, that there is substantial doubt whether an original action could be brought successfully in Canada predicated solely upon such civil liabilities.

VALIDITY OF THE SECURITIES

The validity of the debt securities will be passed upon for the Bank by Sullivan & Cromwell LLP, New York, New York, as to matters of New York law, and by Osler, Hoskin & Harcourt LLP, Toronto, Ontario, as to matters of Canadian law and applicable matters of Ontario law. The validity of the common shares and preferred shares will be passed upon for the Bank by Osler, Hoskin & Harcourt LLP, Toronto, Ontario.

EXPERTS

The consolidated financial statements of the Bank as of October 31, 2021 and 2020 and for each of the years in the three-year period ended October 31, 2021, and management’s assessment of the effectiveness of internal control over financial reporting of the Bank as of October 31, 2021 have been incorporated by reference herein from the Bank’s Annual Report on Form 40-F for the year ended October 31, 2021, in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of the expenses (all of which are estimated), other than underwriting discounts and commissions, to be incurred in connection with the issuance and distribution of the securities registered under the Registration Statement of which this prospectus forms a part. Additional information about the estimated or actual expenses in connection with a particular offering of securities under the shelf will be provided in the applicable supplements.

Registration Statement filing fee	US$	3,893,400
Trustees’ fees and expenses	US$	200,000
Legal fees and expenses	US$	1,000,000
Accounting fees and expenses	US$	800,000
Printing costs	US$	200,000
Miscellaneous	US$	350,000
Total	US$	6,443,400

US$750,000,000

7.300% Fixed Rate Reset Limited Recourse Capital Notes, Series 5

(Non-Viability Contingent Capital (NVCC))

(Subordinated Indebtedness)

750,000 Non-Cumulative 5-Year Fixed Rate Reset Class B Preferred Shares,

Series 54 (Non-Viability Contingent Capital (NVCC))

Prospectus Supplement

BMO Capital Markets

BofA Securities

Citigroup

Goldman Sachs & Co. LLC

Truist Securities

UBS Investment Bank

Desjardins Capital Markets

MUFG

WauBank Securities LLC

Wells Fargo Securities

Penserra Securities LLC

Ramirez & Co., Inc.

July 9, 2024